UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HYSTER-YALE MATERIALS HANDLING, INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
BUSINESS TO BE TRANSACTED
1. Election of Directors
Director Nominee Information
Director Meetings and Committees
Procedures for Submission and Consideration of Director Candidates
Board Leadership Structure and Risk Management
Compensation Committee Interlocks and Insider Participation
Certain Business Relationships
Report of the Audit Review Committee
Director Compensation
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Equity Compensation
Potential Payments upon Termination/Change in Control
Non-Qualified Deferred Compensation Benefits
Defined Benefit Pension Plans
Section 16(a) Beneficial Ownership Reporting Compliance
Equity Compensation Plan Information
2. Approval, for purposes of Section of 162(m) of the Internal Revenue Code, of the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2013)

3. Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2013)

4. Approval, for purposes of Section of 162(m) of the Internal Revenue Code, of the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (Effective September 28, 2012)
5. Advisory Vote to Approve the Company's Executive Compensation
6. Advisory Vote on the Frequency of the Stockholder Vote to Approve the Company's Executive Compensation
7. Confirmation of Appointment of the Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year
BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Class A Common Stock
Class B Common Stock
SUBMISSION OF STOCKHOLDERS PROPOSALS
COMMUNICATIONS WITH DIRECTORS
SOLICITATION OF PROXIES
OTHER MATTERS
Appendix A
Appendix B
Appendix C
FORM OF PROXY CARD

5875 LANDERBROOK DRIVE; SUITE 300
CLEVELAND, OHIO 44124-4069
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders of Hyster-Yale Materials Handling, Inc., which we refer to as the Company, will be held on Wednesday, May 8, 2013 at 9:30 A.M., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect nine directors for the ensuing year;

2.
To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2013);

3.
To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2013);

4.	To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (Effective September 28, 2012);

5.	To act on an advisory vote to approve the Company's executive compensation;

6.	To act on an advisory vote on the frequency of the stockholder vote to approve the Company's executive compensation;

7.	To confirm the appointment of the independent registered public accounting firm of the Company for the current fiscal year; and

8.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 13, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2013 Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 18, 2013.

Charles A. Bittenbender
Secretary
March 18, 2013
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 8, 2013
The 2013 Proxy Statement and 2012 Annual Report are available, free of charge, at
http://www.hyster-yale.com by clicking on the “2013 Annual Meeting Materials” link and then clicking on either the “2013 Proxy Statement” link or the “2012 Annual Report” link, as appropriate.
If you wish to attend the meeting and vote in person, you may do so.

The Company's Annual Report for the year ended December 31, 2012 is being mailed to stockholders concurrently with the 2013 Proxy Statement. The 2012 Annual Report contains financial and other information about the Company, but is not incorporated into the 2013 Proxy Statement and is not deemed to be a part of the proxy soliciting material.
If you do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically either over the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

5875 LANDERBROOK DRIVE; SUITE 300
CLEVELAND, OHIO 44124-4069
PROXY STATEMENT — MARCH 18, 2013
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hyster-Yale Materials Handling, Inc., a Delaware corporation, which we also refer to as the Company, Hyster-Yale, we, our or us, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 8, 2013, which we refer to as the Annual Meeting. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 18, 2013.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	for the approval of each of the incentive compensation plans recommended by our Board of Directors;

•	for an advisory vote to approve the Company's executive compensation, as described in this Proxy Statement;

•	for an advisory vote to approve the Company's executive compensation to occur every three years;

•	for the confirmation of the appointment of the independent registered public accounting firm; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 13, 2013 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 12,477,678 outstanding shares of Class A Common Stock, par value $0.01 per share, which we refer to as the Class A Common, entitled to vote at the Annual Meeting and 4,283,324 shares of Class B Common Stock, par value $0.01 per share, which we refer to as the Class B Common, entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the nine directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting, which we refer to as broker non-votes, as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.
In accordance with Delaware law, the nine director nominees receiving the greatest number of votes will be elected directors. Proposal two is to approve, for purposes of Section 162(m) of the Internal Revenue Code, which we refer to as Code Section 162(m), the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2013), which we refer to as the NMHG Short-Term Plan. Proposal three is to approve, for purposes of Code Section 162(m), the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2013), which we refer to as the NMHG Long-Term Plan. Proposal four is to approve, for purposes of Code Section 162(m), the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (Effective September 28, 2012), which we refer to as the Hyster-Yale Equity Plan. The affirmative vote of a majority of the votes cast is required to approve proposals two, three and four for purposes of Code Section 162(m). For purposes of Code Section 162(m), abstentions and broker non-votes will not be treated as votes cast, so abstentions and broker non-votes will not affect the outcome of proposals two, three and four.
Proposal five is an advisory vote on executive compensation and proposal six is an advisory vote on how often the advisory vote will occur. Although both proposals are non-binding, the advisory votes allow our stockholders to express their opinions regarding our executive compensation and how frequently an advisory vote on executive compensation should occur. Abstentions and broker non-votes are not counted for purposes of the advisory votes on executive compensation. As a result, if you own shares through a bank, broker-dealer or similar organization, you must instruct your bank, broker-dealer or other similar organization to vote in order for them to vote your shares, so that your vote can be counted for these proposals.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve all other proposals that are brought before the Annual Meeting. As a result, abstentions and broker non-votes in respect of any proposal will not be counted for purposes of determining whether a proposal has received the requisite approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

BUSINESS TO BE TRANSACTED

1.	Election of Directors
Director Nominee Information
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term until the next annual meeting and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as our directors and have served as our directors since at least September 28, 2012, the date on which Hyster-Yale was spun-off from NACCO Industries, Inc., which we refer to as NACCO, its former parent company. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides information as of the date of this Proxy Statement about each director nominee. The information presented is based upon information each director has given us about his or her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he/she currently serves as a director or has served as a director during the past five years. In addition, we have presented information regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he/she should serve as a director. We also believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each individual has also demonstrated a strong commitment to service to the Company.

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since*
J.C. Butler, Jr.	52
Senior Vice President, Finance, Treasurer and Chief Administrative Officer of NACCO (our former parent company that is an operating holding company with subsidiaries in the mining, small appliance and specialty retail industries). From prior to 2008 to September 2012, Vice President - Corporate Development and Treasurer of NACCO. From January 2010, Senior Vice President - Project Development and Administration of The North American Coal Corporation (referred to as NACoal). From August of 2011 to September 2012, Treasurer of NACCO Materials Handling Group, Inc., our principal operating subsidiary, referred to as NMHG. From May 2008 to January 2010, Senior Vice President - Project Development of NA Coal.
                                                                                                                                                                                              With over 17 years of service as a member of management at NACCO while we were its wholly-owned subsidiary, Mr. Butler has extensive knowledge of the operations and strategies of our Company.
			2012
Carolyn Corvi	61
Vice President and General Manager - Airplane Programs of The Boeing Company (an aerospace company) from prior to 2008 to January 2009. Retired January 2009. Director of United Continental Holdings, Inc. and Allegheny Technologies, Inc. From June 2009 to July 2012, Director of Goodrich Corporation.

Ms. Corvi's experience in general management, including her service as vice president and general manager of a major publicly-traded corporation, enables her to make significant contributions to our Board. Through this past employment experience and her past and current service on the boards of publicly-traded corporations, she offers the Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.

			2012
John P. Jumper	67
President, Chief Executive Officer and Chairman of the Board of Science Applications International Corporation (a government technology solutions company). Retired Chief of Staff, United States Air Force. From prior to 2008, President, John P. Jumper & Associates (aerospace consulting). Also, Director of NACCO and Wesco Aircraft Holding, Inc. From prior to 2008 to 2012, Director of Goodrich Corporation. From prior to 2008 to 2009, Director of TechTeam Global and from prior to 2008 to 2010, Director of Somanectics Corp. From prior to 2008 to February 2012, Director of Jacobs Engineering, Inc.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper’s service on the boards of other publicly-traded corporations allows him to provide valuable insight to our Board on matters of corporate governance and executive compensation policies and practices.
			2012

Dennis W. LaBarre	70
Partner in the law firm of Jones Day. Mr. LaBarre also services as a Director of NACCO.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly-traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he has over 30 years of experience as a member of senior management of a major international law firm. These experiences enable him to provide our Board with an expansive view of legal and business issues, which is further enhanced by his extensive knowledge of us as a result of his many years of service on NACCO’s board and through his involvement with its committees.
			1982
Alfred M. Rankin, Jr.	71
Chairman, President and Chief Executive Officer of the Company and Chairman of NMHG. Chairman, President and Chief Executive Officer of NACCO. Chairman of the Board of each of NACCO’s principal subsidiaries: NA Coal, Hamilton Beach Brands, Inc. (referred to as HBB) and The Kitchen Collection, LLC (referred to as KC). Also, Director of The Vanguard Group. From prior to 2008 to 2012, Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland. From prior to 2008 to 2012, Director of Goodrich Corporation.

In over 40 years of service to NACCO, our former parent company, as a director and over 20 years in senior management of NACCO, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly-traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland’s cultural institutions, he provides a valuable link between our Board, the Company and the community surrounding our corporate headquarters.
			1972
Claiborne R. Rankin	62
Manager of NCAF Management, LLC, the managing member of North Coast Angel Fund, LLC (a private firm specializing in venture capital and investments). From 2010, Managing Member of Sycamore Partners, LLC, the manager of NCAF Management II, LLC and managing member of North Coast Angel Fund II, LLC (private firms specializing in venture capital and investments) from 2010. From prior to 2008, director of NMHG.

Mr. Rankin is the grandson of the founder of NACCO. As a member of the board of NMHG for more than 19 years, Mr. Rankin has extensive knowledge of the lift truck industry and the Company. This experience and knowledge, his venture capital experience and the perspective of a long-term stockholder enable him to contribute to our Board.

			1994
Michael E. Shannon	76
President of MEShannon & Associates, Inc. (a private firm specializing in corporate finance and investments). Retired Chairman, Chief Financial and Administrative Officer of Ecolab, Inc. (a specialty chemicals company). From prior to 2008 to April 2010, Director of CenterPoint Energy, Inc. Mr. Shannon formerly served as a Director of NACCO from 2002 to the spin-off date.

Mr. Shannon’s experience in finance and general management, including his service as chairman and chief financial and administrative officer of a major publicly-traded corporation, enables him to make significant contributions to our Board. Through his past and current service on the boards of publicly-traded corporations, he has a broad and deep understanding of the financial reporting system, the challenges involved in developing and maintaining effective internal controls and the isolation of areas of focus for evaluating risks to the Company.
			2002
Britton T. Taplin	56	Self-employed (personal investments). Mr. Taplin also serves as a Director of NACCO. Mr. Taplin is the grandson of the founder of NACCO and brings the perspective of a long-term stockholder to our Board.	1992
Eugene Wong	78
Professor Emeritus of the University of California at Berkeley. Dr. Wong formerly served as a Director of NACCO from 2005 to the spin-off date.

Dr. Wong has broad experience in engineering, particularly in the areas of electrical engineering and software design, which are of significant value to the oversight of our information technology infrastructure, product development and general engineering. He has served as technical consultant to a number of leading and developing nations, which enables him to provide an up-to-date international perspective to our Board. Dr. Wong has also co-founded and managed several corporations, and has served as a chief executive officer of one, enabling him to contribute the administrative and management perspective of a corporate chief executive officer.
			2005
*Includes serving as director of the predecessor to Hyster-Yale Materials Handling, Inc. Such predecessor was merged into the Company in connection with the spin-off.

Directors' Meetings and Committees
The Board of Directors has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee and an Executive Committee. The members of such committees are as follows:

Audit Review Committee	Compensation Committee
Carolyn Corvi	Carolyn Corvi
John P. Jumper	John P. Jumper (Chairperson)
Michael E. Shannon (Chairperson)	Michael E. Shannon
Eugene Wong	Eugene Wong

Finance Committee	Nominating and Corporate Governance Committee
J.C. Butler, Jr.	John P. Jumper
Carolyn Corvi (Chairperson)	Dennis W. LaBarre
Dennis W. LaBarre	Michael E. Shannon (Chairperson)
Alfred M. Rankin, Jr.
Claiborne R. Rankin	Executive Committee
Britton T. Taplin	John P. Jumper
Dennis W. LaBarre
Alfred M. Rankin, Jr. (Chairperson)
Michael E. Shannon
The services provided by the NMHG audit review committee prior to the spin-off are, as of the spin-off date, provided by the Hyster-Yale Audit Review Committee, which is referred to as the Audit Review Committee. The Audit Review Committee held eight meetings in 2012. The Audit Review Committee has the responsibilities set forth in its charter with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the adequacy of our internal controls;

•	our guidelines and policies to monitor and control our major financial risk exposures;

•	the qualifications, independence, selection and retention of the independent registered public accounting firm;

•	the performance of our internal audit function and independent registered public accounting firm;

•	assisting our Board of Directors and us in interpreting and applying our Corporate Compliance Program and other issues related to corporate and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board of Directors has determined that Michael E. Shannon, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in Section 407(d) of Regulation S-K under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. Our Board has also determined that Carolyn Corvi, John P. Jumper, Michael E. Shannon and Eugene Wong are independent, as such term is defined in Section 303A.02 of the listing standards of the New York Stock Exchange, which is referred to as the NYSE, and Rule 10A-3(b)(1) under the Exchange Act. Our Board believes that all members of our Audit Review Committee should have a high level of financial knowledge. Accordingly, our Board has reviewed the membership of our Audit Review Committee and determined that each of the individuals is financially literate as defined in Section 303A.07(a) of the NYSE’s listing standards and has accounting or related financial management expertise as defined in Section 303A.07(a) of the NYSE’s listing standards and, therefore, may qualify as an audit committee financial expert. No members who serve on our Audit Review Committee serve on more than three public company audit committees.
The services provided by the NMHG compensation committee prior to the spin-off are, as of the spin-off date, provided by the Hyster-Yale Compensation Committee, which is referred to as the Compensation Committee. The

Compensation Committee held six meetings in 2012. The Compensation Committee has the responsibilities set forth in its charter with respect to the administration of our policies, programs and procedures for compensating our employees, including our executive officers and directors. Among other things, the Compensation Committee's responsibilities include:

•	the review and approval of corporate goals and objectives relevant to compensation;

•	the evaluation of the performance of the Chief Executive Officer and other executive officers in light of these goals and objectives;

•	the determination and approval of Chief Executive Officer and other executive officer compensation levels;

•	the consideration of whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;

•
the making of recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans; and

•	the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement.
Consistent with applicable laws, rules and regulations, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee or, in appropriate cases, to our senior managers. The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed further below under the heading “Executive Compensation - Compensation Discussion and Analysis - Compensation Consultants.” Each member of the Compensation Committee is independent, as defined in the listing standards of the NYSE.
The services provided by the NMHG nominating and corporate governance committee prior to the spin-off are, as of the spin-off date, provided by the Hyster-Yale Nominating and Corporate Governance Committee, which is referred to as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings in 2012. The Nominating and Corporate Governance Committee has the responsibilities set forth in its charter. Among other things, the Nominating and Corporate Governance Committee's responsibilities include:

•	the review and making of recommendations to our Board of Directors of the criteria for membership on our Board of Directors;

•	the review and making of recommendations to our Board of Directors of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company; and

•	the identification and making of recommendations to our Board of Directors of specific candidates for membership on our Board of Directors.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. See “- Procedures for Submission and Consideration of Director Candidates” on page 8. In addition to the foregoing responsibilities, the Nominating and Corporate Governance Committee is responsible for reviewing our Corporate Governance Guidelines and recommending changes to the Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board of Directors' effectiveness; and annually reporting to the Board of Directors the Nominating and Corporate Governance Committee's assessment of our Board of Directors' performance. Each member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE. However, the Nominating and Corporate Governance Committee may, from time to time, consult with other members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.
The services provided by the NMHG finance committee prior to the spin-off are, as of the spin-off date, provided by the Hyster-Yale Finance Committee, which is referred to as the Finance Committee. The Finance Committee held five meetings in 2012. The Finance Committee reviews our financing and financial risk management strategies and those of our principal subsidiaries and makes recommendations to our Board of Directors on matters concerning finance.

The services provided by the NMHG executive committee prior to the spin-off are, as of the spin-off date, provided by the Hyster-Yale Executive Committee, which is referred to as the Executive Committee. The Executive Committee did not hold any meetings in 2012. The Executive Committee may exercise all of the powers of our Board of Directors over the management and control of our business during intervals between meetings of our Board of Directors.
Our Board of Directors held seven meetings in 2012. The seven meetings include Board of Directors meetings that were held by NMHG prior to the spin-off date. In 2012, all of the directors attended at least 75 percent of the total meetings held by our Board of Directors and by the committees on which they served during their tenure.
Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a “controlled company,” as that term is defined in Section 303A of the NYSE listing standards. Accordingly, our Board of Directors has determined that we could be characterized as a “controlled company.” However, our Board of Directors has elected not to make use at the present time of any of the exceptions to the requirements of the listing standards of the NYSE that are available to controlled companies. Accordingly, at least a majority of the members of our Board of Directors is independent, as defined in the listing standards of the NYSE. In making a determination as to the independence of our directors, our Board of Directors considered Section 303A of the listing standards of the NYSE and broadly considered the materiality of each director's relationship with us. Based upon the foregoing criteria, our Board of Directors has determined that the following directors are independent as defined in the listing standards of the NYSE: Carolyn Corvi, John P. Jumper, Dennis W. LaBarre, Michael E. Shannon, Britton T. Taplin and Eugene Wong.
In accordance with the rules of the NYSE, following the spin-off, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee will preside at such meeting. Additional meetings of the non-management directors may be scheduled from time to time when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 13, 2013.
Beginning in 2013, we will hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse.
We have adopted a code of ethics, entitled “Code of Corporate Conduct,” applicable to all of our personnel, including the principal executive officer, principal financial officer, principal accounting officer and controller and other persons performing similar functions. Waivers of our code of ethics for our directors or executive officers, if any, may be disclosed on our website, by press release or by filing a Current Report on Form 8-K with the Securities and Exchange Commission, which we refer to as the SEC. We have also adopted Corporate Governance Guidelines, which provide a framework for the conduct of our Board of Directors' business. The Code of Corporate Conduct, the Corporate Governance Guidelines and the Independence Standards for Directors, as well as each of the charters of the Audit Review Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are available free of charge on our website at http://www.Hyster-Yale.com, under the heading “Corporate Governance.” The information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement, and you should not consider such information contained on or accessible through our website as part of this Proxy Statement.
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine, based on the facts and circumstances, whether we have or a related person has a direct or indirect material interest in the transaction. As set forth in the Audit Review Committee's charter, in the course of the review of a potentially material related-person transaction, the Audit Review Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person.
Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.
Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider such recommendations if they are in writing and set forth the following information:

1.
the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employments and civic activities) and qualifications of the candidate;

3.	the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	the disclosure of any relationship of the candidate being recommended has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.
a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.
a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and, in the event that the Nominating and Corporate Governance Committee desires to do so, has consented to be named in our Proxy Statement and to serve as one of our directors, if elected.

We do not require our directors to possess any specific qualifications or specific qualities or skills. In evaluating director nominees, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, and other factors identified from time to time by our Board of Directors. The Nominating and Corporate Governance Committee will consider the entirety of each proposed director nominee's credentials. As a general matter, the Nominating and Corporate Governance Committee will consider a diverse number of factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. The Nominating and Corporate Governance Committee's goal in selecting directors for nomination to our Board of Directors is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.

The Nominating and Corporate Governance Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the Nominating and Corporate Governance Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Nominating and Corporate Governance Committee will meet to determine whether to recommend the candidate to our Board of Directors. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Nominating and Corporate Governance Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. No search firm was retained by the Nominating and Corporate Governance Committee during the past fiscal year. The Nominating and Corporate Governance Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with us. In order to preserve its impartiality, the Nominating and Corporate Governance Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.
Board Leadership Structure and Risk Management
The Board of Directors believes that it is prudent and in the best interest of stockholders that the Chief Executive Officer and Chairman positions be combined and that such combination has no negative effect on the operation or direction of the Company. Our Chief Executive Officer is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business. Because of this knowledge and insight, the Board of Directors believes that he is in the best position to effectively identify strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, our Chief Executive Officer is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our business;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors in order to maximize their contributions to our Board of Directors;

•	ensure that each other member of our Board of Directors has sufficient knowledge and understanding of our business to enable them to make informed judgments;

•	provide a seamless flow of information to our Board of Directors;

•	facilitate the flow of information between our Board of Directors and our management; and

•	provide the perspective of a long-term stockholder.
We do not assign a lead independent director but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.
The Board of Directors oversees our risk management. The full Board of Directors (as supplemented by the appropriate board committee in the case of risks that are overseen by a particular committee) regularly reviews information provided by management in order for our Board of Directors to oversee the risk identification, risk management and risk mitigation strategies. Our board committees assist the full Board of Directors' oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements, our Audit Review Committee oversees the financial reporting and control risks, our Finance Committee oversees financing and other financial risk management strategies and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board of Directors during the Board of Directors meetings. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves or has served on the compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.
Certain Business Relationships
Dennis W. LaBarre, one of our directors, is a partner in the law firm of Jones Day. Jones Day provided legal services on our behalf during 2012 on a variety of matters, and it is anticipated that such firm will provide similar services in 2013. Mr. LaBarre does not receive any direct compensation from legal fees we pay to Jones Day and these legal fees do not provide any material indirect compensation to Mr. LaBarre.
J.C. Butler, Jr., one of our directors, is the son-in-law of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table on page 11, in 2012, Mr. Butler received $39,839 in total compensation from us as a director. He also earned $1,170,187 in total compensation as an employee for services rendered during the first nine months of 2012 prior to the spin-off of Hyster-Yale from NACCO.
Report of the Audit Review Committee
The Audit Review Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2012. The Audit Review Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Review Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC.
MICHAEL E. SHANNON, CHAIRPERSON
CAROLYN CORVI
JOHN P. JUMPER
EUGENE WONG

Director Compensation
The following table sets forth all compensation of each director for services as our directors and as directors of our operating company NMHG, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin currently serves as Chairman, President and Chief Executive Officer of the Company and Chairman of NMHG. Mr. Rankin does not receive any compensation for his services as a director. Mr. Rankin's compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 44.
DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2012

Name	(A) Fees Earned or Paid in Cash(1) ($)	(B) Stock Awards(2) ($)	(C) All Other Compensation(3) ($)	Total($)
J.C. Butler, Jr.	$18,530	$17,221	$4,088	$39,839
Carolyn Corvi	$24,030	$17,221	$355	$41,606
John P. Jumper (4)	$79,853	$17,221	$4,652	$101,726
Dennis W. LaBarre (4)	$80,603	$17,221	$4,644	$102,468
Claiborne R. Rankin (5)	$35,280	$17,221	$4,355	$56,856
Michael E. Shannon (4)	$83,603	$17,221	$4,627	$105,451
Britton T. Taplin (4)	$69,603	$17,221	$4,832	$91,656
Eugene Wong (4)	$72,353	$17,221	$627	$90,201

(1)
For all directors, the amounts in this column reflect (i) the portion of the annual retainers and other fees earned by our directors and (ii) payment for certain fractional shares of Class A Common that were earned and cashed out under the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Plan, which we refer to as the Non-Employee Directors Plan, described below.

(2)
Under the Non-Employee Directors Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common, which we refer to as the Mandatory Shares. Beginning with amounts earned on or after January 1, 2013, they will also be permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common, which we refer to as the Voluntary Shares. Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares that were granted to directors under the Non-Employee Directors Plan, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as FASB ASC Topic 718. See Note (2) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for more information regarding the accounting treatment of our equity awards.

(3)
The amount listed includes: (i) $31.50 for each director in Company-paid premium payments for life insurance for the benefit of the directors; (ii) other Company-paid premium payments for accidental death and dismemberment insurance for the director and spouse; and (iii) personal excess liability insurance for the director and immediate family members. The amount listed also includes charitable contributions made in our name on behalf of the director and spouse under our matching charitable gift program in the amount of $4,000 for Messrs. Butler, Jumper, LaBarre, C. Rankin, Shannon and Taplin.

(4)
Messrs. Jumper, LaBarre, Shannon, Taplin and Wong were directors of NACCO and NMHG before the spin-off. For the period from January 1, 2012 through September 28, 2012, they received a retainer of $93,750 from NACCO for their services as a director, $41,250 of which was attributable to service on the NMHG board of directors. This portion of their NACCO retainer, along with the applicable portion of their meeting fees for pre-spin service, is included in Column (A) of this table and the pre-spin portion of their NACCO-provided benefit costs are included in Column (C) of this table.

(5)
Mr. Claiborne Rankin was a director of NMHG before the spin-off. For the period from January 1, 2012 through September 28, 2012, he received a cash retainer of $15,000, as well as various meeting fees and benefits for this service. The amounts Mr. Rankin received for pre-spin service as a director of NMHG are also included in Columns (A) and (C) of this table.

Description of Material Factors Relating to the Director Compensation Table
Each non-employee director is entitled to receive the following annual compensation for service on our Board of Directors and on our subsidiaries' boards of directors:

•	a retainer of $125,000 ($69,000 of which is required to be paid in the form of shares of Class A Common, as described below);

•	attendance fees of $1,000 for each meeting attended (including telephonic meetings) of our Board of Directors or a subsidiary board of directors, but not exceeding $2,000 per day;

•
attendance fees of $1,000 for each meeting attended (including telephonic meetings) of a committee of our Board of Directors on which the director served or a committee of a subsidiary's board of directors on which the Director served;

•	a retainer of $5,000 for each committee of our Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $5,000 for each committee of our Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $10,000 for the chairman of the Audit Review Committee of our Board of Directors.
The amounts the directors actually received for 2012 were pro-rated to reflect post-spin service only. The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make our private aircraft available to directors for attendance at meetings of our Board of Directors and our subsidiaries' boards of directors.
Under the Non-Employee Directors Plan, each director who was not an officer of the Company or of any of our subsidiaries receives $69,000 of the $125,000 retainer in whole shares of Class A Common. Any fractional shares are paid in cash. The actual number of shares of Class A Common issued to a director is determined by the following formula:
the dollar value of the portion of the $69,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director or his spouse, children or grandchildren.
The foregoing restrictions on transfer lapse upon the earliest to occur of:

•	the date which is ten years after the last day of the calendar quarter for which such shares were earned;

•	the date of the death or permanent disability of the director;

•	five years (or earlier with the approval of our Board of Directors) from the date of the retirement of the director from our Board of Directors;

•	the date that a director is both retired from our Board of Directors and has reached 70 years of age; or

•	at such other time as determined by the Board of Directors in its sole discretion.
Effective January 1, 2013, each director may elect under the Non-Employee Directors Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of their retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) Company-paid life insurance in the amount of $50,000; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) personal excess liability insurance in the amount of $10 million for the director and immediate family members who reside with the director and (iv) up to $4,000 per year in matching charitable contributions.
Director Compensation Program for 2013
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. After receiving advice from the Hay Group, our compensation consultant, the Compensation Committee and our Board of Directors reviewed our director compensation program. The only change made to the program for 2013 is that the directors will only receive the $1,000 meeting fee for one meeting of our Board of Directors or our subsidiary board of directors per day.
Executive Compensation
Hyster-Yale Spin-Off
Prior to September 28, 2012, Hyster-Yale was a wholly-owned subsidiary of NACCO. On September 28, 2012, NACCO spun-off Hyster-Yale, including NMHG, its principal operating subsidiary, to the NACCO stockholders. The spin-off resulted in changes to our compensation program for the remainder of 2012. Specifically:

•
After the spin-off, Alfred M. Rankin, Jr. provided services to both NACCO and Hyster-Yale and was employed and compensated by both NACCO and NMHG. In addition to reflecting post-spin compensation that was paid to Mr. Rankin from Hyster-Yale, this Proxy Statement includes compensation earned by Mr. Rankin during the first nine months of 2012 prior to the spin-off date while Hyster-Yale and NMHG were wholly-owned subsidiaries of NACCO.

•
Kenneth C. Schilling, Hyster-Yale's Vice President and Chief Financial Officer, was the principal financial officer of Hyster-Yale before and after the spin-off date. Mr. Schilling was also Vice President and Controller of NACCO during the first nine months of 2012. Mr. Schilling's compensation for the entire 2012 calendar year is described in this Proxy Statement.

SEC rules require that NACCO also disclose in its 2013 proxy statement compensation earned by Messrs. Rankin and Schilling during the first nine months of 2012 prior to the spin-off date. As a result, the disclosure of pre-spin compensation contained in this Proxy Statement is duplicative of the pre-spin compensation shown in NACCO's 2013 proxy statement. Hyster-Yale and NACCO did not each pay Messrs. Rankin and Schilling for services provided prior to the spin-off and Messrs. Rankin and Schilling were not compensated twice for the same duties. As a result, the information contained in this Proxy Statement and NACCO's 2013 proxy statement should be read carefully to avoid double-counting of such amounts.

Compensation Discussion and Analysis

The following describes the material elements of our compensation objectives and policies as they relate to those individuals named in the Summary Compensation Table on page 44, whom we refer to as the Named Executive Officers. This discussion and analysis of our compensation program should be read in conjunction with the accompanying tables, footnotes and text disclosing the compensation awarded to, earned by or paid to the Named Executive Officers during 2012. Although the information below focuses primarily on compensation provided by Hyster-Yale and NMHG after the spin-off, it includes information regarding pre-spin compensation provided by NACCO where required.

Executive Compensation Governance
For the portion of 2012 preceding the spin-off, the NMHG compensation committee established and oversaw the administration of the policies, programs and procedures for compensating our Named Executive Officers, with assistance from the NACCO compensation committee with respect to issues relating to Mr. Rankin and any NACCO equity compensation. The NMHG compensation committee was replaced by the Hyster-Yale Compensation Committee as of the spin-off date. The members of each compensation committee consist solely of independent directors.

The Compensation Committee's responsibilities include:

•	review and approval of corporate goals and objectives relevant to compensation for our Chief Executive Officer and other executive officers;

•	evaluation of the performance of our Chief Executive Officer and other executive officers in light of these performance goals and objectives;

•	determination and approval of the compensation levels of our Chief Executive Officer and other executive officers based on this evaluation;

•	consideration of whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;

•	making recommendations to our Board of Directors, where appropriate or required, with respect to non-equity-based compensation matters; and

•	taking other actions with respect to all other compensation matters, including equity-based and other incentive compensation plans.
Named Executive Officers for 2012
The Named Executive Officers for 2012 are listed on the table below:

Name	Post-Spin Titles	Employer
Alfred M. Rankin, Jr.	Chairman, President and Chief Executive Officer - Hyster-Yale Chairman - NMHG	NMHG (effective 1/2012)(1)(2)
Kenneth C. Schilling	Vice President and Chief Financial Officer – Hyster-Yale Vice President and Chief Financial Officer – NMHG	NMHG (effective 1/2012)(1)
Michael P. Brogan	President and Chief Executive Officer – NMHG	NMHG
Colin Wilson	Vice President, Chief Operating Officer and President, Americas – NMHG	NMHG
Ralf A. Mock	Vice President, Managing Director, Europe, Middle East and Africa (EMEA) – NMHG	NACCO Materials Handling Limited

(1)	Although Messrs. Rankin and Schilling were employed by NMHG since January 1, 2012, they continued to provide services to NACCO and all of its subsidiaries for periods prior to the spin-off.

(2)	Following the spin-off, Mr. Rankin also remained in his role as Chairman, President and Chief Executive Officer of NACCO, and Chairman of the other principal NACCO subsidiaries.

Compensation Consultants
The Compensation Committee receives assistance and advice from the Hay Group, an internationally-recognized compensation consulting firm. The Hay Group is engaged by and reports to the Compensation Committee. The Hay Group also provides advice and discusses compensation issues directly with management.
Throughout 2012, the Hay Group prepared, presented and made recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the Named Executive Officers. For 2012, the Hay Group was engaged to:

•	make recommendations regarding Hay point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions;

•
make recommendations regarding 2012 salary midpoints, short-term and long-term incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for all senior management positions;

•	make recommendations regarding 2012 salary midpoints and/or range movement for all other employee positions; and

•	evaluate and provide recommendations regarding the compensation program for our non-employee directors.

At the direction of the Compensation Committee, all Hay point recommendations for new senior management positions and/or changes to current positions are determined by the Hay Group through the consistent application of the Hay point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
Representatives of the Hay Group attended one of the compensation committee meetings in 2012 by telephone and, during that meeting, consulted with the compensation committee in executive session without management present.
The Hay Group did not provide any other services to us or the compensation committees in 2012. The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the Hay Group. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by the Hay Group.
Hay Group's All Industrials Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed the Hay Group to use their proprietary survey of a broad group of domestic industrial organizations from almost all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues, which we refer to as the All Industrials survey. Organizations that satisfy the consultant's quality assurance controls voluntarily participate in the All Industrials survey by submitting data to the consultant. For 2012, participants in the All Industrials survey included 298 parent organizations and 360 independent operating units representing almost all segments of industry, including the light and heavy manufacturing, consumer products and mining segments.
The Compensation Committee chose this particular survey as its benchmark because (1) the use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year and (2) it provides a competitive framework for recruiting employees from outside of our industry.
Using its proprietary Hay point methodology, the Hay Group compares positions of similar scope and complexity with the data obtained in the All Industrials survey. The Hay Group then derives a median salary level for each Hay point level, including those positions occupied by the Named Executive Officers, which is targeted at the 50th percentile of the All Industrials survey. We refer to the 50th percentile median target as the salary midpoint. For 2012, the Compensation Committee used:

•	100% of the salary midpoints recommended by the Hay Group for (i) employees in EMEA and (ii) non-EMEA employees in Hay salary grades 25 and above, including the Named Executive Officers; and

•	97.5% of the salary midpoints for all employees in salary grades 24 and below (except those in EMEA).
Because salary midpoints are based on each Hay point level, all of the employees at a particular Hay point level generally have the same salary midpoint. This process assures internal equity in pay among the executives across all business units.
Executive officers' compensation levels are set at (or slightly below) the salary midpoint recommended by the Hay Group because the Compensation Committee believes that the use of salary midpoints ensures that the compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our executive officers.
The salary midpoint provided by the Hay Group is then used to calculate the total target compensation of all senior management employees, including the Named Executive Officers.
Compensation Policies and Objectives - Total Target Compensation
The guiding principle of the compensation program for senior management employees, including Named Executive Officers, is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the business unit for which the employee has responsibility. The primary objectives of our compensation program are:

•	to attract, retain and motivate talented management;

•	to reward management with competitive total compensation for achievement of specific corporate and individual goals; and

•	to make management long-term stakeholders in the Company.
The Compensation Committee establishes comprehensively defined “target total compensation” for each senior management employee following rigorous evaluation standards to ensure internal equity. Target total compensation is determined explicitly in dollar terms as the sum of: (i) salary midpoint, as determined by the Hay Group, (ii) for U.S. employees, target cash in lieu of perquisites, (iii) target short-term incentives, and (iv) target long-term incentives. The target short-term incentives and long-term incentives are generally determined by multiplying each employee's salary midpoint by a specified percentage of that midpoint, as determined by the Hay Group for each Hay salary grade.
The following table sets forth target total compensation for the Named Executive Officers, as recommended by the Hay Group and approved by the Compensation Committee for 2012:

Named Executive Officer	(A) Salary Midpoint ($)(%)		(B) Cash in Lieu of Perquisites ($)(%)		(C) Short-Term Plan Target ($)(%)		(D) Long-Term Plan Target ($)(%)			(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (1)	$1,001,400	18%	$50,000	1%	$1,001,400	18%	$3,641,967	63%	(2)	$5,694,767
Kenneth C. Schilling (3)	$349,400	43%	$20,000	2%	$157,230	20%	$281,267	35%	(2)	$807,897
Michael P. Brogan	$665,100	31%	$40,000	2%	$465,570	21%	$997,650	46%		$2,168,320
Colin Wilson	$501,100	38%	$32,000	2%	$275,605	21%	$526,155	39%		$1,334,860
Ralf A. Mock(4)	$404,820	48%	N/A	(5)	$182,169	22%	$258,930	30%		$845,919

(1)
Mr. Rankin's salary midpoint, perquisite allowance and short-term plan target amount were established before the spin-off. The long-term plan target amount shown on the above table is the sum of his $3,166,928 target under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan, referred to as the NACCO Long-Term Plan, and his $475,039 target under the new Hyster-Yale Equity Plan, which was awarded to compensate Mr. Rankin solely for post-spin service with Hyster-Yale.

(2)
The amounts include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the long-term equity plan awards. See “- Long-Term Incentive Compensation - Equity-Based Long-Term Incentive Compensation for Messrs. Rankin and Schilling” beginning on page 34.

(3)
Mr. Schilling was promoted to Vice President and Chief Financial Officer of Hyster-Yale as of the spin-off date and his salary midpoint and short-term and long-term plan targets were increased as a result of the promotion. The amounts shown above reflect the annualized post-spin amounts, although he was actually paid based on pro-rated pre-spin and post-spin target amounts as shown on the Summary Compensation Table on page 44.

(4)
Throughout this Proxy Statement, Mr. Mock’s compensation for 2012 has been converted from British pounds to U.S. dollars using a conversion rate of 1.584423 U.S. dollars to 1 British pound, which is the average of the daily closing rates during 2012 as published by Thomson Reuters. The conversion was not required for Mr. Mock’s long-term plan award or payout, however, since that award is calculated in U.S. dollars.

(5)	Non-U.S. executives do not receive a cash allowance in lieu of perquisites. Rather, as is customary, certain non-U.S. executives receive a car allowance. Mr. Mock’s car allowance for 2012 was $21,114.
In addition to the target total compensation shown on the table above, we provide employees in the U.S. and the U.K., including the Named Executive Officers, with competitive retirement benefits and the opportunity for additional profit sharing benefits if the Company attains better than forecasted results.
The design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results. It also includes significantly reduced compensation for results that do not meet or exceed the previously established performance targets for the year. In years when we have weaker financial results, payouts under the incentive compensation plans will generally be lower. In years when we have stronger financial results, payouts under the incentive compensation plans will generally be greater. We believe that our program encourages Named Executive Officers to earn incentive pay significantly greater than 100% of target over time by delivering outstanding managerial performance.

In most years, incentive compensation payments made to the Named Executive Officers exceed their base salary plus perquisite allowance for the year. See “- Hay Group's All Industrials Survey - Salary Midpoint.” With the exception of Mr. Mock, each of the Named Executive Officer's incentive compensation exceeded the sum of his base salary and perquisite allowance for 2012.
Overview of Executive Compensation Methodology
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to our performance.
Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our short-term and long-term interests.
The Compensation Committee views the various components of compensation as related but distinct. While a significant percentage of total target compensation is allocated to incentive compensation as a result of the policies and objectives discussed above, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Rather, the Compensation Committee reviews information provided from the Hay Group All Industrials survey to determine the appropriate level for each component and mix of compensation.
The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation levels. In this process, the Compensation Committee reviews “tally sheets” with respect to target total compensation for the Named Executive Officers and other senior management employees. The tally sheets list each officer's title, Hay points, salary midpoint, base salary, perquisite allowance (for U.S. employees), short-term and long-term incentive compensation targets and target total compensation for the current year, as well as those that are being proposed for the subsequent year.
In November 2011, the NACCO and NMHG compensation committees reviewed the tally sheets for each of our Named Executive Officers to decide whether they should make changes to the 2012 compensation program. The committees determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2012.
Impact of Hyster-Yale Spin-Off on 2012 Compensation: However, as a result of the Hyster-Yale spin-off, the following changes were made to the compensation of Messrs. Rankin and Schilling:

•
Job Duties: Mr. Schilling resigned as the principal financial officer of NACCO on the spin-off date. As of the spin-off date, he continued in his role as Vice President and Chief Financial Officer of NMHG and assumed the role of Vice President and Chief Financial Officer of Hyster-Yale. Mr. Rankin continues to be employed by NMHG with respect to the services he provides as Chairman, President and Chief Executive Officer of Hyster-Yale and Chairman of NMHG.

•
Base Salary and Perquisite Allowances: The NACCO compensation committee and our Compensation Committee allocated Mr. Rankin's 2012 base salary and perquisite allowance for periods following the spin-off 60% to the Company and 40% to NACCO, to reflect the fact that his time was divided between the companies after the spin-off. The pre-spin portion of the salary and perquisite allowance for Messrs. Rankin and Schilling is disclosed in this Proxy Statement and in NACCO's 2013 proxy statement.

•
Short-Term Incentive Compensation: Mr. Schilling retained his 2012 target award under our NMHG Short-Term Plan and received his entire short-term award under that plan. As a result of Mr. Schilling's services to NACCO during the first nine months of 2012, 75% of his 2012 short-term award takes into account the performance of NACCO's three principal subsidiaries for pre-spin service: NA Coal; HBB and KC. Mr. Rankin's 2012 short-term incentive target award of $1,001,400 under our NMHG Short-Term Plan remained in effect following the spin-off but, as explained in more detail under "-NMHG Short-Term Incentive Compensation For Mr. Rankin" below, our Compensation Committee reduced the post-spin portion of the award to reflect the division of his duties between NACCO and Hyster-Yale. As a result of Mr. Rankin's services to NACCO for the first nine months of 2012, 75% of his 2012 short-term award under the NMHG Short-Term Plan took into account the performance of NA Coal,

HBB and KC for pre-spin service. The pre-spin portion of the short-term awards for Messrs. Rankin and Schilling is disclosed in this Proxy Statement and in NACCO's 2013 proxy statement.

•
Long-Term Incentive Compensation: Mr. Schilling received his entire 2012 long-term award under our Hyster-Yale Equity Plan. As a result of Mr. Schilling's services to NACCO for the first nine months of 2012, 75% of his 2012 long-term award took into account the performance of NA Coal, HBB and KC for pre-spin service. Mr. Rankin's 2012 long-term incentive target of $3,166,928 under the NACCO Long-Term Plan remained in effect and the NACCO compensation committee used negative discretion to reduce the amount of the actual payment to reflect the post-spin division of his duties between NACCO and Hyster-Yale. Mr. Rankin was also granted a separate, pro-rata award under our new Hyster-Yale Equity Plan for post-spin Hyster-Yale service. The pre-spin portion of the long-term awards for Messrs. Rankin and Schilling is disclosed in this Proxy Statement and in NACCO's 2013 proxy statement.

Components of Named Executive Officers' Compensation. As discussed above, compensation for senior management employees primarily includes the following components:

•	base salary;

•	cash in lieu of perquisites for U.S. executives;

•	short-term incentives; and

•	long-term incentives.
Target total compensation is supplemented by retirement benefits, which consist mainly of the qualified plans and U.S. nonqualified deferred compensation arrangements described below, and other benefits, such as health and welfare benefits. In addition, from time to time, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the Named Executive Officers.
Base Salary. The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salary is intended to provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
Each year, the Compensation Committee determines the base salary for each senior management employee, including the Named Executive Officers, by taking into account the employee's individual performance for the prior year and the relationship of the employee's prior year's base salary to the new salary midpoint for the employee's Hay point level. The Committee also takes into account any other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by the Hay Group;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal or corporate events that occurred during the prior year.
The potential for larger salary increases exists for individuals with lower base salaries relative to their salary midpoint and/or superior performance. The potential for smaller increases or even no increase exists for those individuals with higher base salaries relative to their salary midpoint and/or who have performed poorly during the performance period.

The following table sets forth the salary midpoint, salary range and base salary determined for each Named Executive Officer for 2012, as well as the percentage of increase from the 2011 base salary:

Named Executive Officer	Salary Midpoint Determined by the Hay Group ($)	Salary Range (Compared to Salary Midpoint) Determined by the Compensation Committee (%)	Base Salary For 2012 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2011 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$1,001,400	80% - 130%	$1,202,010	120%	3.0%
Kenneth C. Schilling (2)	$349,400	80% - 120%	$298,687	85%	7.8%
Michael P. Brogan	$665,100	80% - 120%	$566,590	85%	6.0%
Colin Wilson	$501,100	80% - 120%	$469,063	94%	5.0%
Ralf A. Mock	$404,820	80% - 120%	$400,258	99%	4.5%

(1)
NMHG paid Mr. Rankin's entire base salary through the spin-off date ($901,508). The unpaid portion of his salary as of the spin-off date ($300,502) was allocated 60% to NMHG and 40% to NACCO to reflect the post-spin division of Mr. Rankin's time between the companies. Therefore, NMHG paid $1,081,809 in base salary to Mr. Rankin during 2012, which is the amount shown on the Summary Compensation Table on page 44.

(2)
Mr. Schilling was promoted to Vice President and Chief Financial Officer of Hyster-Yale as of the spin-off date and received a corresponding Hay point adjustment and salary increase as of such date. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Schilling in 2012.

Cash in Lieu of Perquisites. In addition to providing car allowances to executives in EMEA and other perquisites to a limited number of employees in unique circumstances, U.S. senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The amount of the perquisite allowance is equal to a flat dollar amount, based on the employee's Hay point level.
The applicable dollar amounts were recommended by the Hay Group based on an analysis of the 2010 data from its proprietary Benefits Report, which contains employee benefits data from a survey conducted by the Hay Group. For the 2010 Benefits Report, the organizations that submitted information included 852 organizations or operating units representing almost all areas of industry, including the light and heavy manufacturing, consumer products and mining segments, as well as other organizations from the health care, service and financial sectors. Consistent with the use of the All Industrials survey, the Compensation Committee determined that the Benefits Report was an appropriate benchmark because using a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any industry that could otherwise affect the survey results in a particular year.
For this study, the Compensation Committee did not seek identical comparisons. Rather, it merely requested an indication of the cost of perquisites that would represent a reasonable competitive level of perquisites for our various executive positions, which are reflected in the Hay points assigned to each position.
The table below sets forth the 2012 perquisite allowances approved by the Compensation Committee for each of the Named Executive Officers. These amounts were paid in cash ratably throughout the year. This approach satisfied our objective of providing competitive total compensation to its Named Executive Officers while recognizing that many perquisites are largely just another form of compensation.

Named Executive Officer	2012 Perquisites Allowance ($)
Alfred M. Rankin, Jr. (1)	$50,000
Kenneth C. Schilling	$20,000
Michael P. Brogan	$40,000
Colin Wilson	$32,000
Ralf A. Mock (2)	N/A

(1)
NMHG paid $37,500 of Mr. Rankin's perquisite allowance through the spin-off date. The unpaid portion of his perquisite allowance as of the spin-off date ($12,500) was allocated 60% to NMHG and 40% to NACCO. The $45,000 perquisite allowance included in the Summary Compensation Table on page 44 for Mr. Rankin is the sum of his pre-spin allowance plus 60% of his post-spin allowance.

(2)	Mr. Mock received a car allowance of $21,114 in 2012.
Incentive Compensation of Named Executive Officers
Applicable Incentive Compensation Plans. As described in more detail under the heading “- Compensation Policies and Objectives - Total Target Compensation,” one of the principles of our compensation program is that senior management employees, including Named Executive Officers, are compensated based on the performance of the business unit for which they are responsible. As a result, for 2012:

•	the incentive compensation of Messrs. Rankin and Schilling was based on the performance of (A) NMHG, NA Coal, HBB and KC for pre-spin services and (B) NMHG for post spin services;

•	the incentive compensation of Messrs. Brogan and Wilson was based on the performance of NMHG as a whole; and

•	the incentive compensation of Mr. Mock was based on the performance of NMHG with an emphasis on the performance of the EMEA region.
The table below identifies the incentive compensation plans in which the Named Executive Officers participated during 2012.

Name	Incentive Compensation Plans
Alfred M. Rankin, Jr.	NMHG Short-Term Plan NACCO Long-Term Plan (pre-spin) Hyster-Yale Equity Plan (post-spin)
Kenneth C. Schilling	NMHG Short-Term Plan Hyster-Yale Equity Plan
Michael P. Brogan	NMHG Short-Term Plan NMHG Long-Term Plan
Colin Wilson	NMHG Short-Term Plan NMHG Long-Term Plan
Ralf A. Mock	NMHG Short-Term Plan NMHG Long-Term Plan

Overview. A significant portion of the compensation of each Named Executive Officer is linked directly to the attainment of specific corporate financial and operating targets. The Compensation Committee believes that the Named Executive Officers should have a material percentage of their compensation contingent upon the performance of the Company and/or the business unit for which they are responsible.

The performance criteria and target performance levels for the incentive plans are established within the Compensation Committee's discretion, and are generally based upon management's recommendations as to our performance objectives for the year. Two types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plan. Certain performance targets are based on forecasts contained in the 2012 annual operating plan. With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2012 annual operating plan. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the annual operating plan, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. Return on total capital employed, which we refer to as ROTCE, is an example of a target that is based on long-term goals (see below).

Each Named Executive Officer is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is expressed as a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount, as explained in further detail below.
Design of Incentive Program: Use of ROTCE and Underlying Performance Metrics. Code Section 162(m) provides that we may not deduct compensation of more than $1 million that is paid to the Named Executive Officers (other than Mr. Schilling) unless that compensation consists of “qualified performance-based compensation.” Subject to certain transitional rules, the performance-based exception to Code Section 162(m) requires that deductible compensation be paid under a plan that has been approved by NACCO's or our stockholders. In order to comply with Code Section 162(m) during 2012, stockholder approval was previously obtained for the following incentive compensation plans which provide benefits to the Named Executive Officers, which we collectively refer to as the 162(m) Plans:

•	The NACCO Long-Term Plan;

•	The NMHG Short-Term Plan; and

•	The NMHG Long-Term Plan.
The Code Section 162(m) transitional rules allow the Hyster-Yale Equity Plan to also qualify for the qualified performance based exception for 2012. See “- Tax and Accounting Implications - Deductibility of Executive Compensation” on page 41 for additional information about our philosophy on structuring our incentive compensation plans for tax purposes.
In order for all or a portion of the incentive compensation payments to the Named Executive Officers to be deductible under Code Section 162(m), the Compensation Committee adopted performance targets under the 162(m) Plans that were designed to meet the requirements for qualified performance-based compensation under Code Section 162(m). For 2012, the Compensation Committee adopted minimum and maximum ROTCE performance targets under each of the 162(m) Plans. In each case, ROTCE is calculated as described below or in the same manner as described below under “- Incentive Compensation of Named Executive Officers - ROTCE Methodology and Explanation,” including the adjustments for non-recurring and special items.
For each 162(m) Plan, we establish a payment pool based on actual results against the ROTCE performance targets. The minimum ROTCE target must be met in order for any payment to be permitted, and any payment pool to be created, under a particular 162(m) Plan. The maximum ROTCE target is used to establish a maximum limit, and a maximum payment pool, for awards that can be paid to each covered employee under Code Section 162(m) under a particular 162(m) Plan for the 2012 performance period. For 2012, ROTCE results were at or above the applicable maximum ROTCE target and resulted in a maximum payment pool of 150% of target under all 162(m) Plans other than the NACCO Long-Term Plan and the Hyster-Yale Equity Plan which had maximum payment pools of 200% for the Named Executive Officers. The ROTCE target used under the NACCO Long-Term Plan for 2012 was also used under the NMHG Short-Term Plan for 2012. Different ROTCE targets were adopted under the NMHG Long-Term Plan and the Hyster-Yale Equity Plan.
The Compensation Committee then considered actual results against underlying financial and operating performance measures and exercised “negative discretion,” as permitted under Code Section 162(m), to determine the final, actual incentive compensation payment for each participant. These underlying financial and operating performance measures reflect the achievement of specified business goals for 2012 (for those targets that are based on the annual operating plan) or for future years (for those targets that are based on long-term goals), as further described below.
ROTCE Methodology and Explanation. For 2012, a substantial portion of the short-term incentive compensation and long-term incentive compensation for our employees depended on the extent to which the applicable ROTCE performance met long-term financial objectives. The Compensation Committee views the ROTCE performance targets as stockholder protection rates of return. They reflect the Compensation Committee's belief that our stockholders are entitled to at least a certain rate of ROTCE for the Company. Accordingly, as a measure of protection for our stockholders, performance against the ROTCE rates of return, rather than based on cyclical movements in our stock price, should determine the payouts for a portion of our incentive compensation plans.
The ROTCE targets used for incentive compensation purposes reflect long-term corporate objectives. They are not based on ROTCE operating targets established by management and contained in our or, as applicable, NACCO's, five-year long-range business plan or long-term financial objectives (although there is a connection between them). The ROTCE performance targets that were established to determine the final payments under the 2012 incentive compensation plans represent the financial performance that the applicable compensation committee believes should be delivered over the long-term, not the performance expected in the current year or the near-term.
The compensation committees consider the following factors together with their general knowledge of our industry and business, including the historical results of operations and financial positions, to determine the ROTCE performance targets:

•	forecasts of future operating results and the business models for the next several years (including the annual operating plan for the current fiscal year and five-year long-range business plans);

•	anticipated changes in our industry and business that affect ROTCE (e.g., the amount of capital required to generate a projected level of sales); and

•	the potential impact a change in the ROTCE performance target would have on the ability to incentivize employees.
The compensation committees review these factors annually and, unless they conclude that changes in these factors warrant an increase or decrease in the ROTCE performance targets, the ROTCE performance targets generally remain the same from year to year. The ROTCE performance targets have been adjusted in the past from time to time. When made, these periodic adjustments generally have reflected:

•	management's expected ability to take advantage of anticipated changes in industry dynamics over the longer term;

•	the anticipated impact of programs (such as layoffs and restructurings) on future profitability;

•	the anticipated impact of economic conditions on our business;

•	major accounting changes; and

•	the anticipated impact over time of changes in our business model on our business.
The ROTCE targets that were used in the 162(m) Plans to establish the minimum and maximum incentive payment pools for purposes of Code Section 162(m), as well as the underlying negative discretion ROTCE targets used to determine final payouts for participants under the 162(m) Plans, remained essentially unchanged from the targets that were used by NACCO in 2011, except that:

•	with respect to Messrs. Rankin and Schilling for pre-spin incentive compensation, the HBB ROTCE targets were reduced to reflect the economic climate and better incentivize employees;

•	a new post-spin Hyster-Yale ROTCE target was adopted for the new Hyster-Yale Equity Plan; and

•	the NMHG Short-Term Plan used an overall NACCO ROTCE target rather than a NMHG ROTCE target.
After year-end financial results are finalized, actual ROTCE performances are compared against the ROTCE performance targets and, using the pre-established formulas, used to determine both (i) the maximum payment pool under the 162(m) Plans and the Hyster-Yale Equity Plan for the year and (ii) the final incentive compensation payouts under the incentive plans for the year. As a result, ROTCE serves as both a metric for tax deductibility to establish maximum potential incentive amounts and as a metric for underlying performance to determine final incentive compensation payout amounts.
ROTCE is calculated for both of these purposes as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments
Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 38% for taxes, plus net income from continuing operations attributable to stockholders, which we refer to as net income. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. For purposes of the NACCO Long-Term Plan, the NMHG Long-Term Plan and NMHG Short-Term Plan, average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen.
The consolidated ROTCE of NMHG and the consolidated ROTCE of NACCO, as applicable, is calculated from the financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.

Following is the calculation of NACCO's consolidated ROTCE for purposes of determining the minimum and maximum incentive payment pools under the NMHG Short-Term Plan and NACCO Long-Term Plan for 2012:

2012 NACCO income from continuing operations	$42.2
Plus: 2012 Interest expense, net	5.9
Less: Income taxes on 2012 interest expense, net at 38%	(2.2)
Earnings Before Interest After-Tax	$45.9

2012 Average stockholders' equity (12/31/2011 and each of 2012's quarter ends)	$474.9
2012 Average debt (12/31/2011 and each of 2012's quarter ends)	162.5
Less: 2012 Average cash (12/31/2011 and each of 2012's quarter ends)	(144.5)
Total Capital Employed	$492.9

ROTCE (Before Adjustments)	9.3%

Plus: Adjustments to Earnings Before Interest After-Tax	$277.7
Plus: Adjustments to Total Capital Employed	$7.7

NACCO Consolidated ROTCE (After Adjustments)	64.6%
Following is the calculation of NMHG's consolidated ROTCE for purposes of determining the minimum and maximum payment pool under the NMHG Long-Term Plan for 2012:

2012 NMHG Net income	$98.0
Plus: 2012 Interest expense, net	10.9
Less: Income taxes on 2012 interest expense, net at 38%	(4.1)
Earnings Before Interest After-Tax	$104.8

2012 Average stockholders' equity (12/31/2011 and each of 2012's quarter ends)	$333.3
2012 Average debt (12/31/2011 and each of 2012's quarter ends)	175.9
Less: 2012 Average cash (12/31/2011 and each of 2012's quarter ends)	(165.2)
Total Capital Employed	$344.0

ROTCE (Before Adjustments)	30.5%

Plus: Adjustments to Earnings Before Interest After-Tax	$1.1
Plus: Adjustments to Total Capital Employed	$1.7

NMHG Consolidated ROTCE (After Adjustments)	30.6%

Following is the calculation of Hyster-Yale's post-spin consolidated ROTCE for purposes of determining the minimum and maximum payment pool under the Hyster-Yale Equity Plan for 2012:

2012 Hyster-Yale Post-Spin Net income	$32.4
Plus: 2012 Post-Spin Interest expense, net	2.4
Less: Income taxes on 2012 Post-Spin interest expense, net at 38%	(0.9)
Earnings Before Interest After-Tax	$33.9

2012 Average stockholders' equity (9/30/2012 and 12/31/2012)	$353.1
2012 Average debt (9/30/2012 and 12/31/2012)	143.5
Less: 2012 Average cash (9/30/2012 and 12/31/2012)	(148.2)
Total Capital Employed	$348.4

ROTCE (Before Adjustments)	9.7%

Plus: Adjustments to Earnings Before Interest After-Tax	$0.7
Less: Adjustments to Total Capital Employed	$(0.6)

Hyster-Yale Post-Spin Consolidated ROTCE (After Adjustments)	9.9%
Adjustments to the ROTCE calculation under our incentive plans are non-recurring or special items that are generally established by the compensation committees at the time the ROTCE targets are set. For 2012, the ROTCE adjustments related to (i) the effect of the Hyster-Yale spin-off; (ii) the after-tax impact of subsidiary acquisition, disposition or related costs and expenses and (iii) the following costs or expenses only if they were in excess of the amounts included in the 2012 annual operating plans:

•	the after-tax cost of any tangible or intangible asset impairment;

•	the after-tax impact of subsidiary restructuring costs including reduction in force charges;

•	the after-tax impact of environmental expenses or early lease termination expenses; and

•	the after-tax impact of refinancing costs.
The Compensation Committee determined that these non-recurring or special items would be incurred in connection with improving our operations and, as a result, these items should not adversely affect incentive compensation payments, as the actions or events were beneficial to us or were generally not within the employees' control.
We do not disclose the ROTCE performance targets that were established for purposes of the 2012 incentive compensation plans because they would reveal competitively sensitive long-term financial information, as well as long-range business plans, to both competitors and customers. The compensation committees expected that all ROTCE targets (other than the KC ROTCE targets and the NA Coal consolidated operations ROTCE target) would be met in 2012, but such targets were not so low that the result was guaranteed.
Short-Term Incentive Compensation
In General. Awards under the NMHG Short-Term Plan are determined as follows:

•
target awards for each executive are equal to a specified percentage of the executive's 2012 salary midpoint, based on the number of Hay points assigned to the position and the Hay Group's recommendations regarding an appropriate level of short-term incentive compensation at that level;

•	the plan has a one-year performance period;

•	generally, payments under the plan may not exceed 150% of the target award levels;

•	payouts are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee;

•	the Compensation Committee, in its discretion, may decrease awards;

•
for participants other than the Named Executive Officers, the Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so; and

•	awards are paid annually in cash and are immediately vested when paid.
For 2012, the NMHG Short-Term Plan was designed to provide target short-term incentive compensation to the Named Executive Officers of between 45% and 100% of salary midpoint, depending on the Named Executive Officer's position.
The table below shows the short-term target awards and payouts approved by the Compensation Committee under the NMHG Short-Term Plan for each Named Executive Officer for 2012:

Named Executive Officer	(A) 2012 Salary Midpoint	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	Short-Term Plan Payout as a % of Salary Midpoint (%)	Short-Term Plan Payout ($)
Alfred M. Rankin, Jr. (1)(2)	$1,001,400	100%	$1,001,400	86.6%	$866,862
Kenneth C. Schilling (2)(3)	$349,400	45%	$157,230	37.0%	$129,119
Michael P. Brogan	$665,100	70%	$465,570	67.3%	$447,413
Colin Wilson	$501,100	55%	$275,605	52.9%	$264,856
Ralf A. Mock	$404,820	45%	$182,169	40.8%	$165,227

(1)
Mr. Rankin's target award under the NMHG Short-Term Plan was established at the beginning of 2012 before the Hyster-Yale spin-off. His final payout was reduced to reflect the post-spin division of his duties between Hyster-Yale and NACCO. See "-NMHG Short-Term Incentive Compensation for Mr. Rankin" on page 28.

(2)
75% of the awards for Messrs. Rankin and Schilling was based on pre-spin service from January through September of 2012 while NMHG was a subsidiary of NACCO and was calculated based on the performance of all NACCO subsidiaries. The pre-spin portion of their awards is also disclosed in NACCO's 2013 proxy statement. The remaining 25% of the awards was based solely on post-spin performance of NMHG.

(3)
Mr. Schilling was promoted to Vice President and Chief Financial Officer of Hyster-Yale as of the spin-off date and received a corresponding Hay point adjustment and short-term target increase as of such date. The target shown above is the annualized post-spin target amount. His 2012 final short-term payout was pro-rated based on his initial salary midpoint and short-term target for the portion of 2012 before the spin-off and the increased salary midpoint and target for the portion of 2012 after the spin-off.

As described in more detail below, the Compensation Committee considered the factors described under “- Overview of Executive Compensation Methodology” above and adopted performance criteria and target performance levels upon which the short-term plan awards were based.
Refer to “- Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on short-term plan awards.
The following tables show the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine final incentive compensation payments for the Named Executive Officers. The performance objectives and payout percentages are different for different groups of employees, depending on their category of participation. When reviewing the tables, note the following:

(1)
Achievement Percentages. The achievement percentages are based on the formulas contained in underlying performance guidelines adopted by the compensation committees. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target. The minimum achievement percentage is 0% and the maximum achievement percentage is 150%.

(2)
ROTCE Performance Factors: ROTCE is calculated as shown above under “- Incentive Compensation of Named Executive Officers - ROTCE Methodology and Explanation” (including the adjustments for the non-recurring or special items). ROTCE targets and results are not disclosed for the reasons stated in that section.

(3)
NMHG Performance Factors. These tables do not disclose the NMHG operating profit percentage or market share targets or results due to the competitively sensitive nature of that information. The operating profit target used for incentive compensation purposes reflects long-term corporate objectives and is not based on the target established by management and contained in our five-year long-range business plan or our long-term financial objectives (although there is a connection between them). The 2012 operating profit percent target was the same as the 2011 target. For 2012, the Compensation Committee did not expect us to meet the operating profit percentage target or the Brazil and EMEA market share targets.

(4)
NA Coal Performance Factors: The NA Coal ROTCE performance factor is based on 2012 ROTCE performance of the Mississippi Lignite Mining Company, the Florida Dragline Operations and NA Coal Royalty Company, each of which require capital investment by NA Coal and which we refer to collectively as the Consolidated Operations. The ROTCE performance target for 2012 was the same as that in effect for 2011. For 2012, the compensation committee did not expect the Consolidated Operations ROTCE performance to exceed the target. The tables do not disclose the NA Coal New Project Development goals or targets due to their competitively sensitive nature. The new project development goals are highly specific, task-oriented goals. They identify specific future projects, customers and contracts.

(5)
HBB Performance Factors. The 2012 HBB ROTCE target was reduced from the 2011 ROTCE target to reflect the economic climate and better incentivize employees. For 2012, the compensation committee expected the HBB ROTCE performance to exceed the target. The tables do not disclose the HBB operating profit percent target or result due to the competitively sensitive nature of that information. The operating profit target used for incentive compensation purposes reflects long-term corporate objectives and is not based on the target established by management and contained in HBB's five-year long-range business plan or the long-term HBB financial objectives (although there is a connection between them). For 2012, the compensation committee did not expect HBB to meet the operating profit percent target.

(6)
KC Performance Factors: The 2012 KC ROTCE target was the same as the 2011 ROTCE target. For 2012, the compensation committee did not expect KC ROTCE performance to exceed the target. The tables do not disclose the KC operating profit percent target or results due to the competitively sensitive nature of that information. The operating profit target used for incentive compensation purposes reflects long-term corporate objectives and is not based on the target established by management and contained in KC's five-year long-range business plan or the long-term KC financial objectives (although there is a connection between them). The 2012 KC operating profit percent target was the same as the 2011 target. For 2012, the compensation committee did not expect KC to meet the operating profit percent target. Due to the extraordinary effort of management employees in a difficult retail climate, the compensation committee increased the KC incentive compensation payouts by 10% to better incentivize employees.

(7)
Maximum Payout Percentage. As required under the 2012 guidelines adopted by the Compensation Committee under the NMHG Short-Term Plan, payments to all participants, including the Named Executive Officers, did not exceed 150% of their target awards.

NMHG Short-Term Incentive Compensation for Messrs. Brogan and Wilson. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine final, actual incentive compensation payments for corporate executives in the U.S., including Messrs. Brogan and Wilson:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(B) x (C) Payout Factor
NMHG Adjusted Operating Profit Dollars - Global	30%	$94,579,000	$115,106,000	134.2%	40.3%
NMHG Operating Profit Percentage - Global	20%	—	—	78.3%	15.7%
NMHG ROTCE - Global	20%	—	—	150.0%	30.0%
Market Share - Americas w/o Brazil	12%	—	—	35.3%	4.2%
Market Share - Brazil	3%	—	—	13.1%	0.4%
Market Share - EMEA	9%	—	—	—%	—%
Market Share - Asia	2%	—	—	100.0%	2.0%
Market Share - Pacific	3%	—	—	100.0%	3.0%
Market Share - Japan	1%	—	—	50.0%	0.5%
Final Payout Percentage U.S. Corporate					96.1%	(1)

(1)	Mr. Brogan's 2012 award was $447,413 (his 2012 short-term target of $465,570 multiplied by 96.1%) and Mr. Wilson's 2012 award was $264,856 (his 2012 short-term target of $275,605 multiplied by 96.1%).
NMHG Short-Term Incentive Compensation for Mr. Mock. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine final, actual incentive compensation payments for corporate executives in the EMEA region, including Mr. Mock:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(B) x (C) Payout Factor
NMHG Adjusted Operating Profit Euros - EMEA	30%	€5.411M	€24.836M	150.0%	45.0%
NMHG Operating Profit Percentage - Global	20%	—	—	78.3%	15.7%
NMHG ROTCE - Global	20%	—	—	150.0%	30.0%
Market Share - EMEA	30%	—	—	—%	—%
Final Payout Percentage EMEA					90.7%	(1)

(1)	Mr. Mock's 2012 award was $165,227 (his 2012 short-term target of $182,169 multiplied by 90.7%).

NMHG Short-Term Incentive Compensation for Mr. Schilling. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine final incentive compensation payments for Mr. Schilling. The pre-spin portion of his 2012 short-term award is based on the performance factors shown in the table below which were in effect while NMHG was a subsidiary of NACCO and the remainder of his 2012 short-term award is based solely on the performance factors of NMHG shown on page 26 under "-NMHG Short-Term Incentive

Compensation for Messrs. Brogan and Wilson":

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Schilling	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Adjusted Operating Profit Dollars	30%	82%	24.60%	$94,579,000	$115,106,000	134.2%	33.0%
NMHG Operating Profit Percentage	20%	82%	16.40%	—	—	78.3%	12.8%
NMHG ROTCE	20%	82%	16.40%	—	—	150.0%	24.6%
NMHG Market Share - Americas w/o Brazil	12%	82%	9.84%	—	—	35.3%	3.5%
NMHG Market Share - Brazil	3%	82%	2.46%	—	—	13.1%	0.3%
NMHG Market Share - EMEA	9%	82%	7.38%	—	—	—%	—%
NMHG Market Share - Asia	2%	82%	1.64%	—	—	100.0%	1.6%
NMHG Market Share - Pacific	3%	82%	2.46%	—	—	100.0%	2.5%
NMHG Market Share - Japan	1%	82%	0.82%	—	—	50.0%	0.4%
NMHG Total							78.7%
HBB Adjusted Net Income	30%	8%	2.40%	$21,139,000	$22,454,165	116.4%	2.8%
HBB ROTCE	15%	8%	1.20%	—	—	132.0%	1.6%
HBB Operating Profit Percent	25%	8%	2.00%	—	—	85.0%	1.7%
HBB Net Sales	30%	8%	2.40%	$526,476,000	$521,567,465	92.6%	2.2%
HBB Total							8.3%
KC Adjusted Net Income	30%	2%	0.60%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	2%	0.30%	—	—	—%	—%
KC Operating Profit Percent	25%	2%	0.50%	—	—	—%	—%
KC Net Sales	30%	2%	0.60%	$236,005,000	$224,695,287	52.1%	0.3%
KC Positive Discretion						10.0%	0.2%
KC Total							0.5%
NA Coal Adjusted Net Income	50%	8%	4.00%	$34,923,000	$38,007,984	117.7%	4.7%
NA Coal Consolidated Operations ROTCE	20%	8%	1.60%	—	—	65.0%	1.0%
NA Coal New Project Development	30%	8%	2.40%	—	—	114.0%	2.7%
NA Coal Total				—	—		8.4%
Final Pre-Spin Payout Percentage							95.9%	(1)

(1)	Mr. Schilling's incentive compensation payment under the NMHG Short-Term Plan for 2012 is calculated as follows:
Calculation for Pre-Spin Services: Multiply Mr. Schilling's pre-spin 2012 salary midpoint by his pre-spin incentive target compensation percentage to determine his target dollar amount: $317,500 multiplied by 40% = $127,000. Allocate the target dollar amount between pre-spin service (75% or $95,250) and post-spin service (25% or $31,750). Multiply the pre-spin target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 95.9% as shown on the table above: $95,250 multiplied by 95.9% = $91,345.
Calculation for Post-Spin Services: Multiply Mr. Schilling's post-spin 2012 salary midpoint by his post-spin incentive target compensation percentage to determine his target dollar amount: $349,400 multiplied by 45% = $157,230. Allocate the target dollar amount between pre-spin service (75% or $117,922) and post-spin service (25% or $39,308). Multiply the post-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, which was 96.1% as shown on the table on page 27: $39,308 multiplied by 96.1% = $37,774.
Calculation of Total 2012 Short-Term Incentive Compensation: Add the pre-spin and post-spin amounts together, resulting in a 2012 award of $129,119 to Mr. Schilling under the NMHG Short-Term Plan.

NMHG Short-Term Incentive Compensation for Mr. Rankin. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Short-Term Plan to determine final incentive compensation payments for Mr. Rankin. 75% of his 2012 short-term award is based on the pre-spin performance factors shown in the table below which were in effect while NMHG was a subsidiary of NACCO and 25% of his 2012 short-term award is based solely on the post-spin performance factors of NMHG shown on page 26 under "-NMHG Short-Term Incentive Compensation for Messrs. Brogan and Wilson":

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Rankin	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage (1)	(C) x (D) Payout Factor
NMHG Adjusted Operating Profit Dollars - Global	30%	55%	16.50%	$94,579,000	$115,106,000	134.2%	22.1%
NMHG Operating Profit Percentage-Global	20%	55%	11.00%	—	—	78.3%	8.6%
NMHG ROTCE - Global	20%	55%	11.00%	—	—	150.0%	16.5%
Market Share - Americas w/o Brazil	12%	55%	6.60%	—	—	35.3%	2.3%
Market Share - Brazil	3%	55%	1.65%	—	—	13.1%	0.2%
Market Share - EMEA	9%	55%	4.95%	—	—	—%	—%
Market Share - Asia	2%	55%	1.10%	—	—	100.0%	1.1%
Market Share - Pacific	3%	55%	1.65%	—	—	100.0%	1.7%
Market Share - Japan	1%	55%	0.55%	—	—	50.0%	0.3%
NMHG Total							52.8%
HBB Adjusted Net Income	30%	20%	6.00%	$21,139,000	$22,454,165	116.4%	7.0%
HBB ROTCE	15%	20%	3.00%	—	—	132.0%	4.0%
HBB Operating Profit Percent	25%	20%	5.00%	—	—	85.0%	4.3%
HBB Net Sales	30%	20%	6.00%	$526,476,000	$521,567,465	92.6%	5.6%
HBB Total							20.9%
KC Adjusted Net Income	30%	5%	1.50%	$2,820,000	$(2,842,136)	—%	—%
KC ROTCE	15%	5%	0.75%	—	—	—%	—%
KC Operating Profit Percent	25%	5%	1.25%	—	—	—%	—%
KC Net Sales	30%	5%	1.50%	$236,005,000	$224,695,287	52.1%	0.8%
KC Positive Discretion						10.0%	0.5%
KC Total							1.3%
NA Coal Adjusted Net Income	50%	20%	10.00%	$34,923,000	$38,007,984	117.7%	11.8%
NA Coal Consolidated Operations ROTCE	20%	20%	4.00%	—	—	65.0%	2.6%
NA Coal New Project Development	30%	20%	6.00%	—	—	114.0%	6.8%
NA Coal Total							21.2%
Final Pre-Spin Payout Percentage							96.2%	(1)
(1) Mr. Rankin's incentive compensation payment under the NMHG Short-Term Plan for 2012 is calculated as follows:
Calculation for Pre-Spin Services: Multiply Mr. Rankin's 2012 salary midpoint by his incentive target compensation percentage to determine his target dollar amount: $1,001,400 multiplied by 100% = $1,001,400. Allocate the target dollar amount between pre-spin service (75% or $751,050) and post-spin service (25% or $250,350). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC which was 96.2% as shown on the above table: $751,050 multiplied by 96.2% = $722,510.
Calculation for Post-Spin Services: Reduce the post-spin target to 60% ($150,210) to reflect the division of Mr. Rankin's time between Hyster-Yale and NACCO following the spin-off. Multiply the adjusted post-spin service target dollar amount by the applicable payment percentage based on performance criteria and results for NMHG, which was 96.1%, as shown on the table on page 27: $150,210 multiplied by 96.1% = $144,352.
Calculation of Total 2012 Short-Term Incentive Compensation: Add the pre-spin and post-spin amounts together, resulting in a 2012 award of $866,862 to Mr. Rankin for 2012 under the NMHG Short-Term Plan.

Long-Term Incentive Compensation
In General. The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our business. Our long-term incentive compensation plans generally require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
The Compensation Committee believes that awards under our long-term plans promote a long-term focus on our profitability due to the holding periods under the long-term plans. Those individual Named Executive Officers who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. In 2012, only certain executives who performed services at the global headquarters were entitled to receive equity-based compensation from Hyster-Yale and/or NACCO. The Compensation Committee does not consider a Named Executive Officer's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
Each long-term incentive compensation plan follows the same basic pattern for award determination:

•
Except for Mr. Rankin's 2012 award under the Hyster-Yale Equity Plan, which is based solely on post-spin service, target awards for each executive are equal to a specified percentage of the executive's 2012 salary midpoint, based on the number of Hay points assigned to the position and the Hay Group's recommendations regarding an appropriate level of long-term incentive compensation at that level;

•	each long-term plan has a one-year performance period;

•	awards under the long-term plans are determined after year-end by comparing actual performance to the pre-established long-term performance targets;

•	the Compensation Committee, in its discretion, may decrease awards; and

•
for participants other than the Named Executive Officers in the 162(m) Plans, the Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so.

For 2012, the long-term plans were designed to provide target long-term incentive compensation to the Named Executive Officers of between 70% and 316.25% depending on the Named Executive Officer's position.

The table below shows the long-term target awards and payouts approved by the compensation committees for each Named Executive Officer for 2012:

Named Executive Officer and Long-Term Plan	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a Percentage of Salary Midpoint ($)		(C)=(A) x (B) Long-Term Plan Target ($)		(D) Cash-Denominated Long-Term Plan Payout(4)(5)		(E)=(D)/(A) Cash-Denominated Long- Term Plan Payout as a Percentage of Salary Midpoint (%)	(F) Fair Market Value of Long-Term Plan Payout (4)(5)
Alfred M. Rankin, Jr. (NACCO Long-Term Plan - pre-spin)	$1,001,400	316.25%	(1)	$3,166,928	(2)	$2,695,847	(6)	269.21%	$4,726,094
Alfred M. Rankin, Jr. (Hyster-Yale Equity Plan - post-spin)	$1,001,400	N/A	(2)	$475,039	(2)	$370,055		36.95%	$588,012
Kenneth C. Schilling (Hyster-Yale Equity Plan)	$349,400	80.5%	(1)	$281,267	(3)	$180,745	(6)	51.73%	$287,200
Michael P. Brogan (NMHG Long-Term Plan)	$665,100	150%		$997,650		$777,169		116.85%	N/A
Colin Wilson (NMHG Long-Term Plan)	$501,100	105%		$526,155		$409,875		81.80%	N/A
Ralf A. Mock (NMHG Long-Term Plan)	$369,900	70%		$258,930	(7)	$203,519		55.02%	N/A

(1)
The target percentages for participants in the NACCO Long-Term Plan and the Hyster-Yale Equity Plan include a 15% increase from the Hay-recommended long-term plan target awards that the compensation committees apply each year to account for the immediately taxable nature of the equity awards. See “Long-Term Incentive Compensation - Equity-Based Long-Term Incentive Compensation for Messrs. Rankin and Schilling" beginning on page 34.

(2)
Mr. Rankin's target award under the NACCO Long-Term Plan was established at the beginning of 2012 before the Hyster-Yale spin-off. 75% of the target amount ($2,375,196) is attributable to pre-spin service while NMHG was a subsidiary of NACCO. The compensation committees used negative discretion to allocate the remaining $791,732 for post-spin service 40% to NACCO ($316,693) and 60% to Hyster-Yale ($475,039) to reflect Mr. Rankin's division of duties following the spin-off.

(3)
Mr. Schilling received his entire 2012 long-term award under the Hyster-Yale Equity Plan. He was promoted to Vice President and Chief Financial Officer of Hyster-Yale as of the spin-off date and received a corresponding Hay point adjustment and long-term target increase as of such date. The target shown above is the annualized post-spin target amount. His 2012 long-term payout was pro-rated based on his initial salary midpoint and long-term target for the portion of 2012 before the spin-off and the increased salary midpoint and target for the portion of 2012 after the spin-off.

(4)
Awards under the NMHG Long-Term Plan are calculated and paid in dollars. There is no difference between the amount of the cash-denominated awards and the fair market value of the awards under that plan.

(5)
Awards under the NACCO Long-Term Plan and the Hyster-Yale Equity Plan are initially denominated in dollars. The amounts shown in columns (D) and (E) reflect (i) the dollar-denominated awards that were earned under the Hyster-Yale Equity Plan by Messrs. Rankin and Schilling for services performed in 2012 and (ii) the dollar-denominated award that was earned by Mr. Rankin under the NACCO Long-Term Plan for pre-spin services while NMHG was a subsidiary of NACCO. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the Named Executive Officers who receive equity compensation. As described in “- Long-Term Incentive Compensation - Equity Based Long-Term Incentive Compensation for Messrs. Rankin and Schilling” beginning on page 34, the dollar-denominated awards are then paid to the participants in a combination of restricted stock and cash. For Messrs. Rankin and Schilling, 35% of the 2012 award was distributed in cash, to approximate their income tax withholding obligations for the shares, and the remaining 65% was distributed in whole shares of restricted stock. The actual number of shares of stock issued would normally be determined by taking the dollar value of the stock component of the award and dividing it by the lower of the average share price during the 2012 performance period or the preceding calendar year. For 2012, however, due to the impact of the Hyster-Yale spin-off on the price of NACCO stock and Hyster-Yale Class A Common, the Compensation Committee defined the "average share price" for this purpose as the lower of (i) the average NACCO class A common share price for 2011, which was $91.54 or (ii) $115.37 which is the sum of (A) the average NACCO class A common share price for the period from January 1, 2012 through September 28, 2012 plus (B) the average share price of a hypothetical "Hyster-Yale/NACCO composite share" for the last three months of 2012, which was calculated by adding the weekly closing value of one share of NACCO class A common plus the weekly closing value of two shares of Hyster-Yale Class A Common stock for such time period. The number of shares of Hyster-Yale Class A Common and NACCO stock actually distributed under the long-term equity plans was also adjusted using similar methodology and to reflect the extraordinary dividends paid by NACCO and Hyster-Yale in December, 2012. The amounts shown in column (F) reflect the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was distributed for the 2012 long-term awards. This amount is computed in accordance with FASB ASC Topic 718 and is the same as the amount that is disclosed in the Summary Compensation Table on page 44. The shares were valued using the date on which the long-term plan awards were approved by the applicable compensation committee. The difference in the amounts disclosed in columns (D) and (F) is due to the fact that the number of shares issued was calculated using a price of $91.54 and the grant date fair value was calculated using the average of the high and low share price on the day the shares were granted, as well as the adjustments made by the compensation committees in determining the number of shares to be issued as a result of the Hyster-Yale spin-off and the extraordinary dividends.

(6)	The portion of the awards for Messrs. Rankin and Schilling that is attributable to pre-spin service when NMHG was a subsidiary of NACCO is also disclosed in NACCO's 2013 proxy statement.

(7)
Target awards under the NMHG Long-Term Plan for non-U.S. employees are based on the Hay-recommended percentage of the U.S. salary midpoint for their salary grades, not on the local midpoint and are denominated in U.S. dollars rather than local currency. Therefore, Mr. Mock's long-term target award is based on 70% of $369,900 (his U.S. salary midpoint) rather than 70% of $404,820 (his EMEA salary midpoint for 2012 converted to U.S. dollars).

Due to the nature of the NMHG Long-Term Plan, the awards and payments under the plan are described in both the Grants of Plan-Based Awards Table on page 47 and the Nonqualified Deferred Compensation Table on page 51. Also refer to “- Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on long-term plan awards.
The following tables show the performance criteria established by the compensation committees for 2012 under the long-term plans to determine final, actual incentive compensation payments for the Named Executive Officers. The applicable plan, performance objectives and payout percentages are different for different groups of employees, depending on their category of participation. When reviewing the tables, please note the following:
(1)Achievement Percentages. The achievement percentages are based on the formulas contained in underlying performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target. The minimum achievement percentage is 0% and the maximum achievement percentage is 150%.
(2)ROTCE Performance Factors: ROTCE is calculated as shown above under “- Incentive Compensation of Named Executive Officers - ROTCE Methodology and Explanation” (including the adjustments for the non-recurring or special items). ROTCE targets and results are not disclosed for the reasons stated in that section.
(3)NMHG, HBB and KC Performance Factors. These tables do not disclose the HBB adjusted standard margin target or result due to the competitively sensitive nature of that information. The target for 2012 was higher than the target for 2011. The compensation committee expected that HBB would meet its adjusted standard margin target in 2012. Also see page 26 for an explanation of the reasons for non-disclosure of other performance targets and results due to the competitively sensitive nature of that information.
(4)NA Coal Performance Factors: The NA Coal long-term performance factors are based on the economic value of income of current and new projects because the compensation committee believes it is a more accurate reflection of the rate of return in NA Coal's business, where a substantial portion of revenue is based on long-term contracts and projects. The tables do not include the NA Coal performance targets or results due to the competitively sensitive nature of that information. The compensation committee did not expect that any of the NA Coal performance targets would be met in 2012. NA Coal performance is measured on three component targets: new project factor (40%); annual factor (30%); and cumulative factor (30%). Each of these components is described in detail below.

•
New Project Factor. When the NA Coal long-term plan was established in 2006, the NA Coal compensation committee set a target dollar level of the “present value appreciation” that was to be earned by new projects obtained during the entire ten-year plan term. Value appreciation for a new project is determined based on the economics of the project. For example, the present value appreciation will be determined based on the forecasted net income and cost of capital over the life of the contract (which could be 40 years) based on the contract terms, including a present value calculation over the life of the contract. During the year the new project comes into existence, the value appreciation of that project for the ten-year term (or the remainder thereof) is taken into account under the NA Coal new project factor and compared to the target that was initially set by the committee in 2006.

•
Annual Factor. When the NA Coal long-term plan was established, the NA Coal compensation committee listed each NA Coal project that was in effect at that time. Using the existing contractual terms for each project, as shown in NA Coal's five-year business plan that was in effect in 2006 and forecasting the results out for another five years, the NA Coal compensation committee established annual net income targets and forecasted capital expenditure targets for each project for each year from 2006 through 2015. Each year, the committee compares the actual net income and actual capital charges for each project against these previously established targets to determine whether the pre-established targets have been satisfied.

•
Cumulative Factor. When the NA Coal long-term plan was established, the NA Coal compensation committee used the same five-year business plan and forecasting for the same projects to establish cumulative net income targets and cumulative forecasted capital expenditure targets for the same projects for each and every year during the ten-year term of the plan. Each year, the committee compares the actual cumulative net income and actual capital charges for each project against these previously established targets to determine whether the pre-established targets have been satisfied.

(5)Maximum Payout Percentage. As required under the 2012 guidelines adopted by the compensation committees for the long-term plans, (i) payments to Messrs. Brogan, Wilson and Mock under the NMHG Long-Term Plan did not exceed 150% of their target awards and (ii) the cash-denominated payments to Messrs. Rankin and Schilling under the NACCO Long-Term Plan and/or the Hyster-Yale Equity Plan did not exceed 200% of their target awards.
NMHG Long-Term Incentive Compensation for Messrs. Brogan and Wilson. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Long-Term Plan to determine final incentive compensation payments for corporate executives in the U.S., including Messrs. Brogan and Wilson:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Factor
NMHG Operating Profit Percent- Global	40%	—	—	76.4%	30.6%
NMHG ROTCE -Global	30%	—	—	150%	45.0%
Americas Market Share w/o Brazil	12%	—	—	—%	—%
Brazil Market Share	3%	—	—	—%	—%
EMEA Market Share	9%	—	—	10.0%	0.9%
Asia Market Share	2%	—	—	25.0%	0.5%
Pacific Market Share	3%	—	—	25.0%	0.8%
Japan Market Share	1%	—	—	12.5%	0.1%
Final Payout Percentage - U.S. Corporate					77.9%	(1)
 (1)    Mr. Brogan's 2012 award was $777,169 (his 2012 long-term target of $997,650 multiplied by 77.9%) and Mr. Wilson's 2012 award was $409,875 (his 2012 long-term target of $526,155 multiplied by 77.9%).
NMHG Long-Term Incentive Compensation for Mr. Mock. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the NMHG Long-Term Plan to determine final incentive compensation payments for corporate executives in the EMEA region, including Mr. Mock:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Factor
NMHG Operating Profit Percent- Global	40%	—	—	4.7%	30.6%
NMHG ROTCE -Global	30%	—	—	30.0%	45.0%
EMEA Market Share	30%	—	—	6.3%	3.0%
Final Payout Percentage - EMEA					78.6%	(1)
 (1)    Mr. Mock's 2012 award was $203,519 (his 2012 long-term target of $258,930 multiplied by 78.6%).

Equity-Based Long-Term Incentive Compensation for Messrs. Rankin and Schilling. NACCO and Hyster-Yale maintain two types of equity-based long-term incentive compensation plans:

•	Standard Long-Term Equity Plans:

◦
Hyster-Yale. For 2012, the Hyster-Yale Equity Plan used Hyster-Yale's post-spin consolidated ROTCE to determine the minimum and maximum payment pools, which reflects the Compensation Committee's belief that the Company and its stockholders are entitled to at least a certain rate of ROTCE for the Company overall and that our performance against that rate of return should determine the long-term incentive compensation payouts under the Hyster-Yale Equity Plan. Although the Compensation Committee expected that the ROTCE target would be met in 2012, the target was not set so low that the result was guaranteed. For 2012, ROTCE results at or above the maximum consolidated ROTCE performance target resulted in a maximum payment pool of 200% of target for all participants, including Messrs. Rankin and Schilling. The Compensation Committee then used negative discretion using our financial and operating measures to determine the final payouts under the Hyster-Yale Equity Plan as shown on the tables below. Mr. Schilling received his entire long-term award for 2012 under the Hyster-Yale Equity Plan. Mr. Rankin's 2012 award under the Hyster-Yale Equity Plan was for post-spin service only.

◦
NACCO. For 2012, the NACCO Long-Term Plan used NACCO's consolidated ROTCE to determine the minimum and maximum payment pools. Although the NACCO compensation committee expected that the ROTCE target would be met in 2012, the target was not set so low that the result was guaranteed. For 2012, ROTCE results at or above the maximum consolidated ROTCE performance target resulted in a maximum payment pool at a level of 200% for Mr. Rankin. The NACCO compensation committee then used negative discretion comparing the performance of NACCO's subsidiaries to the performance criteria established under the subsidiary long-term plans to determine the final payouts under the NACCO Long-Term Plan, as shown on the tables below. Mr. Rankin received a 2012 award under the NACCO Long-Term Plan, 75% of which took into account pre-spin performance while NMHG was a subsidiary of NACCO. The pre-spin portion of his award under the NACCO Long-Term Plan is required to be disclosed in this Proxy Statement as well as NACCO's 2013 proxy statement. Mr. Schilling did not receive a 2012 award under the NACCO Long-Term Plan.

•
Supplemental Long-Term Equity Plans. The NACCO supplemental equity plan and the Hyster-Yale Supplemental Equity Plan give the applicable compensation committee the flexibility to provide discretionary additional equity compensation. The compensation committees did not grant any awards under the supplemental equity plans for services performed in 2012.

Under each of the long-term equity plans, the executive is effectively required to invest the non-cash portion of the payout in NACCO or Hyster-Yale common stock, as applicable, for up to ten years. This is because, as discussed below, the shares awarded generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based upon the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the applicable company, which is expected to be reflected in the increased value of the stock awarded. As a result of the annual equity grants under the long-term equity plans and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, the Hyster-Yale executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of the Named Executive Officers with those of other stockholders.
Target awards under the long-term equity plans are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the executive's position and the Hay Group's long-term incentive compensation recommendations for that Hay point level. These amounts are then increased by 15% to account for the immediately taxable nature of the long-term equity plan awards. The dollar-denominated payments generally may not exceed 200% of the award target. The compensation committees retain discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant or to approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards (except awards for covered employees under Code Section 162(m), which may only be decreased).
Final awards are paid to the participants in a combination of restricted stock and cash, with the cash amount approximating the income tax withholding obligations of the participants for the stock. For 2012, approximately 65% of each award was distributed in shares of restricted stock and 35% in cash. The actual number of shares of stock issued to a participant is determined by taking the dollar value of the stock component of the award and dividing it by the average share price. For this purpose, the average share price is generally calculated as the lesser of:

•
the average closing price of stock on the NYSE at the end of each week during the year preceding the start of the performance period (or such other previous calendar year as determined by the compensation committee no later than the 90th day of the performance period); or

•	the average closing price of stock on the NYSE at the end of each week during the performance period.
For 2012 awards, however, a modified calculation was required as a result of the impact of the Hyster-Yale spin-off on the price of NACCO and Hyster-Yale stock following the spin-off. See "Long-Term Incentive Compensation" above.
Awards under the long-term equity plans are fully vested when granted and the participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the award shares. The full amount of each final award, including the fair market value of the award shares on the date of grant, is fully taxable to the participant.
The award shares that are issued are subject to transfer restrictions that generally lapse on the earliest to occur of:

•	the date which is ten years after the last day of the performance period;

•	the date of the participant's death or permanent disability; or

•	five years (or earlier with the approval of the applicable compensation committee) from the date of retirement.
The compensation committees have the right to release the restrictions at an earlier date, but rarely do so.
Hyster-Yale Equity Plan. As of the spin-off date, our Compensation Committee took the following actions under the Hyster-Yale Equity Plan:
•set a consolidated post-spin Hyster-Yale ROTCE performance target to determine the minimum and maximum payment pool;
•set a performance period of one year (for Mr. Schilling) and three months (for Mr. Rankin) for the awards under the Hyster-Yale Equity Plan;
•designated the participants for 2012 which included only Messrs. Rankin and Schilling and certain other senior executive employees who were participants in the NACCO Long-Term Plan before the spin-off date;
•set dollar-denominated award targets for all participants other than Mr. Rankin that were equal to a percentage of the participant's 2012 salary midpoint based on the number of Hay points assigned to the executive's position and the Hay Group's long-term incentive compensation recommendations for that Hay point level; and
•set a post-spin dollar denominated award target of $475,039 for Mr. Rankin that was equal to 60% of his post-spin 2012 long-term award target ($3,166,928 multiplied by 25% multiplied by 60%).
Before any post-spin adjustments, long-term plan award targets for Messrs. Rankin and Schilling were designed to provide target long-term incentive compensation of 275% and 70% of their salary midpoints, respectively. These amounts are then increased by 15% to 316.25% and 80.50%, respectively, to account for the immediately taxable nature of the long-term plan awards.
Hyster-Yale Equity Plan Calculation for Mr. Schilling. The following table summarizes the performance criteria established by the Compensation Committee for 2012 under the Hyster-Yale Equity Plan to determine final incentive compensation payments for Mr. Schilling.

The pre-spin portion of his 2012 long-term award is based on the pre-spin performance factors shown on the table below and the remainder of his 2012 award is based on the performance factors shown on the table on page 33 under "-NMHG Long-Term Incentive Compensation for Messrs. Brogan and Wilson."

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Schilling	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Operating Profit Percentage	40%	82%	32.80%	—	—	76.4%	25.1%
NMHG ROTCE	30%	82%	24.60%	—	—	150.0%	36.9%
NMHG Market Share - Americas w/o Brazil	12%	82%	9.84%	—	—	—%	—%
NMHG Market Share - Brazil	3%	82%	2.46%	—	—	—%	—%
NMHG Market Share - EMEA	9%	82%	7.38%	—	—	10.0%	0.7%
NMHG Market Share - Asia	2%	82%	1.64%	—	—	25.0%	0.4%
NMHG Market Share - Pacific	3%	82%	2.46%	—	—	25.0%	0.6%
NMHG Market Share - Japan	1%	82%	0.82%	—	—	12.5%	0.1%
NMHG Total							63.8%
HBB Adjusted Standard Margin	15%	8%	1.20%	—	—	46.8%	0.6%
HBB ROTCE	25%	8%	2.00%	—	—	129.5%	2.6%
HBB Operating Profit Percent	45%	8%	3.60%	—	—	64.0%	2.3%
HBB Net Sales	15%	8%	1.20%	$526,476,000	$521,567,465	85.3%	1.0%
HBB Total							6.5%
KC Adjusted Gross Profit	15%	2%	0.30%	$106,145,000	$95,831,716	—%	—%
KC ROTCE	25%	2%	0.50%	—	—	—%	—%
KC Operating Profit Percent	45%	2%	0.90%	—	—	—%	—%
KC Net Sales	15%	2%	0.30%	$236,005,000	$224,695,287	52.1%	0.2%
KC Positive Discretion						10.0%	0.2%
KC Total							0.4%
NA Coal Annual Factor	30%	8%	2.40%	—	—	—	—%
NA Coal Cumulative Factor	30%	8%	2.40%	—	—	—	0.2%
NA Coal New Project Factor	40%	8%	3.20%	—	—	—	21.1%
NA Coal Total							21.3%
Final Pre-Spin Payout Percentage							92.0%	(1)

(1)	Mr. Schilling's incentive compensation payment under the Hyster-Yale Equity Plan for 2012 was calculated as follows:
Calculation for Pre-Spin Services: Multiply his pre-spin off 2012 salary midpoint by his pre-spin-off long-term incentive target compensation percentage to determine his target dollar amount: $317,500 multiplied by 57.5% = $182,563. Allocate the target dollar amount between pre-spin service (75% multiplied by $182,563 = $136,922) and post-spin service. Then multiply the pre-spin amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 92.0% as shown on the above table: $136,922 multiplied by 92.0% = $125,968.
Calculation for Post-Spin Services: Multiply his post-spin service target dollar amount ($281,267) by 25% to reflect his post-spin service ($70,317). Multiply the post-spin target of $70,317 by the post-spin payment percentage based on the NMHG performance criteria and results, which was 77.9%, as shown on the table on page 33: $70,317 multiplied by 77.9% = $54,777.

Total 2012 Long-Term Compensation: Add the pre-spin and post-spin amounts together, resulting in a cash denominated award of $180,745 to Mr. Schilling for 2012 under the Hyster-Yale Equity Plan. This amount was then paid partially in cash and partially in restricted shares of Hyster-Yale Class A Common.

Long-Term Incentive Compensation for Mr. Rankin. The 2012 long-term compensation that is reflected in the Summary Compensation Table on page 44 for Mr. Rankin is the sum of (i) his award under the NACCO Long-Term Plan that was earned for pre-spin service while NMHG was a subsidiary of NACCO (which is paid partially in restricted shares of

NACCO stock) and (ii) his award under the Hyster-Yale Equity Plan for post-spin services (which is paid partially in restricted shares of Hyster-Yale Class A Common), both as described in further detail below.
NACCO Long-Term Plan Award for Mr. Rankin for Pre-Spin Service. Mr. Rankin was a participant in the NACCO Long-Term Plan for 2012. The NACCO Long-Term Plan functions in a manner substantially similar to the Hyster-Yale Equity Plan except that awards are paid out in the form of restricted shares of NACCO class A common stock. 75% of Mr. Rankin's 2012 long-term award under the NACCO Long-Term Plan is based on the pre-spin performance factors shown below that were in effect when NMHG as a subsidiary of NACCO:

Pre-Spin Performance Criteria	(A) Initial Weighting at Subsidiary Level	(B) Pre-Spin Weighting for Mr. Rankin	(C)=(A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(C) x (D) Payout Factor
NMHG Operating Profit Percentage	40%	55%	22.00%	__	__	76.4%	16.8%
NMHG ROTCE	30%	55%	16.50%	__	__	150.0%	24.8%
NMHG Market Share - Americas w/o Brazil	12%	55%	6.60%	__	__	—%	—%
NMHG Market Share - Brazil	3%	55%	1.65%	__	__	—%	—%
NMHG Market Share - EMEA	9%	55%	4.95%	__	__	10.0%	0.5%
NMHG Market Share - Asia	2%	55%	1.10%	__	__	25.0%	0.3%
NMHG Market Share - Pacific	3%	55%	1.65%	__	__	25.0%	0.4%
NMHG Market Share - Japan	1%	55%	0.55%	__	__	12.5%	0.1%
NMHG Total							42.9%
HBB Adjusted Standard Margin	15%	20%	3.00%	__	__	46.8%	1.4%
HBB ROTCE	25%	20%	5.00%	__	__	129.5%	6.5%
HBB Operating Profit Percent	45%	20%	9.00%	__	__	64.0%	5.8%
HBB Net Sales	15%	20%	3.00%	$526,476,000	$521,567,465	85.3%	2.6%
HBB Total							16.3%
KC Adjusted Gross Profit	15%	5%	0.75%	$106,145,000	$95,831,716	—%	—%
KC ROTCE	25%	5%	1.25%	__	__	—%	—%
KC Operating Profit Percent	45%	5%	2.25%	__	__	—%	—%
KC Net Sales	15%	5%	0.75%	$236,005,000	$224,695,287	52.1%	0.4%
KC Positive Discretion						10.0%	0.5%
KC Total							0.9%
NA Coal Annual Factor	30%	20%	6.00%	__	__	__	—%
NA Coal Cumulative Factor	30%	20%	6.00%	__	__	__	0.5%
NA Coal New Project Factor	40%	20%	8.00%	__	__	__	52.9%
NA Coal Total							53.4%
Final Pre-Spin Payout Percentage							113.5%	(1)

(1)
The portion of Mr. Rankin's incentive compensation payment under the NACCO Long-Term Plan for 2012 that is for pre-spin service and is required to be reported in this Proxy Statement as well as NACCO's 2013 proxy statement was calculated as follows: Multiply his 2012 salary midpoint by his incentive target compensation percentage to determine his target dollar amount: $1,001,400 multiplied by 316.25% = $3,166,928. Allocate the target dollar amount between pre-spin service (75% or $2,375,196) and post-spin service (25% or $791,732). Multiply the pre-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, NA Coal, HBB and KC, which was 113.5% as shown on the above table resulting in a cash-denominated amount of $2,695,847 ($2,375,196 multiplied by 113.5%). This amount was then paid partially in cash and partially in restricted shares of NACCO class A common stock.

Hyster-Yale Equity Plan Award for Mr. Rankin for Post-Spin Services. Mr. Rankin's incentive compensation payment under the Hyster-Yale Equity Plan for 2012 was calculated as follows: Multiply his 2012 salary midpoint by his initial long-term incentive target compensation percentage to determine his target dollar amount: $1,001,400 multiplied by 316.25% = $3,166,928. Allocate the target dollar amount between pre-spin service (75% or $2,375,196) and post-spin service (25% or $791,732) and then multiply the post-spin amount by 60% to reflect the portion of time that Mr. Rankin was expected to perform post-spin services for Hyster-Yale (60% of $791,732 is $475,039). Multiply the post-spin service target dollar amount by the applicable payment percentage, based on performance criteria and results for NMHG, which was 77.9% as shown on the table on page 33 under "-NMHG Long-Term Incentive Compensation for Messrs. Brogan and Wilson": $475,039 multiplied by 77.9% = $370,055, which is the cash denominated award for Mr. Rankin for 2012 under the Hyster Yale-Equity Plan. This amount was then paid partially in cash and partially in restricted shares of Hyster-Yale Class A Common.

Other Compensation of Named Executive Officers

Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to the executive officers, including the Named Executive Officers, in addition to the short-term and long-term incentive plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our short-term and long-term incentive compensation plans. No discretionary cash bonuses were awarded to the Named Executive Officers for 2012 performance.

Retirement Plans. The material terms of the various retirement plans are described in the narratives following the Pension Benefits Table and the Nonqualified Deferred Compensation Table.
Defined Benefit Pension Plans. The Named Executive Officers do not currently accrue any defined benefit pension benefits. Certain Named Executive Officers are still entitled to receive payments from various frozen pension plans as indicated in the Pension Benefits table on page 52.
Defined Contribution Plans. We provide the Named Executive Officers and most other employees in the U.S. and U.K. with defined contribution retirement benefits. Employer contributions under the defined contribution retirement plans are calculated under formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
Additional employer contributions may be made in the form of profit sharing contributions, depending on Company performance. In general, if the Company performs well, the amount of the profit sharing contribution increases.
In general, the Named Executive Officers and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, (i) certain retirement benefits that are provided to Messrs. Rankin, Brogan and Wilson exceed the benefits that are provided to other employees and (ii) the benefits that are provided to the Named Executive Officers and other executive officers in the U.S. are provided under a combination of tax-favored and nonqualified retirement plans, while the benefits that are provided to other employees are provided generally only under tax-favored plans. The nonqualified retirement plans generally provide the U.S. executive officers with the retirement benefits that would have been provided under the tax-favored plans, but that cannot be provided due to various Internal Revenue Service regulations and limits and non-discrimination requirements. Non-U.S. employees do not receive non-qualified retirement benefits.
Our current retirement plans contain the following three types of benefits:

•	employee deferrals;

•	matching employer contributions; and

•	minimum and additional profit sharing benefits.
The “compensation” that is taken into account under the plans generally includes base salary and annual incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments.
Under the U.S. plans, eligible employees may elect to defer up to 25% of compensation. Under the U.K. plan, Mr. Mock may defer up to £50,000 of his compensation. Under the matching portion of the plans for 2012, eligible employees receive employer matching contributions on their deferrals in accordance with the following applicable contribution formula:

•	U.S. Plans: a 3% match on the first 7% of before-tax contributions.

•	U.K. Plan: a 1.25% match on the first 2.50% of before-tax contributions.
Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation. The percentage varies based on a formula that takes into account the employee's age, compensation, and ROTCE performance for the year. As applied to the Named Executive Officers in 2012, the range of profit sharing contributions under each applicable formula were:

•	Messrs. Rankin and Brogan: between 4.50% and 14.90% of compensation;

•	Mr. Schilling: between 3.20% and 10.05% of compensation;

•	Mr. Wilson: between 3.80% and 12.25% of compensation; and

•	Mr. Mock: between 3.80% and 12.60% of compensation.
The Named Executive Officers are 100% vested in their deferrals and in all matching contributions. They are also 100% vested in all benefits that are provided under the nonqualified plans. However, they become vested in their U.S. profit sharing contributions under the tax-favored plans at the rate of 20% for each year of service and in the U.K. profit sharing contributions after two years of service. All of the Named Executive Officers are 100% vested in all profit sharing benefits.
Benefits under the tax-favored plans are generally payable at any time following a termination of employment. Participants have the right to invest their tax-favored plan account balances among various investment options that are offered by the plans' trustees. Participants can elect various forms of payment including lump sum distributions and installments.
The U.S. defined contribution nonqualified retirement plans are structured as “pay-as-you-go” plans, based on the Compensation Committee's desire to:

•	avoid additional statutory and regulatory restrictions applied to nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code;

•	simplify plan administration and recordkeeping; and

•	eliminate the risk to the executives based on the unfunded nature of these plans.
Under the “pay-as-you-go” plans:

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participants' account balances, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the U.S. tax-favored plans. The maximum annual earnings rate for this purpose is 14%;

•	no interest is credited on excess profit sharing benefits;

•	the amounts credited under the plans each year are paid during the period from January 1st to March 15th of the following year; and

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the amounts credited under the plans each year are increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase applies to all benefits other than interest and the portion of the excess 401(k) benefits that are in excess of the amount needed to obtain a full employer matching contribution under the plans.

Messrs. Brogan and Wilson maintain accounts under the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, referred to as the Frozen NMHG Unfunded Plan, that was frozen effective December 31, 2007:
The frozen accounts are subject to the following rules:

•	No additional benefits are credited to the frozen plans (other than interest credits).

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The frozen accounts are credited with interest each year. Interest credits are based on the greater of 5% or a ROTCE rate. The maximum interest rate for this purpose is 14%. The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid to these Named Executive Officers during the period from January 1st to March 15th of the following year.

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The frozen accounts (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control.

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Upon payment of the frozen accounts, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other nonqualified participants received their nonqualified plan payment. In the event the rates have increased, an additional tax gross-up payment will be paid to the Named Executive Officer. The Compensation Committee

determined that the employer, and not the executive, should bear the risk of a tax increase after 2008 because the Named Executive Officers would have received payment of their frozen accounts in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.
Refer to “- Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on the terms of the nonqualified deferred compensation plans.
Refer to “Nonqualified Deferred Compensation Benefits” below for a more detailed description of the current and frozen plans.
Other Benefits. All salaried U.S. employees, including the Named Executive Officers, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives (mostly outside the U.S.), including Mr. Mock's car allowance, we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. See note (6) to the Summary Compensation Table on page 44.
Employment and Severance Agreements and Change in Control Payments. Upon a Named Executive Officer's termination of employment with us for any reason, the Named Executive Officer (and all other employees) is entitled to:

•	amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and

•
benefits that are provided under the retirement plans, incentive compensation plans and U.S. nonqualified deferred compensation plans at termination of employment that are further described in this Proxy Statement.

Upon termination of employment in certain circumstances and in accordance with the terms of a broad-based severance that applies to all U.S. salaried employees, the U.S. Named Executive Officers are also entitled to severance pay and continuation of certain health benefits for a stated period of time based on length of service.
None of the Named Executive Officers in the U.S. have an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target annual bonus. In addition, there are no pre-arranged severance agreements with any of the U.S. Named Executive Officers and the Compensation Committee must review and approve any material severance payment that is in excess of the amount the U.S. Named Executive Officer is otherwise entitled to receive under the broad-based severance plan.
The terms and conditions of the employment of our executives outside the U.S. are generally defined in written agreements that cannot be revised without the consent of both the employer and the executive. Mr. Mock’s agreement specifies a minimum salary and car allowance. It also requires participation in the short-term and long-term incentive plans, but does not guarantee the amount of any incentive payments. Mr. Mock’s agreement contains a 12-month notice provision, which is in excess of the 4-month statutory notice maximum in the U.K. Under this provision, if we were to terminate Mr. Mock’s employment without notice, his employer would be required to pay Mr. Mock an amount equal to the sum of 12 months’ base pay plus his annual car allowance. Any additional compensation or benefits would be the subject of negotiation and would require Compensation Committee approval.
Change in control provisions are included in all short-term and long-term incentive compensation plans and all U.S. nonqualified defined contribution retirement plans. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to the Named Executive Officers and other employees. The Hyster-Yale spin-off did not trigger a change in control under any of NACCO's or our plans.

The accrued account balances under the NMHG Long-Term Plan, as well as the accrued account balances under all of U.S. nonqualified defined contribution plans, will automatically be paid in the form of a lump sum payment in the event of a change in control of Hyster-Yale or the participant's employer. A pro-rata target award under the current year's short-term and long-term plans will also be paid in the event of a change in control. The Compensation Committee believes that the change in control payment triggers are appropriate due to the unfunded nature of the benefits provided under these plans. The Compensation Committee believes that the skills, experience and services of its key management employees are a strong factor in our success and that the occurrence of a change in control transaction would create uncertainty for these employees. The Compensation Committee believes that some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs. The change in control payment trigger is designed to encourage key management employees to remain employed during and after a change in control.

The change in control payment trigger under the U.S. nonqualified defined contribution plans does not increase the amount of the benefits payable under those plans. Participants will only receive their accrued account balance (including interest) as of the date of the change in control. However, the change in control provisions under our current short-term and long-term incentive compensation plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control (if any), also provide for the payment of a pro-rated award target for the year of the change in control.
Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under the incentive compensation plans or the nonqualified deferred compensation plans will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the Named Executive Officers in connection with a change in control, see “- Potential Payments Upon Termination/Change in Control” beginning on page 50.
Tax and Accounting Implications
Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Code Section 162(m), which provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to certain individuals. For 2012, the NACCO Long-Term Plan, the NMHG Short-Term Plan, the NMHG Long-Term Plan and the Hyster-Yale Equity Plan were used so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on most awards made under the plans should not count towards the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee intends generally for payments under certain of our incentive plans to meet the criteria for federal income tax deductibility under Code Section 162(m), such deductibility is not guaranteed and is only one factor among a number of factors considered in determining appropriate levels or modes of compensation. We maintain the flexibility to compensate executive officers based upon an overall determination of what the Compensation Committee believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law.
Accounting for Stock-Based Compensation. NACCO and Hyster-Yale account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the long-term equity plans for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See note (2) of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short and long- term performance measures; financial and non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk including lengthy holding periods for long-term awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the finding of management's assessment for 2012 that our compensation programs are effectively designed to help mitigate excessive risk-taking and that the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the long-term equity plans generally must be held for a period of ten years.

Role of Executive Officers in Compensation Decisions. Our management, in particular the Chief Executive Officer of the Company and the Chief Executive Officer of NMHG, reviews our goals and objectives relevant to the compensation of our executive officers. The Chief Executive Officer of the Company annually reviews the performance of each executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. In addition to the Chief Executive Officers' recommendations, the Compensation Committee considers recommendations made by the Hay Group, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each Named Executive Officer, and any additional discretionary payments.
Executive Compensation Program for 2013
Our executive compensation program for 2013 will be structured in a manner similar to our post-spin 2012 program. We will take into account the results of our 2013 stockholder advisory vote on executive compensation when structuring our compensation program for 2014.
Principal changes for 2013 include (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general industry survey data and the recommendations of the Hay Group based on an updated All Industrials survey and (2) changes to certain performance measures, weightings and/or targets for the incentive compensation plans based on management recommendations as to the performance objectives of the particular business unit for 2013 or to better incentivize certain groups of participants.
The following additional changes have been made to our compensation program for 2013:

•	Since NACCO and Hyster-Yale are no longer related companies, any compensation Mr. Rankin receives from NACCO after the spin-off will not be described in our future Proxy Statements.

•
The Hay Group, upon request from our Compensation Committee, reviewed the position of the Chairman, President and Chief Executive Officer of Hyster-Yale following the Hyster-Yale spin-off. After considering several options, the Compensation Committee adopted a compensation model for 2013 based the Hay-recommended aggregate compensation amounts for a hypothetical Chief Executive Officer of a "composite NACCO/Hyster-Yale" company. Based on Mr. Rankin's anticipated 2013 services being allocated 60% to Hyster-Yale and 40% to NACCO, our Compensation Committee then reduced the perquisite allowance, short-term incentive compensation target and long-term incentive compensation target for the "composite CEO" to 60% of the levels recommended by the Hay Group for 2013 to set Mr. Rankin's compensation for 2013. A similar approach was taken when setting Mr. Rankin's base salary for 2013.

•
Beginning in 2013, Mr. Rankin will no longer participate in any tax-favored retirement plans sponsored by NMHG. Instead, he will participate in a non-qualified retirement plan that provides (i) profit sharing benefits in an amount between 4.50% and 14.90% of his compensation, with the actual amount depending on how well Hyster-Yale performs against its ROTCE target, (ii) substitute matching benefits in an amount equal to 3% of eligible compensation and (iii) an additional retirement contribution of $37,710 per year. For this purpose, his compensation will consist only of his salary, cash in lieu of perquisite allowance and his short-term incentive payments. These non-qualified benefits will be paid out annually by March 15th of each year.

•	The Compensation Committee intends to designate all senior management employees in the U.S. in Hay salary grades 28 and above as participants in the Hyster-Yale Equity Plan for 2013.

•
The Compensation Committee will make adjustments to the average share price and final award payouts under the Hyster-Yale Equity Plan for 2013 to reflect the impact of the Hyster-Yale spin-off and the 2012 extraordinary dividends, in a manner similar to the adjustments that were made in 2012. See note (5) under the long-term incentive compensation table on page 31.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
JOHN P. JUMPER, CHAIRMAN
CAROLYN CORVI
MICHAEL E. SHANNON
EUGENE WONG

Summary Compensation Table
The following table sets forth the compensation for services of our Named Executive Officers in all capacities to the Company and its subsidiaries. For 2012, in addition to including post-spin compensation that was paid to Mr. Rankin by Hyster-Yale and NMHG, the table includes pre-spin compensation that was earned by Mr. Rankin while NMHG was a subsidiary of NACCO. The information presented for Mr. Schilling for 2012 includes pre-spin and post-spin compensation. SEC disclosure rules require that the compensation earned by Messrs. Rankin and Schilling in 2012 prior to the spin-off also be included in NACCO's 2013 proxy statement. This disclosure is duplicative; they were not compensated twice for the same duties.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2012

Name and Principal Position	Year	Salary(2)($)	Stock Awards(3)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value(4) and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and Chief Executive Officer of Hyster-Yale; Chairman of NMHG (1)	2012	$1,126,809	$3,790,982	$1,939,985	(7)	$80,096	$536,917	$7,474,789
	2011	$1,217,000	$1,426,409	$1,589,048	(7)	$1,871,523	$629,760	$6,733,740
	2010	$1,217,943	$5,306,595	$2,037,348	(7)	$1,628,046	$341,592	$10,531,524
Kenneth C. Schilling, Vice President and Chief Financial Officer of Hyster-Yale and NMHG (8)	2012	$318,687	$223,909	$192,410	(7)	$8,214	$78,184	$821,404
	2011	$297,022	$81,785	$156,613	(7)	$8,361	$76,218	$619,999
	2010	$284,168	$322,910	$189,945	(7)	$9,020	$34,572	$840,615
Michael P. Brogan; President and Chief Executive Officer of NMHG	2012	$606,590	$—	$1,224,582	(9)	$499,335	$243,915	$2,574,422
	2011	$574,711	$—	$1,184,765		$184,658	$209,774	$2,153,908
	2010	$565,866	$—	$985,160		$159,912	$48,496	$1,759,434
Colin Wilson; Vice President, Chief Operating Officer and President, Americas of NMHG (10)	2012	$501,063	$—	$674,731	(11)	$261,481	$155,997	$1,593,272
	2011	$478,727	$—	$653,075		$143,030	$136,302	$1,411,134
Ralf A. Mock; Vice President, Managing Director, EMEA of NMHG (10)	2012	$400,258	$—	$368,746	(12)	$56,816	$114,727	$940,547
	2011	$387,730	$—	$489,941		$20,355	$103,474	$1,001,500

(1)
The amounts reported for Mr. Rankin for 2010 and 2011 were paid by NACCO. For periods before the spin-off in 2012, Mr. Rankin was employed by NMHG but provided services to NACCO and all of its subsidiaries, including the Company and NMHG. Following the Hyster-Yale spin-off on September 28, 2012, Mr. Rankin continued to provide services to both NACCO and Hyster-Yale and was compensated by both NACCO and NMHG. Amounts listed for 2012 for Mr. Rankin include the sum of (i) compensation he earned during the first nine months of 2012 prior to the spin-off date while he was employed by NMHG and while NMHG was a subsidiary of NACCO plus (ii) compensation he earned from Hyster-Yale and NMHG following the spin-off date. The 2012 total compensation figure from the above table is allocated between Hyster-Yale and NACCO as follows:

	Perquisite Allowance	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
NACCO Compensation (for pre-spin services)	$0	$0	$3,332,526	$943,568	$0	$13,049	$4,289,143
Hyster-Yale/NMHG Compensation	$45,000	$1,081,809	$458,456	$996,417	$80,096	$523,868	$3,185,646
Total Compensation disclosed on Hyster-Yale 2012 Summary Compensation Table	$45,000	$1,081,809	$3,790,982	$1,939,985	$80,096	$536,917	$7,474,789
As stated above, SEC disclosure rules require that the compensation earned by Mr. Rankin in 2012 prior to the spin-off be included in our Proxy Statement and NACCO's 2013 proxy statement. This disclosure is duplicative and he was not compensated twice for the same duties. To avoid double counting of such amounts, the following table lists the actual compensation that was paid to Mr. Rankin by each entity for 2012, resulting in total compensation of $10,388,186:

	Perquisite Allowance	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
NACCO Compensation	$5,000	$120,201	$3,953,048	$1,216,476	$1,836,482	$71,333	$7,202,540
Hyster-Yale/NMHG Compensation	$45,000	$1,081,809	$458,456	$996,417	$80,096	$523,868	$3,185,646
Total 2012 Compensation	$50,000	$1,202,010	$4,411,504	$2,212,893	$1,916,578	$595,201	$10,388,186

(2)	The amounts reported under the “Salary” column include both the base salary and the fixed dollar amount of cash paid in lieu of perquisites for the Named Executive Officers.

(3)
The amounts reported in the Stock Award column represent the aggregate grant date fair value of the shares of stock that were granted to Named Executive Officers for awards under the long-term equity plans, computed in accordance with FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the long-term equity plans is the date on which the shares are issued, which is a date after the end of the fiscal year in which the services are performed. However, based on SEC guidance, the share awards that are payable under the NACCO Long-Term Plan and Hyster-Yale Equity Plan are required to be reported for the year in which the employee's service inception date for such award occurs (i.e., the year earned), while the discretionary share awards that are payable under the supplemental long-term equity plans (if any) are required to be reported for the year in which such awards are granted (i.e., the year paid). As a result, the share awards shown in the table reflect the following:

•
2012. The amount shown reflects the shares that were granted to Messrs. Rankin and Schilling under the Hyster-Yale Equity Plan for 2012 and the shares that were granted to Mr. Rankin under the NACCO Long-Term Plan for pre-spin performance in 2012. The amount shown is the grant date fair value as determined in accordance with FASB ASC Topic 718. Refer to the table on page 31 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2012 under the long-term equity plans.

•	2011. The amount shown reflects the shares that were granted to Messrs. Rankin and Schilling under the NACCO Long-Term Plan for 2011 performance.

•
2010. For Messrs. Rankin and Schilling, the amount shown reflects the sum of (i) the shares that were granted on the service inception date in March 2010 and issued on February 8, 2011 under the NACCO Long-Term Plan for 2010 performance plus (ii) the discretionary shares that were issued on January 29, 2010 under the NACCO supplemental long-term plan for 2009 performance.

(4)
Amounts listed in this column include the aggregate change in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in more detail in the Pension Benefits Table on page 52. For 2012, the following amounts were included: $202,575 for Mr. Brogan and $56,753 for Mr. Wilson. Messrs. Rankin, Schilling and Mock do not participate in any of our defined benefit pension plans.

(5)
Amounts listed in this column also include interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the executives' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 51. For 2012, the following amounts were included: $80,096 for Mr. Rankin; $8,214 for Mr. Schilling; $296,760 for Mr. Brogan; $204,728 for Mr. Wilson and $56,816 for Mr. Mock.

(6)	All other compensation earned during 2012 for each of the Named Executive Officers is as follows:

	Alfred M. Rankin, Jr.	Kenneth C. Schilling	Michael P. Brogan	Colin Wilson	Ralf A. Mock
Employer Tax-Favored Matching Contributions	$7,375	$7,375	$7,375	$7,375	$7,610
Employer Nonqualified Matching Contributions	$50,161	$5,781	$23,930	$15,416	$0
Employer Tax-Favored Profit Sharing Contributions	$0	$25,625	$25,625	$10,431	$79,999
Employer Nonqualified Profit Sharing Contributions	$421,395	$37,168	$183,061	$119,662	$0
Other Nonqualified Employer Retirement Contributions	$37,710	$0	$0	$0	$0
Employer Paid Life Insurance Premiums	$1,994	$1,222	$2,911	$2,100	$4,991
Perquisites and Other Personal Benefits	$17,524	$0	$0	$0	$21,114
Other	$758	$1,013	$1,013	$1,013	$1,013
Total	$536,917	$78,184	$243,915	$155,997	$114,727

The Company does not provide Mr. Rankin with any defined benefit pension benefits. Of the other compensation shown above for Mr. Rankin, $516,641 represents defined contribution retirement benefits earned in 2012.
The $17,524 listed for Mr. Rankin's perquisites and other personal benefits is the aggregate incremental cost to the Company of his personal use of the corporate aircraft to attend board meetings of other non-related for-profit and non-profit companies. The Compensation Committee has determined that it is in the best interest of the Company and its stockholders that Mr. Rankin serve on these boards. The aggregate incremental cost is determined on a per flight basis and includes the cost of actual fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hanger and parking costs and crew expenses and other variable costs specifically incurred.
The perquisite amount for Mr. Mock is his 2012 car allowance.
Amounts listed in “Other” reflect employer-paid premiums for personal excess liability insurance.

(7)	For 2010 and 2011, the amounts listed for Messrs. Rankin and Schilling are the cash payments under the NACCO short-term plan and the NACCO Long-Term Plan. For 2012, the amounts listed reflect:

•	cash payments under the NMHG Short-Term Plan for Messrs. Rankin and Schilling;

•	cash payments under the Hyster-Yale Equity Plan for Messrs. Rankin and Schilling; and

•	a cash payment under the NACCO Long-Term Plan for Mr. Rankin with respect to pre-spin service while NMHG was a subsidiary of NACCO.

(8)
The amounts reported for Mr. Schilling for 2010 and 2011 were paid by NACCO. In 2012, Mr. Schilling was employed by NMHG but was also the principal financial officer of NACCO until the spin-off date. The amounts listed in this Summary Compensation Table for Mr. Schilling include his entire compensation for the 2012 calendar year. The compensation he earned during the first nine months of 2012 prior to the spin-off date while he was the principal financial officer of NACCO are also disclosed in NACCO's 2013 proxy statement. Despite this duplicative disclosure, Mr. Schilling was not compensated twice for the same duties.

(9)	The amount listed for 2012 includes a cash payment of $447,413 to Mr. Brogan under the NMHG Short-Term Plan and $777,169 representing the value of his award under the NMHG Long-Term Plan.

(10)	Messrs. Wilson and Mock were not Named Executive Officers for 2010.

(11)	The amount listed for 2012 includes a cash payment of $264,856 to Mr. Wilson under the NMHG Short-Term Plan and $409,875 representing the value of his award under the NMHG Long-Term Plan.

(12)	The amount listed for 2012 includes a cash payment of $165,227 to Mr. Mock under the NMHG Short-Term Plan and $203,519 representing the value of his award under the NMHG Long-Term Plan.

Grants of Plan-Based Awards
The following table sets forth information concerning awards granted to the Named Executive Officers for fiscal year 2012 and estimated payouts in the future, under the incentive compensation plans of the Company and its principal subsidiaries.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2012

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards(1)		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards(2) ($)
Name	Grant Date	Plan Name		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	NMHG Short-Term Plan	(3)	$1,001,400	$1,502,100	N/A	N/A	N/A
	2/13/2013	Hyster-Yale Equity Plan (post-spin)	(4)	$166,264	$332,527	$308,775	$617,551	$458,456
	2/12/2013	NACCO Long-Term Plan (pre-spin)	(4)	$831,319	$1,662,637	$1,543,877	$3,087,755	$3,332,526
Kenneth C. Schilling	N/A	NMHG Short-Term Plan	(3)	$157,230	$235,845	N/A	N/A	N/A
	2/13/2013	Hyster-Yale Equity Plan	(4)	$98,443	$196,887	$182,824	$365,647	$223,909
Michael P. Brogan	N/A	NMHG Short-Term Plan	(3)	$465,570	$698,355	N/A	N/A	N/A
	N/A	NMHG Long-Term Plan	(5)	$997,650	$1,496,475	N/A	N/A	N/A
Colin Wilson	N/A	NMHG Short-Term Plan	(3)	$275,605	$413,408	N/A	N/A	N/A
	N/A	NMHG Long-Term Plan	(5)	$526,155	$789,233	N/A	N/A	N/A
Ralf A. Mock	N/A	NMHG Short-Term Plan	(3)	$182,169	$273,254	N/A	N/A	N/A
	N/A	NMHG Long-Term Plan	(5)	$258,930	$388,395	N/A	N/A	N/A

(1)	There are no minimum or threshold payouts to the Named Executive Officers under any of the incentive plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and issued to Messrs. Rankin and Schilling for the 2012 performance period under the NACCO Long-Term Plan and/or the Hyster-Yale Equity Plan, as applicable. These amounts are also reflected in the Summary Compensation Table on page 44. The amount shown is the grant date fair market value as determined in accordance with FASB ASC Topic 718.

(3)
Awards under the NMHG Short-Term Plan are based on a one-year performance period that consists solely of the 2012 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2012 payout opportunity under this plan. The amounts disclosed in this table for the Named Executive Officers other than Mr. Schilling are the target and maximum awards that were initially communicated to the executives when the targets were established by the Compensation Committee in 2012. The amounts disclosed in this table for Mr. Schilling reflect his increased annualized short-term target award as in effect on the spin-off date. The amount the executives actually received, after the final payout was calculated based on the actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table.

(4)
These amounts reflect the awards issued in 2013 under the NACCO Long-Term Plan and/or the Hyster-Yale Equity Plan for 2012 performance. Awards under the plans are based on a one-year performance period that consists solely of the 2012 calendar year. The awards are paid out, partially in stock and partially in cash, as soon as practicable after they are calculated and approved by the applicable compensation committee. Therefore, there is no post-2012 payout opportunity for any award under the plans. The amounts disclosed in this table for Mr. Rankin are the dollar values of the target and maximum awards that were communicated when the targets were established by the applicable compensation committee in 2012. The amounts disclosed in this table for Mr. Schilling reflect his increased annualized long-term target award as in effect on the spin-off date. These targets include the 15% increase to account for the immediately taxable nature of their long-term plan awards. The cash portion of the award, representing 35% of the total award, is listed under column (A) of this table. The remaining 65% of the award, reflecting the stock portion of the award, is listed under column (B) of this table. The number of shares of Hyster-Yale Class A Common and NACCO class A common that the Named Executive Officers actually received under the long-term equity plans is disclosed in the Stock Vested Table below. The amounts shown in the above table for Mr. Rankin for the NACCO Long-Term Plan reflect 75% of the target award, to reflect pre-spin service only.

(5)	These amounts reflect the dollar value of the award targets for Messrs. Brogan, Wilson and Mock for the 2012 performance period under the NMHG Long-Term Plan.
Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the Named Executive Officers consists of the following components: base salary (which includes a fixed dollar amount of cash in lieu of perquisites for U.S. executives), short-term cash incentives and long-term equity and non-equity incentives. All of the Named Executive Officers also receive various retirement benefits. Each of these components is described in detail in the “- Compensation Discussion and Analysis” which begins on page 13. Additional details of certain components are provided below.
Equity Compensation
In 2012, Messrs. Rankin and Schilling participated in the Hyster-Yale Equity Plan and Mr. Rankin also participated in the NACCO Long-Term Plan. Other employees are also eligible to receive discretionary equity awards under the supplemental equity plans. As described in more detail in the “- Equity-Based Long-Term Incentive Compensation for Messrs. Rankin and Schilling,” all awards are based on one-year performance periods and are immediately vested and paid when approved by the applicable compensation committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2012.
Awards under the long-term equity plans are paid partially in cash and partially in the form of fully vested shares of restricted stock. While the stock is fully vested at the time of grant, it is subject to transfer restrictions for a period of ten years from the date of grant. Refer to (i) the “- Equity-Based Long-Term Incentive Compensation for Messrs. Ranking and Schilling” beginning on page 34 for a description of the transfer restrictions applicable to the stock issued under the long-term equity plans and (ii) note (4) of the "Grants of Plan-Based Awards" table above for a detailed description of these awards. The following table reflects the stock awards issued in 2013 under the long-term equity plans for 2012 performance. No stock awards were issued under the supplemental equity plans for services provided in 2012.
STOCK VESTED
For Fiscal Year Ended December 31, 2012

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alfred M. Rankin, Jr. - Hyster-Yale Equity Plan (post-spin)	9,007	$458,456
Alfred M. Rankin, Jr. - NACCO Long-Term Plan (pre-spin)	51,412	$3,332,526
Kenneth C. Schilling - Hyster-Yale Equity Plan	4,399	$223,909
Michael P. Brogan	—	$0
Colin Wilson	—	$0
Ralf A. Mock	—	$0
Stock Options
Hyster-Yale does not sponsor any stock option plans and neither NACCO nor the Company granted any stock options during the fiscal year ended December 31, 2012 to any person, including the Named Executive Officers.

Potential Payments Upon Termination/Change in Control
As discussed in “- Employment and Severance Agreements and Change in Control Payments” on page 40, Mr. Mock is the only Named Executive Officer who is a party to an employment agreement and his agreement contains a 12-month notice requirement which is in excess of the U.K. minimum statutory notice period but within the competitive range for a senior executive in the UK. If we were to terminate Mr. Mock’s employment without providing any notice, Mr. Mock would be entitled to receive 12-months’ base pay and his annual car allowance. Any additional payment or benefits would be the subject of negotiation and would require Compensation Committee approval.
As discussed in more detail in “- Employment and Severance Agreements and Change in Control Payments” beginning on page 40, the following change in control provisions are contained in our incentive compensation and U.S. nonqualified defined contribution retirement plans:

•
the account balances as of the date of the change in control under the NMHG Long-Term Plan and all of the U.S. nonqualified defined contribution plans will automatically be paid in the form of a lump sum payment in the event of a change in control of Hyster-Yale or the participant's employer; and

•
the change in control provisions under our long-term and short-term incentive compensation plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control (if any), also provide for the payment of a pro-rated target award for the year of the change in control.

A “change in control” for purposes of these plans generally consists of any of the following; provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Internal Revenue Code:
(1) An acquisition of more than 50% of the voting securities of the Company or the voting securities of the subsidiary (for those employees of that particular subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving:

•	any employee benefit plan;

•	the Company;

•	the applicable subsidiary or one of its affiliates; or

•	the parties to the stockholders' agreement discussed under “- Amount and Nature of Beneficial Ownership - Class B Common Stock” on page 67;
(2) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company;
(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor;
(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:

•
the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and

•
at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

For purposes of calculating the amount of any potential payments to the Named Executive Officers under the table provided below, we have assumed that a change in control occurred on December 31, 2012. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate.

However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($)(1)	Estimated Total Value of Cash Payments Based on Accrued Balance in NMHG Long-Term Plan in Year of Change in Control ($)(2)	Estimated Total Value of Cash Payments Based on Accrued Balance in Nonqualified U.S. Deferred Compensation Plans($)(3)	Estimated Total Value of all Payments ($)
Alfred M. Rankin, Jr.	$3,851,635	N/A	$714,694	$4,566,329
Kenneth C. Schilling	$438,497	N/A	$79,490	$517,987
Michael P. Brogan	$1,463,220	$1,641,390	$1,447,981	$4,552,591
Colin Wilson	$801,760	$865,656	$1,662,916	$3,330,332
Ralf A. Mock (4)	$441,099	$537,035	N/A	$1,399,506

(1)
This column reflects the award targets for the Named Executive Officers under the short-term and long-term incentive compensation plans for 2012. Under the change in control provisions of the plans, they would have been entitled to receive their award targets for 2012 if a change in control had occurred on December 31, 2012. Awards under the NACCO Long-Term Plan and Hyster-Yale Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2012 target awards (including the 15% increase to reflect the immediately taxable nature of the award). As described in note (4) to the Grants of Plan-Based Awards table, Messrs. Rankin and Schilling would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted stock. The amount shown in this column for Mr. Rankin for the NACCO Long-Term Plan reflects 75% of his 2012 target award, reflecting pre-spin service only and also appears in NACCO's 2013 proxy statement. The amount shown in this column for Mr. Schilling is based on his post-spin target award amounts.

(2)
This column reflects the December 31, 2012 account balances under the NMHG Long-Term Plan, excluding the 2012 award (which is reflected in Column (1)). Under the change in control provisions of this plan, these Named Executive Officers would have been entitled to receive the acceleration of the payment of their entire account balances under the plan if a change in control had occurred on December 31, 2012. The amounts shown were earned for services performed in years prior to 2012 and were 100% vested prior to December 31, 2012. No additional amounts are paid due to a change in control. There are no accrued balances under the long-term equity plans.

(3)
This column reflects the account balances of the Named Executive Officers as of December 31, 2012 under our U.S. defined contribution, nonqualified deferred compensation plans. Under the change in control provisions of those plans, the Named Executive Officers would have been entitled to receive payment of their entire account balances under those plans if a change in control had occurred on December 31, 2012. The majority of the amounts shown were earned for services performed in years prior to 2012 and were 100% vested prior to December 31, 2012. Only a small portion of the account balance represents benefits earned for services performed in 2012. No additional amounts are paid due to a change in control. These plans are discussed in more detail under “Nonqualified Deferred Compensation Benefits” below.

(4)
If there was a change in control on December 31, 2012 and Mr. Mock’s employment was terminated with less than 12 months’ notice, he would also be entitled to receive a payment of 12 months’ base pay and his annual car allowance. The total amount shown in the above table for Mr. Mock includes an additional payment of $421,372 to reflect these severance payments.

Nonqualified Deferred Compensation Benefits
The following table sets forth information concerning benefits earned by, and paid to, the Named Executive Officers under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2012

Name	Nonqualified Deferred Compensation Plan	Executive Contributions in 2012 ($)(1)	Employer Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)(2)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance at December 31, 2012 ($)
Alfred M. Rankin, Jr.	NMHG Excess Plan	$109,340	$509,266(4)	$96,088	$0(5)	$714,694(7)
Kenneth C. Schilling	NMHG Excess Plan	$26,852	$42,949(4)	$9,689	$0(5)	$79,490(7)
Michael P. Brogan	NMHG Excess Plan	$56,045	$206,991(4)	$40,996	$261,416(5)	$304,032(8)
	Frozen NMHG Unfunded Plan	$0(3)	$0(3)	$117,218	$117,218(6)	$1,143,949(9)
	NMHG Long-Term Plan	$0(3)	$777,169	$213,277	$0	$2,418,559(10)
Colin Wilson	NMHG Excess Plan	$58,971	$135,078(4)	$27,743	$194,532(5)	$221,792(8)
	Frozen NMHG Unfunded Plan	$0(3)	$0(3)	$126,497	$126,497(6)	$1,441,124(9)
	NMHG Long-Term Plan	$0(3)	$409,875	$112,481	$0	$1,275,531(10)
Ralf A. Mock	NMHG Long-Term Plan	$0(3)	$203,519	$69,781	$0	$740,554(10)

(1)	These amounts, which were otherwise payable in 2012 but were deferred at the election of the executives, are included in the Summary Compensation Table.

(2)	The above-market earnings portion of the amounts shown in this column are included in the Summary Compensation Table.

(3)
As described in more detail in the “- Retirement Plans” beginning on page 38, the Frozen NMHG Unfunded Plan was frozen effective December 31, 2007. No additional contributions (other than interest credits) will be made to this plan. No employee contributions are made to the NMHG Long-Term Plan.

(4)	These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table and specifically identified in note (6) to the Summary Compensation Table.

(5)
The Named Executive Officers will each receive payment of the amounts earned under the NMHG excess retirement plans, referred to collectively as the NMHG Excess Plan, for each calendar year (including interest) no later than March 15th of the following year. Because the payments to Messrs. Brogan and Wilson for 2011 were made in 2012, they are reflected as a distribution in 2012. Messrs. Rankin and Schilling did not participate in the NMHG Excess Plan until 2012. Because the payments for 2012 were made in 2013, they are reflected in the Named Executive Officer's aggregate balance as of December 31, 2012 and are not reflected as a distribution in 2012.

(6)
Messrs. Brogan and Wilson will receive payment of their December 31, 2007 account balances upon the earlier of a change in control or termination of employment (with a six month delay if required by Section 409A of the Internal Revenue Code). However, the interest that is accrued under the Frozen NMHG Unfunded Plan each calendar year is paid no later than March 15th of the following year. Because the interest that was credited to their accounts for 2011 was paid in 2012, it is reflected as a distribution for 2012.

(7)
$698,702 of Mr. Rankin's account balance and $78,015 of Mr. Schilling's account balance is reported in the 2012 Summary Compensation Table. Because 2012 is the first year they participated in the plan, none of their current account balance was previously reported in prior Summary Compensation Tables.

(8)
$297,414 of Mr. Brogan's account balance and $217,174 of Mr. Wilson's account balance is reported in the 2012 Summary Compensation Table. Because the account balance under the NMHG Excess Plan is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

(9)
$88,730 of Mr. Brogan's account balance and $90,020 of Mr. Wilson's account balance is reported as nonqualified deferred compensation earnings in the 2012 Summary Compensation Table. In addition, $654,062 of Mr. Brogan's account balance and $85,024 of Mr. Wilson's account balance was previously reported in prior Summary Compensation Tables.

(10)
Messrs. Brogan, Wilson and Mock are participants in the NMHG Long-Term Plan. $950,821 of Mr. Brogan's account balance, $501,458 of Mr. Wilson's account balance and $260,335 of Mr. Mock's account balance is reported as non-equity incentive plan compensation and above-market earnings in the 2012 Summary Compensation Table. $1,407,441 of Mr. Brogan's account balance, $431,195 of Mr. Wilson's account balance and $268,644 of Mr. Mock's account balance was previously reported in prior Summary Compensation Tables.

Description of Nonqualified Deferred Compensation Plans
Refer to “- Retirement Plans” on page 38 for a detailed discussion of the terms of our nonqualified deferred compensation plans. The following is a summary of special rules that apply under each nonqualified deferred compensation plan that are not otherwise described in the “- Compensation Discussion and Analysis.”
Mr. Rankin Excess Retirement Plan
In addition to the matching and profit sharing benefits described in the "Compensation Discussion and Analysis," for 2012 Mr. Rankin also received a benefit of $37,710 credited to his account under the NMHG Excess Plan.
Frozen NMHG Unfunded Plan
From August 1, 1999 through September 20, 2002, Mr. Brogan was not eligible to participate in a tax-favored 401(k) plan and from January 1, 2000 through May 31, 2000, Mr. Wilson was not eligible to participate in a tax-favored 401(k) plan. Instead, they deferred a portion of their salary and bonus under the Frozen NMHG Unfunded Plan. When they became participants in the U.S. qualified 401(k) plan, these additional deferrals ceased.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the Named Executive Officers under our qualified and nonqualified pension plans.
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2012

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.	N/A (1)	N/A		N/A	N/A
Kenneth C. Schilling	N/A (1)	N/A		N/A	N/A
Michael P. Brogan	The UK Plan	15.10		$1,154,368	N/A
	The UK Excess Plan	18.25	(2)	$116,036	$0
Colin Wilson	The UK Plan	6.6	(3)	$334,202	$0
Ralf A. Mock	N/A (1)	N/A		N/A	N/A

(1)	Messrs. Rankin, Schilling and Mock never participated in any of our defined benefit pension plans.

(2)
For Mr. Brogan, the number of years of credited service taken into account to determine pension benefits under the statutorily-approved pension plan for U.K. employees, which is referred to as the UK Plan, was frozen as of October 1, 2002 and the number of years of credited service taken into account to determine pension benefits under a nonqualified U.S. plan for Mr. Brogan, which is referred to as the UK Excess Plan, was frozen as of December 31, 2005.

(3)	For Mr. Wilson, the number of years of credited service taken into account to determine pension benefits was frozen as of May 31, 1995.

Description of Pension Plans
The Named Executive Officers no longer actively participate in any defined benefit pension benefits that are sponsored by Hyster-Yale or its subsidiaries and the pension benefits of the Named Executive Officers were frozen at various times until 2005. Messrs. Rankin, Schilling and Mock are not eligible to receive any pension benefits from Hyster-Yale or its subsidiaries and Messrs. Brogan and Wilson do not receive any tax-favored U.S. pension benefits from us. Messrs. Brogan and Wilson are 100% vested in their pension benefits.
The amounts shown above were determined as of December 31, 2012, which is the measurement date for pension benefits that is used in Hyster-Yale's financial statements. In determining the present value of the pension benefits for the UK Excess Plan in the Pension Table shown above, the following material assumptions were used:

•	a discount rate of 3.50%;

•	the RP2000 mortality table with mortality improvement projected to 2020 and no collar adjustment; and

•	assumed retirement age of 65 with no pre-retirement decrement.
In determining the present value of the pension benefits for the UK Plan, the following material assumptions were used:

•	a discount rate of 4.45%;

•	the SAPS series mortality table, year of use 2012, with a 1.1 multiplier;

•	an annual cost-of-living adjustment of 2.15% (in-payment and in-deferment); and

•	assumed retirement age of 65 with no pre-retirement decrement.
Mr. Brogan was a participant in the UK Plan for periods prior to October 1, 2002 and Mr. Wilson was a participant in the UK Plan for periods prior to May 31, 1995. Pension benefits under their category of membership in the UK Plan are generally computed under the following formula: 1/45th of “final average pay” multiplied by years of credited service before June 30, 2004 plus 1/60th of “final average pay” multiplied by years of credited service after June 30, 2004. For computing pension benefits under the UK Plan, “final average pay” is based on the highest annual average of pay in any period of three consecutive years in the ten years immediately preceding October 1, 2002 in Mr. Brogan’s case and the ten years preceding May 31, 1995 in Mr. Wilson’s case. For purposes of the UK Plan, “pay” is generally a participant’s annual salary excluding bonuses, commissions, overtime payments and shift allowances less a U.K. based national insurance contributions deduction.
Early retirement benefits under the UK Plan for deferred participants such as Messrs. Brogan and Wilson are available to participants on request at or after age 55. However, trustee consent is required if the participant is under age 60. Mr. Brogan is eligible for reduced early retirement benefits under the UK Plan. The current early retirement reduction is 5.7% for each year that the pension commencement date precedes age 65 (age 60 for benefits earned during the period from May 17, 1990 through October 1, 1994). However, these factors may be recalculated from time to time and are not guaranteed. Mr. Wilson is not yet eligible for early retirement benefits but will be eligible for unreduced early retirement benefits at age 60. Pension payments are generally paid in the form of a monthly annuity with survivorship protection.
For periods on and after October 1, 2002, Mr. Brogan became a participant in the UK Excess Plan. Effective December 31, 2005, benefit accruals under the UK Excess Plan were permanently frozen. Therefore, any compensation or service earned after December 31, 2005 will not be taken into account for purposes of computing Mr. Brogan’s pension benefits under the UK Excess Plan. Mr. Brogan’s pension benefit under the UK Excess Plan is equal to the benefit that would have been payable under the UK Plan had Mr. Brogan continued to participate in such Plan until December 31, 2005, reduced by the actual UK Plan benefit and the actuarial equivalent of certain of the U.S. retirement benefits provided under the Hyster-Yale tax-favored 401(k) plan and the NMHG Unfunded Plan.

The benefits under the UK Excess Plan are automatically paid in the form of a monthly annuity, commencing at Mr. Brogan’s termination of employment for amounts accrued before January 1, 2005 (and six months after termination for amounts accrued thereafter). Alternatively, Mr. Brogan may elect a lump sum payment (less a 10% penalty) for amounts that had accrued as of January 1, 2005. Mr. Wilson is not a participant in the UK Excess Plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2012, all filing requirements applicable for reporting persons were met, except as follows:
A report for Alfred M. Rankin, Jr. and the corresponding report for Victoire Rankin were not reported timely due to inadvertent participation in a dividend reinvestment program of Mr. Rankin's individual retirement account. A report for Cory Freyer and the corresponding report for Thomas E. Taplin were not reported timely.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2012 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	950,000
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	950,000
Class B Shares:
Equity compensation plans approved by security holders	—	N/A	—
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	—

2. Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2013)

At NACCO's 2012 annual meeting, NACCO stockholders approved the NMHG Short-Term Plan in order to satisfy one of the criteria for the deductibility of the awards under Code Section 162(m). The plan was amended and restated as a result of the Hyster-Yale spin-off to remove all references to NACCO and make certain other technical changes. Hyster-Yale stockholder approval of the amended NMHG Short-Term Plan is again required in order to comply with the requirements of Code Section 162(m).
While the amended NMHG Short-Term Plan is not intended to provide new or additional compensation benefits, the following changes, among others, have been made to the NMHG Short-Term Plan: (1) all references to NACCO have been removed and/or changed to refer to Hyster-Yale and (2) a provision was added to permit awards to be reduced by an employee's indebtedness to the Company. The following summary of the NMHG Short-Term Plan is qualified in its entirety by reference to the NMHG Short-Term Plan attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the NMHG Short-Term Plan continues to be to further the profits and growth of the Company by enabling it to attract and retain employees by offering the opportunity to earn annual incentive compensation to those employees who will be in a position to make significant contributions to such profits and growth, while at the same time preserving the potential deductibility of all or a portion of the short-term incentive compensation awards that may be made under the NMHG Short-Term Plan for 2013 and future years to the Named Executive Officers.
Administration and Eligibility. The NMHG Short-Term Plan is administered by the Compensation Committee. Salaried employees of the Company or its subsidiaries, including directors who are also employees, who in the judgment of the Compensation Committee, occupy positions in which their efforts may significantly contribute to the profits or growth of the Company are eligible to participate in the NMHG Short-Term Plan. As of March 1, 2013, there were 309 individuals who participated in the NMHG Short-Term Plan. The Compensation Committee identifies NMHG Short-Term Plan participants for each year not later than the 90th day of each year, although new participants may be added at a later date, subject to restrictions under Code Section 162(m).
Awards. Each year, the Compensation Committee establishes a dollar-denominated target level of short-term incentive opportunity for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the Hay Group's short-term incentive compensation recommendations for that Hay point level. No minimum or threshold award levels will be established. However, maximum award levels may be established for certain performance objectives. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the NMHG Short-Term Plan in any calendar year exceeding $8,000,000.
Final awards under the NMHG Short-Term Plan are made to participants for one-year performance periods in amounts determined pursuant to performance goals and a formula which will be based upon specified performance objectives of the Company, the Company's subsidiaries and/or individual performance goals. The performance objectives for any award (or portion thereof) that is designated by the Compensation Committee to be a “qualified performance-based award” under Code Section 162(m) will be established by the Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the Named Executive Officers, which may only be decreased).
In the event of a change in control (as defined in the NMHG Short-Term Plan), participants will be entitled to receive a pro-rata award for the year, in an amount equal to the target award for the year, pro-rated to reflect the period of time the participant was employed during such year prior to the change in control.
Awards are paid in cash during the period from January 1st through March 15th of the calendar year following the end of each performance period.
Final 2012 Awards and Target 2013 Awards. Final awards under the current NMHG Short-Term Plan for 2012 with respect to the Named Executive Officers are shown in the Summary Compensation Table on page 44. Although final awards under the NMHG Short-Term Plan for 2013 and thereafter are not currently determinable, the following are target awards for 2013 for our Named Executive Officers, all of our executive officers as a group, all of our executive officers employed by the

Company as a group, all non-executive directors of the Company as a group and all non-executive officer employees of the Company as a group:
NMHG Short-Term Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and Chief Executive Officer of the Company	$620,340
Kenneth C. Schilling - Vice President and Chief Financial Officer of the Company	$161,550
Michael P. Brogan - President and Chief Executive Officer of NMHG	$480,480
Colin Wilson - Vice President, Chief Operating Officer and President, Americas of NMHG	$284,460
Ralf A. Mock - Vice President, Managing Director EMEA of NMHG	$187,659
Executive Officer Group (14 persons)	$2,705,719
Non-Executive Director Group (8 persons)	$—	(1)
Non-Executive Officer Employee Group (5,316 persons)	$10,052,671

(1)    Directors who are not employees of the Company and its subsidiaries are not eligible to participate in the NMHG Short-Term Plan.
The Compensation Committee will adopt no later than March 30, 2013 the performance objectives and targets for the awards that will be earned for the one-year performance period ending December 31, 2013. Under the terms of the NMHG Short-Term Plan, the permissible performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or any subsidiary, division, business unit, department or function of the Company. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.
Stockholder Vote. The affirmative vote of a majority of the votes cast is required to approve this proposal for purposes of Code Section 162(m). In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy, and that is actually voted on this proposal, is required to approve this proposal. As a result, abstentions and broker non-votes in respect of this proposal will not be counted for purposes of determining whether this proposal has received the requisite approval by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE, FOR PURPOSES OF CODE SECTION 162(m), THE NACCO MATERIALS HANDLING GROUP, INC. ANNUAL INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED EFFECTIVE MARCH 1, 2013).
It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the NMHG Short-Term Plan, unless contrary instructions are received. If the NMHG Short-Term Plan is not approved by the stockholders of the Company, no payments will be made under the NMHG Short-Term Plan with respect to 2013 and thereafter.

3. Approval, for purposes of Section of 162(m) of the Internal Revenue Code, of the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2013)
At NACCO's 2012 annual meeting, NACCO stockholders approved the NMHG Long-Term Plan in order to satisfy one of the criteria for the deductibility of the awards under Code Section 162(m). The plan was amended and restated as a result of the Hyster-Yale spin-off to remove all references to NACCO, change the eligibility provisions and make certain other technical changes. Hyster-Yale stockholder approval of the amended NMHG Long-Term Plan is again required in order to comply with the requirements of Code Section 162(m).

While the amended NMHG Long-Term Plan is not intended to provide new or additional compensation benefits to the employees of NMHG, the following changes, among others, have been made to the NMHG Long-Term Plan: (1) all references to NACCO have been removed and/or changed to refer to Hyster-Yale and (2) the eligibility provisions of the plan were changed from Hay salary grade 25 to Hay salary grade 26 effective January 1, 2013. The following summary of the NMHG Long-Term Plan is qualified in its entirety by reference to the NMHG Long-Term Plan attached to this Proxy Statement as Appendix B.
Purpose. The purpose of the NMHG Long-Term Plan is to further the long-term profits and growth of the Company by enabling it to attract and retain key management employees by offering the opportunity to provide long-term incentive to those management employees who will be in a position to make significant contributions to such profits and growth, while at the same time preserving the potential deductibility of all or a portion of the long-term incentive compensation awards that may be made under the NMHG Long-Term Plan for 2013 and future years to such employees.
Administration and Eligibility. The NMHG Long-Term Plan is administered by the Compensation Committee. Employees of the Company or its subsidiaries, including directors of the Company who are also employees, who in the judgment of the Compensation Committee occupy key management positions within NMHG, are eligible to participate in the NMHG Long-Term Plan. As of March 1, 2013, there were 94 individuals who participated in the NMHG Long-Term Plan. The Compensation Committee will identify NMHG Long-Term Plan participants for each performance period prior to the 90th day of each performance period, although new participants may be added at a later date, subject to restrictions under Code Section 162(m). Employees who are participants in the Hyster-Yale Equity Plan for a particular performance period may not participate in the NMHG Long-Term Plan during the same performance period.
Awards. Each year, the Compensation Committee establishes a dollar-denominated target level of long-term incentive opportunity for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the Hay Group's long-term incentive compensation recommendations for that Hay point level. No minimum or threshold award levels will be established. However, maximum award levels may be established for certain performance objectives. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the NMHG Long-Term Plan for any performance period exceeding $6,000,000 ($8,000,000 with interest credited as described below).
Final awards under the NMHG Long-Term Plan for each participant are calculated based on the Company's actual performance over the performance period compared to the performance objectives and targets established by the Compensation Committee. The performance objectives and target for any award (or portion thereof) that is designated by the Compensation Committee to be a “qualified performance-based award” under Code Section 162(m) will be established by the Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Compensation Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the Named Executive Officers, which may only be decreased).
In the event of a change in control (as defined in the NMHG Long-Term Plan), participants will be entitled to receive a pro-rata award for the year, in an amount equal to the target award for the year, pro-rated to reflect the period of time the participant was employed during the year prior to the change in control.
All awards granted are immediately vested as of the grant date of the award (which is the January 1st following the end of the performance period) and, once granted, awards are not subject to any forfeiture or risk of forfeiture under any circumstances.
Once the final amount of an award is approved by the Compensation Committee, the award will be credited to a separate sub-account established for each participant. The sub-account will be credited with interest generally based on the greater of 5% or Hyster-Yale's ROTCE for the year, which is capped at a maximum of 14%. Subject to delayed payment rules for key employees under Section 409A of the Internal Revenue Code, each sub-account will be paid at the earliest of death, disability, retirement, a change in control or on the third anniversary of the grant date of the award.
Final 2012 Awards and Target 2013 Awards. Final awards under the NMHG Long-Term Plan for the performance period ending December 31, 2012 with respect to the Named Executive Officers are shown in the Summary Compensation Table on page 44. Final awards under the NMHG Long-Term Plan for performance periods beginning in 2013 and thereafter (and for the performance period ending December 31, 2013) are not currently determinable. Accordingly, the following are target awards for the performance period ending December 31, 2013 for our Named Executive Officers, all of our executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group who participate in the NMHG Long-Term Plan.
NMHG Long-Term Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and Chief Executive Officer of the Company	$ 0(1)
Kenneth C. Schilling - Vice President and Chief Financial Officer of the Company	$ 0(1)
Michael P. Brogan - President and Chief Executive Officer of NMHG	$ 0(1)
Colin Wilson - Vice-President, Chief Operating Officer and President, Americas of NMHG	$ 0(1)
Ralf A. Mock - Vice President, Managing Director EMEA of NMHG	$266,910
Executive Officer Group (14 persons)	$266,910
Non-Executive Director Group (8 persons)	$ 0(2)
Non-Executive Officer Employee Group 5,316 persons)	$2,515,785

(1)    The Named Executive Officers who are employed in the U.S. will participate in the Hyster-Yale Equity Plan and not the NMHG Long-Term Plan in 2013.
(2)    Directors who are not employees of the Company or its subsidiaries are not eligible to participate in the NMHG Long-Term Plan.
The Compensation Committee will adopt no later than March 30, 2013 the performance objectives and targets for the awards that will be earned for the one-year performance period ending December 31, 2013. Under the terms of the NMHG Long-Term Plan, the permissible performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or any subsidiary, division, business unit, department or function of the Company. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.
Stockholder Vote. The affirmative vote of a majority of the votes cast is required to approve this proposal for purposes of Code Section 162(m). In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy, and that is actually voted on this proposal, is required to approve this proposal. As a result, abstentions and broker non-votes in respect of this proposal will not be counted for purposes of determining whether this proposal has received the requisite approval by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE NACCO MATERIALS HANDLING GROUP, INC. LONG-TERM INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED EFFECTIVE MARCH 1, 2013).
It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the NMHG Long-Term Plan, unless contrary instructions are received. If the NMHG Long-Term Plan is not approved by the stockholders of the Company, no awards will be made under the NMHG Long-Term Plan with respect to performance periods commencing with January 1, 2013 and thereafter.

4. Approval, for purposes of Section of 162(m) of the Internal Revenue Code, of the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (Effective September 28, 2012)
Effective on the spin-off date, the Compensation Committee approved, and our Board of Directors adopted, the Hyster-Yale Equity Plan for our senior management employees. The Hyster-Yale Equity Plan also received the approval of NACCO, the sole stockholder of the Company prior to the spin-off date. Approval of the plan by the stockholders of the Company is required in order to satisfy one of the criteria for the deductibility under Code Section 162(m) of awards that will be paid to our Named Executive Officers under the Hyster-Yale Equity Plan for services rendered on or after January 1, 2013.
The Hyster-Yale Equity Plan is intended to align management incentives with the performance of our business following the spin-off and the Compensation Committee believes that the best way to accomplish this is pursuant to grants of restricted shares of our Class A Common stock. The Hyster-Yale Equity Plan is substantially similar to the NACCO Long-Term Plan that was in effect for certain employees before the spin-off. The following summary of the Hyster-Yale Equity Plan is qualified in its entirety by reference to the Hyster-Yale Equity Plan attached to this Proxy Statement as Appendix C.
Purpose. The purpose of the Hyster-Yale Equity Plan is to further our long-term profits and growth by enabling Hyster-Yale and its subsidiaries to attract and retain employees by offering the opportunity to provide long-term incentive to those employees of Hyster-Yale and its subsidiaries who will be in a position to make significant contributions to such profits and growth while at the same time preserving the potential deductibility of all or a portion of the long-term incentive compensation awards that may be made under the Hyster-Yale Equity Plan to such employees. To accomplish these objectives, the Hyster-Yale Equity Plan provides for restricted stock awards.
Administration and Eligibility. The Hyster-Yale Equity Plan is administered by the Compensation Committee. Salaried employees of Hyster-Yale and its subsidiaries in Hay salary grades 26 and above who, in the judgment of the Compensation Committee, occupy key management positions are eligible to participate in the Hyster-Yale Equity Plan. As of March 1, 2013, there are 33 individuals who participate in the Hyster-Yale Equity Plan. For 2013, participation is limited to employees located in the U.S. in Hay salary grades 28 and above. We intend to review the requirements of securities laws and other laws applicable to salaried employees located outside the U.S. in order to determine if they may be eligible to participate in the plan in future years. The Compensation Committee will identify participants prior to the 90th day of each year, although new participants may be added at a later date, subject to restrictions under Code Section 162(m). Employees who are participants in the NMHG Long-Term Plan for a particular performance period may not participate in the Hyster-Yale Equity Plan during the same performance period.
Awards. Each year, beginning in 2013, our Compensation Committee establishes a dollar-denominated target level of long-term incentive opportunity for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant’s salary midpoint based on the number of Hay points assigned to the participant’s position and the Hay Group’s long-term incentive compensation recommendations for that Hay point level. These amounts are increased by 15% to account for the immediately taxable nature of the awards. No minimum or threshold award levels will be established. However, maximum award levels will be established for certain performance objectives. The maximum award level represents the maximum amount of an incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the Hyster-Yale Equity LTIP exceed the greater of $12 million or the fair market value of 50,000 award shares, determined at the time of payment.
Awards after 2012 under the Hyster-Yale Equity Plan will be made to participants for performance periods of one or more years (or portions thereof) in amounts determined pursuant to performance goals and a formula which will be based upon specified performance objectives of us and/or our subsidiaries. Different participants may be subject to different performance goals and formulas. The performance objectives for any award (or portion thereof) that is designated by the Compensation Committee to be a “qualified performance-based award” under Code Section 162(m) will be established by the Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Compensation Committee must verify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, the Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for covered employees under Code Section 162(m), which may only be decreased).
In the event of a change in control (as defined in the Hyster-Yale Equity Plan), participants will be entitled to receive a pro rata award for the year, in an amount equal to the target award for the year, pro-rated to reflect the period of time the participant was employed prior to the change in control.
Awards will be allocated by the Compensation Committee between a cash component, to be paid in cash, and the equity component, to be paid in shares of Hyster-Yale Class A Common, referred to as Hyster-Yale Award Shares. We expect that approximately 65% of each award will generally be distributed in Hyster-Yale Award Shares. Our Compensation Committee will have the power to adjust the percentage of each award that is paid in stock, subject to any restrictions under Code Section 162(m), and awards that are payable to nonresident alien employees may be paid entirely in cash, depending on local law restrictions or requirements. The number of Hyster-Yale Award Shares issued to a participant in any award will be determined by taking the amount of the stock component of the award and dividing it by the average share price. For all awards after 2013, the number of shares will be based upon the lesser of (i) the average closing price of Hyster-Yale Class A Common on the NYSE at the end of each week during the year preceding commencement of the award year (or such other previous calendar year as determined by the Committee) or (ii) the average closing price of Hyster-Yale Class A Common on the NYSE at the end of each week of the applicable performance period. For 2012 and 2013 awards, the average share price used to determine the number of shares is based on a formula that calculates a composite of the share value of NACCO class A common stock and Hyster-Yale Class A Common and also takes into account the extraordinary dividends paid by Hyster-Yale and NACCO in December, 2012. Once awarded, Hyster-Yale Award Shares are not subject to any forfeiture or risk of forfeiture under any circumstances. Accordingly, when a participant receives Hyster-Yale Award Shares as part of an award, he/she will immediately be entitled to all of the rights of a stockholder, including voting, dividend and other ownership rights, except that the transferability of the Hyster-Yale Award Shares is restricted in a manner and to the extent prescribed by the Compensation Committee for a period of time, which will generally be ten years from the end of the performance period.
Under the terms of the Hyster-Yale Equity Plan, a maximum of 750,000 shares of Class A Common (subject to adjustment for stock splits or similar changes) is available to be issued as Hyster-Yale Award Shares. The full amount of each final award, including the value of the Hyster-Yale Award Shares, is fully taxable to the participant when received.
Final 2012 Awards and Target 2013 Awards. Final awards under the Hyster-Yale Equity Plan for the performance period ending December 31, 2012 with respect to the Named Executive Officers are shown in the Summary Compensation Table on page 44 and are further explained in note (3) to the Summary Compensation Table. Final Awards under the Hyster-Yale Equity Plan for performance periods beginning in 2013 and thereafter (and for the performance period ending December 31, 2013) are not currently determinable. Accordingly, the following are target awards for the performance period ending December 31, 2013 for the Named Executive Officers, all of our executive officers as a group, all of our non-executive directors as a group and all of our non-executive officer employees as a group.

Hyster-Yale Equity Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and Chief Executive Officer of the Company	$2,282,851(1)
Kenneth C. Schilling - Vice President and Chief Financial Officer of the Company	$ 288,985(1)
Michael P. Brogan - President and Chief Executive Officer of NMHG	$1,184,040(1)
Colin Wilson - Vice-President, Chief Operating Officer and President, Americas of NMHG	$ 624,519(1)
Ralf A. Mock - Vice President, Managing Director, EMEA of NMHG	$ 0(2)
Executive Officer Group (14 persons)	$5,680,924(2)
Non-Executive Director Group (8 persons)	$ 0(3)
Non-Executive Officer Employee Group (5,316 persons)	$ 1,192,432

(1)    The amounts include the 15% increase from the Hay-recommended long-term target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the Hyster-Yale Equity Plan awards. See “- Long-Term Incentive Compensation - Equity Based Long-Term Incentive Compensation for Messrs Rankin and Schilling” beginning on page 34.
(2)    Executive officers who do not reside in the U.S, including Mr. Mock, are not currently eligible to participate in the Hyster-Yale Equity Plan.
(3)    Directors who are not employees of Hyster-Yale or its subsidiaries are not eligible to participate in the Hyster-Yale Equity Plan.
The Compensation Committee will designate future participants and adopt the performance objectives and targets for the awards that will be earned for the one-year performance period ending December 31, 2013 no later than March 30, 2013. Under the terms of the Hyster-Yale Equity Plan, the permissible performance objectives may be described in terms of Hyster-Yale-wide objectives or objectives that are related to the performance of the individual participant or any subsidiary, division, business unit, department or function of the company. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives will be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, or net sales.

Stockholder Vote. The affirmative vote of a majority of the votes cast is required to approve this proposal for purposes of Code Section 162(m). In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy, and that is actually voted on this proposal, is required to approve this proposal. As a result, other than as set forth above, abstentions and broker non-votes in respect of this proposal will not be counted for purposes of determining whether this proposal has received the requisite approval by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE HYSTER-YALE MATERIALS HANDLING, INC. LONG-TERM EQUITY INCENTIVE PLAN (EFFECTIVE SEPTEMBER 28, 2012).
It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the Hyster-Yale Equity Plan, unless contrary instructions are received. If the Hyster-Yale Equity Plan is not approved by the stockholders of the Company, no payments will be made under the Hyster-Yale Equity Plan with respect to performance periods commencing with January 1, 2013 and thereafter.

5. Advisory Vote to Approve the Company's Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the Dodd-Frank Act, and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote on the Company's executive compensation.

Why You Should Approve our Executive Compensation Program

The guiding principle of the compensation program for senior management employees, including Named Executive Officers, is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company as a whole and/or the business unit for which the employee has responsibility. The primary objectives of our compensation program are:

•	to attract, retain and motivate talented management;

•	to reward management with competitive total compensation for achievement of specific corporate and individual goals; and

•	to make management long-term stakeholders in the Company.

We encourage stockholders to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and that they are aligned with stockholder interests.
We believe that stockholders should consider the following in determining whether to approve this proposal.
Compensation Program is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to our performance. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our long-term interests.
Strong Pay-for-Performance Orientation
A substantial portion of the short-term incentive compensation and long-term incentive compensation for our employees depends on the extent to which our ROTCE performance met long-term financial objectives. The Compensation Committee views the ROTCE performance targets as stockholder protection rates of return. They reflect the Compensation Committee's belief that our stockholders are entitled to at least a certain rate of ROTCE for the Company overall and that, as a measure of protection for our stockholders, performance measured against that rate of return, rather than based on cyclical movements in our stock price, should determine the payouts for a portion of our incentive compensation plans.
Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet or exceed the previously established performance targets for the year. In years when we have weaker financial results, payouts under the incentive compensation plans will generally be lower. In years when we have stronger financial results, payouts under the incentive compensation plans will generally be greater.
Compensation Program Has Appropriate Long-Term Orientation
Our compensation programs and policies have a long-term focus.
The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive compensation plans generally require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
Therefore, stockholders are asked to cast a non-binding, advisory vote to address the following resolution that will be submitted for a stockholder vote at the meeting:
“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.”
Stockholder Vote. In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve this proposal. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the say-on-pay vote will not be binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the Compensation Committee. However, we and the Board value the views of our stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND NARRATIVE DISCUSSION.

6. Advisory Vote on the Frequency of the Stockholder Vote to Approve the Company's Executive Compensation
As required by the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are being asked to vote on whether the stockholder vote to approve the Company's executive compensation should occur every one, two or three years. You also have the choice to abstain from voting on this proposal.

We believe that stockholders should have the opportunity to vote on the compensation of our Named Executive Officers every three years consistent with our long-term approach to executive compensation. Our programs and policies are designed to enhance long-term growth and performance, and incentivize our employees on a long-term basis. Our Compensation Committee, which consists entirely of independent directors, regularly reviews all of our compensation programs and policies with in-depth annual reviews. As discussed in the Executive Compensation section of this Proxy Statement, a significant component of the compensation for our executives is in the form of long-term incentive awards that require holding periods of between three and ten years. We believe that a triennial vote will foster a more long-term view of compensation and give investors sufficient time to evaluate the effectiveness of our long-term program.

Additionally, a triennial advisory vote on executive compensation allows us time to obtain meaningful stockholder input on our executive compensation practices and thoughtfully respond to stockholders concerns. Our Board of Directors has in place a process by which stockholders may send communications to the Board or any of the directors, including the Chairman of the Compensation Committee or the members of the Compensation Committee. Stockholders who want to communicate with the Board should refer to "Communications with Directors" in this Proxy Statement for additional information and give investors sufficient time to evaluate the effectiveness of our long-term programs.

The accompanying proxy card allows stockholders to vote for the advisory vote on executive compensation to occur every one, two or three years, or to abstain from voting on this matter.
Stockholder Vote. The frequency of the advisory vote to approve the Company's executive compensation receiving the greatest number of votes (every year, every two years or every three years) will be the frequency recommended by our stockholders. The results of the say-on-pay frequency vote will be advisory and will not be binding upon us or our Board. However, we will take into account the outcome of the say-on-pay frequency vote when determining how frequently we will conduct future say-on-pay votes, and we will disclose our frequency decision as required by the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AN ADVISORY VOTE ON EXECUTIVE COMPENSATION TO OCCUR EVERY THREE YEARS.

7. Confirmation of Appointment of the Independent Registered Public Accounting Firm of the Company for the Current Fiscal Year
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and certain of our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for confirmation. However, our Board of Directors believes that obtaining stockholder confirmation is a sound governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote on an advisory basis in favor of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote.
Audit Fees
2012 and 2011 - Ernst & Young LLP billed or will bill us $2.4 and $2.1 million, in the aggregate respectively, for professional services rendered by Ernst & Young LLP in each of 2012 and 2011 for the audit of our annual financial statements for the fiscal years ended December 31, 2012 and 2011 and the review of the interim financial statements included in NACCO's and our Form 10-Q filed during the fiscal years ended December 31, 2012 and 2011, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.
Audit-Related Fees
2012 and 2011 - Ernst & Young LLP billed or will bill us less than $0.1 million, in the aggregate, each year for assurance and related services rendered by Ernst & Young LLP in each of 2012 and 2011, primarily related to services for accounting advisory services and audits of certain employee benefit plans.

Tax Fees
2012 and 2011 - Ernst & Young LLP did not provide services and has not billed and will not bill us for professional tax services rendered by Ernst & Young LLP in 2012 and 2011.
All Other Fees
2012 and 2011 - Ernst & Young LLP did not provide services and has not billed and will not bill us fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” during the fiscal years ended December 31, 2012 and 2011.
Except as set forth above and approved by the Audit Review Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for us during the last two fiscal years.
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and limited tax services will be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit Review Committee. In furtherance of this policy, for 2012, the Audit Review Committee authorized us to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee together with one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of approvals and commitments at each general meeting of the Audit Review Committee.
The Audit Review Committee has considered whether the providing of the non-audit services to us by Ernst & Young LLP is compatible with maintaining its independence. In addition, as a result of the recommendation of the Audit Review Committee, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.
BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Set forth in the following tables is the indicated information as of February 28, 2013 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, principal executive officer, principal financial officer and the three other most highly compensated executive officers during 2012 and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Dimensional Fund Advisors LP (2) 1299 Ocean Avenue Santa Monica, CA 90401	Class A	868,744	(2)	—		868,744	(2)	6.97%
LSV Asset Management (3) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	865,518	(3)	—		865,518	(3)	6.95%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	680,523		—		680,523		5.46%
J.C. Butler, Jr. (4)	Class A	20,466		1,260,656	(5)	1,281,122	(5)	10.28%
Carolyn Corvi (4)	Class A	404		—		404		—
John P. Jumper (4)	Class A	730		—		730		—
Dennis W. LaBarre (4)	Class A	9,828		—		9,828		—
Alfred M. Rankin, Jr.	Class A	282,296		1,307,225	(6)	1,589,521	(6)	12.76%
Claiborne R. Rankin (4)	Class A	124,157		1,228,748	(7)	1,352,905	(7)	10.86%
Michael E. Shannon (4)	Class A	11,318		—		11,318		—
Britton T. Taplin (4)	Class A	33,943		5,755	(8)	39,698	(8)	—
Eugene Wong (4)	Class A	6,216		—		6,216		—
Kenneth C. Schilling	Class A	15,649		—		15,649		0.13%
Michael P. Brogan	Class A	—		—		—		—
Colin Wilson	Class A	—		—		—		—
Ralf A. Mock	Class A	—		—		—		—
All executive officers and directors as a group (22 persons)	Class A	549,822		1,381,641	(9)	1,931,463	(9)	15.50%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 13, 2013 reported that Dimensional Fund Advisors LP, which is referred to as Dimensional, may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which are referred to collectively as the Dimensional Funds, which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 849,188 shares of Class A Common and the sole power to invest 868,744 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the SEC with respect to Class A Common on February 13, 2013 reported that LSV Asset Management may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(4)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 28, 2013. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2013 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2013.

(5)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) below, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates (as defined below). In addition, Mr. Butler may be deemed to be a member of a group described in note (6) below, as defined under the Exchange Act, as a result of partnership interests in Rankin I (as defined below) and Rankin IV (as defined below) held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote 472,371 shares of Class A Common held by Rankin I, 338,295 shares of NACCO Class A Common held by Associates and 400,000 shares of Class A Common held by Rankin IV. Included in the table above for Mr. Butler are 1,240,090 shares of Class A Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Associates, and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(6)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P., which is referred to as Associates, which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc., which is referred to as RMI, the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. Mr. Rankin may be deemed to be a member of Rankin Associates I, L.P., which is referred to as Rankin I, and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class A Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class A Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P., referred to as Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class A Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class A Common it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. Included in the table above for Mr. Rankin are 1,297,626 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin's family and (d) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(7)
Claiborne R. Rankin may be deemed to be a member of the group described in note (6) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I. Mr. Rankin may be deemed to be a member of the group described in Note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Rankin may be deemed to be a member of a group described in note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 472,371 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Associates and 400,000 shares of Class A Common held by Rankin IV. Included in the table above for Mr. Rankin are 1,352,905 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(8)
Britton T. Taplin is deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(9)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Butler has disclaimed beneficial ownership in note (4) above. Mr. A. Rankin has disclaimed beneficial ownership in note (6) above, Mr. C. Rankin has disclaimed beneficial ownership in note (7) above and Mr. B. Taplin has disclaimed beneficial ownership in note (8) above. As described in note (5) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 28, 2013 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B		(2)		(2)	3,302,600	(2)	76.77%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	680,523	(3)	—		680,523	(3)	15.82%
Rankin Associates I, L.P., et al. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B		(4)		(4)	472,371	(4)	10.98%
Rankin Associates IV, L.P., et al. (5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B		(5)		(5)	400,000	(5)	9.30%
Rankin Associates II, L.P. et. al. (6) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B		(6)		(6)	338,295	(6)	7.86%
J.C. Butler, Jr.	Class B	20,062	(7)	1,260,656	(7)	1,280,718	(7)	29.77%
Carolyn Corvi	Class B	—		—		—		—
John P. Jumper	Class B	326		—		326		—
Dennis W. LaBarre	Class B	9,424		—		9,424		0.22%
Alfred M. Rankin, Jr.	Class B	272,697	(8)	1,307,225	(8)	1,579,922	(8)	36.73%
Claiborne Rankin	Class B	123,753	(9)	1,228,748	(9)	1,352,501	(9)	31.44%
Michael E. Shannon	Class B	1,000		—		1,000		—
Britton T. Taplin	Class B	33,539	(10)	5,755	(10)	39,294	(10)	0.91%
Eugene Wong	Class B	5,812		—		5,812		0.14%
Kenneth C. Schilling	Class B	11,221		—		11,221		0.26%
Michael P. Brogan	Class B	—		—		—		—
Colin Wilson	Class B	—		—		—		—
Ralf A. Mock	Class B	—		—		—		—
All executive officers and directors as a group (22 persons)	Class B	510,147	(11)	1,381,641	(11)	1,891,788	(11)	43.98%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, which is referred to as the Stockholders 13D, reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 3,302,600 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 76.77% of the Class B Common outstanding on February 28, 2013 or 59.53% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 680,523 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(5)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(6)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2013, reported that Rankin Associates II, L.P., which is referred to as Associates, and the trusts holding limited partnership interests in Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class B Common held by Associates. Although Associates holds the 338,295 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(7)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Butler may be deemed to be a member of a group described in notes (4) and (5) above, as defined under the Exchange Act, as a result of partnership interests in Rankin I and Rankin IV held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 472,371 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Associates and 400,000 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Butler are 1,260,556 shares of Class B Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Associates and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by J.C. Butler, Jr. is subject to the stockholders' agreement.

(8)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in Note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Rankin may be deemed to be a member of a group described in notes (4) and (5) above, as defined under the Exchange Act, as a result of partnership interests in Rankin I and Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 472,371 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Associates and 400,000 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,250,814 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin's family and (d) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(9)
Claiborne Rankin may be deemed to be a member of the group described in Note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Rankin may be deemed to be a member of a group described in notes (4) and (5) above, as defined under the Exchange Act, as a result of partnership interests in Rankin I and Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 472,371 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Associates and 400,000 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,081920 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Claiborne Rankin is subject to the stockholders' agreement.

(10)
Britton T. Taplin is deemed to share with his spouse voting and investment power over 5,755 shares of Class B Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(11)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Butler has disclaimed beneficial ownership in note (7) above, Mr. A. Rankin has disclaimed beneficial ownership in note (8) above, Mr. C. Rankin has disclaimed beneficial ownership in note (9) above and Mr. Taplin has disclaimed beneficial ownership in note (10) above.
Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and a nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. and Claiborne Rankin. J.C. Butler, Jr., an executive officer of NACCO and a director of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 2,482,739 shares, or 19.92%, of the Class A Common and 2,472,736 shares, or 57.48%, of the Class B Common outstanding on February 28, 2012. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 2,611,986 shares, or 20.96%, of the Class A Common and 2,572,715 shares, or 51.08%, of the Class B Common outstanding on February 28, 2012. Such shares of Class A Common and Class B Common together represent 58.13% of the combined voting power of all Class A Common and Class B Common outstanding on such date.
SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received at our executive offices on or before November 18, 2013. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 18, 2013 but on or before January 17, 2014 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that timeframe, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 18, 2013 and January 17, 2014. Notices should be submitted to the address set forth above.
COMMUNICATIONS WITH DIRECTORS
Our security holders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our or our subsidiaries business or communications that relate to improper or irrelevant topics.
SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS
The directors know of no other matters which are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
Charles A. Bittenbender
Secretary
Cleveland, Ohio
March 18, 2013
It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please contact our Vice President, Deputy General Counsel at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, or call (440) 449-9600 or email ir@hyster-yale.com.

Appendix A
NACCO MATERIALS HANDLING GROUP, INC. ANNUAL INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective March 1, 2013)

1.	Purpose of the Plan
The purpose of the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (the “Plan”) is to further the profits and growth of NACCO Materials Handling Group, Inc. (the “Company”) and Hyster-Yale Materials Handling, Inc. (the “Parent Company”) by enabling the Company and its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract and retain employees by offering annual incentive compensation to those employees who will be in a position to help the Company and the Parent Company to meet their financial and business objectives. The Company is the sponsor of this Plan.

2.	Definitions
(a)“Award” means cash paid to a Participant under the Plan for a Performance Period in an amount determined in accordance with Section 5.
(b)“Change in Control” means the occurrence of an event described in Appendix 1 hereto.
(c)“Committee” means the Compensation Committee of the Parent Company's Board of Directors or any other committee appointed by the Parent Company's Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “outside director” for purposes of Section 162(m) and (ii) is not an employee of the Parent Company or any of its subsidiaries.
(d)“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.
(e)“Disability” means an approved application for disability benefits under the Company's long-term disability plan or under any applicable government program.
(f)“Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.
(g)“Hay Salary Grade” shall mean the salary grade or Salary Points assigned to a Participant by the Employers pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Employers.
(h)“Participant” means any person who is classified by the Employers as a salaried employee in Hay Salary Grade 24 or above, who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company and/or the Parent Company; provided, however, that the Committee may select any employee who is expected to contribute, or who has contributed, significantly to the profitability of the Company and/or the Parent Company to participate in the Plan and receive an Award hereunder; and further provided, however, that following the end of the Performance Period, the Committee may make one or more discretionary Awards to employees of the Employers who were not previously designated as Participants. Directors of the Employers who are also employees of the Employers are eligible to participate in the Plan. Notwithstanding the foregoing, (i) the Committee may delegate to the Chief Executive Officer and/or the Chairman of the Company the right to designate Participants in Hay Salary Grades 27 and below who are not Covered Employees or officers and (ii) employees of the Employers may not participate in this Plan and the Company's marketing incentive compensation plans during the same time period.
(i)“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.
(j)“Performance Period” means any period of one year (or portion thereof) on which an Award is based, as established by the Committee. Any Performance Period(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Qualified Performance-Based Award will be based and prior to completion of 25% of such Performance Period.

(k)“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Parent Company-wide or Company-wide objectives or objectives that are related to the performance of (i) the individual Participant, (ii) any subsidiary, division, business unit, department or function of the Parent Company or (iii) any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Performance Period. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.
(l)“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m).
(m)“Retire.” For U.S. Participants, “Retire” means a termination of employment that entitles the Participant to immediate commencement of his pension benefits under the NACCO Materials Handling Group, Inc. Pension Plan for Non-Union Employees or, for U.S. Participants who are not members of such plan, a termination of employment with the Employers after reaching age 60 with at least 15 years of service. For non-U.S. Participants, “Retire” means the earlier of age 60 with at least 15 years of service with the Employers or the termination of a non-U.S. Participant's employment with the Employers that qualifies as retirement under local practices and procedures and/or which qualifies the non-U.S. Participant for foreign retirement benefits.
(n)“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.
(o)“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.
(p)“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company
(q)“Target Award” shall mean the designated salary midpoint that corresponds to a Participant's Salary Points, multiplied by the short-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met exactly at target level. Calculations of Target Awards for a Performance Period shall initially be based on the Participant's Hay Salary Grade as of January 1st of the first year of the Performance Period. However, such Target Awards shall be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percentage during a Performance Period, such change shall be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan during a Performance Period will be assigned a pro-rated Target Award based on their length of service during the Performance Period and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (X) no such decrease may occur following a Change in Control and (Y) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

3.	Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5; provided, however, that, unless otherwise determined by the Committee or as otherwise provided in Section 6 below, (a) a Participant must be employed by the Employers on the last day of the Performance Period (or die, become Disabled or Retire during such Performance Period) in order to be eligible to receive an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by the Employers during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to grant an Award to a Participant who does not meet the foregoing requirements; provided that (i) the Participant has been employed by the Employers for at least 90 days during the Performance Period and (ii) no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as applicable employee remuneration of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

5.	Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the achievement of Performance Objectives as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the ninetieth day of the applicable Performance Period and prior to the completion of 25% of such Performance Period.
(b)Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); and/or (2) increase the amount of any Award above the amount determined in accordance with Section 5(b)(i); provided, however, that (A) no such decrease may occur following a Change in Control and (B) no such increase, change or adjustment may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). No Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.
(c)Each Award shall be fully paid during the Payment Period and shall be paid in cash. Awards shall be paid subject to all withholdings and deductions pursuant to Section 7. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed $8,000,000 or such lesser amount specified in the Guidelines.
(d)At such time as the Committee approves a Target Award and formula for determining the amount of each Award, the Committee shall designate whether all or any portion of the Award is a Qualified Performance-Based Award.

6.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by the Employers on the date of the Change in Control (or who died, become Disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant's Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

7.	Withholding Taxes
Any Award paid to a Participant under this Plan, shall be subject to all applicable federal, state and local income tax, social security and other standard withholdings and deductions.

8.	Amendment and Termination
The Committee may alter or amend this Plan (including the Guidelines) from time to time or terminate it in its entirety; provided, however, that no such increase, change or adjustment may be made that would cause a Qualified Performance-Based Award to be includable as “applicable employee remuneration” of a Covered Employee, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

9.	Approval by Stockholders
The Plan was approved by the stockholders of NACCO Industries, Inc. on May 9, 2012. This amended and restated Plan will be submitted for approval by the stockholders of the Parent Company in 2013. If such approval has not been obtained by July 1, 2013, all grants of Target Awards made on or after January 1, 2013 for Performance Periods beginning on or after January 1, 2013 will be rescinded.

10.	General Provisions
(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
(d)American Jobs Creation Act. It is intended that this Plan be exempt from the requirements of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act, and the Plan shall be interpreted and administered in a manner to give effect to such intent.
(e)Limitation on Rights of Participants; No trust. No trust has been created by the Employers for the payment of Awards granted under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Participant's Employers, and the Participants hereunder are unsecured creditors of their Employer.

(f)Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Company from all liability with respect to such Award.
(g)Offset of Awards. Notwithstanding anything in the Plan to the contrary, if, prior to the payment of any Award, it is determined and verified that any amount of money is owed by the Participant to the Parent Company or any Employer, the Award otherwise payable to the Participant may be reduced in satisfaction of the Participant's debt to the Parent Company or any Employer. Such amount(s) owed by the Participant to the Parent Company or any Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.

11.	Liability of Employers and Transfers.
(a)In general. The provisions of this Section shall apply notwithstanding any other provision of the Plan to the contrary.
(b)Liability for Payment/Transfers of Employment.

(i)
Subject to the provisions of clause (ii) of this Section, the Employers shall each be solely liable for the payment of amounts due hereunder to or on behalf of the Participants who are (or were) its employees.

(ii)
Notwithstanding the foregoing, if the benefits that are payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the following provisions shall apply:

(1)
Upon a transfer of employment, the Participant's Award shall be transferred from the prior Employer to the new Employer. Subject to Section 11(b)(ii)(2)(C), the last Employer of the Participant shall be responsible for processing the payment of the entire amount of the Participant's Award hereunder; and

(2)
Notwithstanding the provisions of clause (i), (A) each Employer shall be solely liable for the payment of the portion of the Participant's Award that was earned by the Participant while he was employed by that Employer; (B) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (C) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer; and (D) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

12.	Effective Date
This amended and restated Plan shall be effective March 1, 2013.
Appendix 1.    Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant :

I. i.
Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of Hyster-Yale Materials Handling, Inc. (“HY”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:
(A) directly from HY that is approved by a majority of the Incumbent Directors (as defined below); or
(B) by any Person pursuant to an Excluded HY Business Combination (as defined below);
provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of HY inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of HY, then no Change in Control shall have occurred as a result of such Person's acquisition; or

ii.	a majority of the Board of Directors of HY ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HY or the acquisition of assets of another corporation, or other transaction involving HY (“HY Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded HY Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, HY immediately prior to such HY Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such HY Business Combination (including, without limitation, an entity that as a result of such transaction owns HY or all or substantially all of the assets of HY, either directly or through one or more subsidiaries); and
(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of HY, providing for such HY Business Combination, at least a majority of the members of the Board of Directors of HY were Incumbent Directors.
III. Definitions. The following terms as used herein shall be defined as follow:
1. “Incumbent Directors” means the individuals who, as of December 31, 2012, are Directors of HY and any individual becoming a Director subsequent to such date whose election, nomination for election by HY's stockholders, or appointment, was approved by a vote of at least a majority of the then

Incumbent Directors (either by a specific vote or by approval of the proxy statement of HY in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board of Directors of HY occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HY.
2. “Permitted Holders” shall mean, collectively, (i) the parties to the 2012 Stockholders' Agreement, as amended from time to time, by and among the “Depository,” the “Participating Stockholders” (both as defined therein) and HY; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders' Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of HY and (iii) any employee benefit plan (or related trust) sponsored or maintained by HY or any direct or indirect subsidiary of HY.
3. “Related Company” means NACCO Materials Handling Group, Inc. and its successors (“NMHG”), any direct or indirect subsidiary of NMHG and any entity that directly or indirectly controls NMHG.

Appendix B
NACCO MATERIALS HANDLING GROUP, INC. LONG-TERM INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective March 1, 2013)

1.	Effective Date
Subject to Section 15, the effective date of this amended and restated NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (the “Plan”) is March 1, 2013.

2.	Purpose of the Plan
The purpose of this Plan is to further the long-term profits and growth of Hyster-Yale Materials Handling, Inc. (the “Parent Company”) by enabling the Parent Company, its principal operating subsidiary, NACCO Materials Handling Group, Inc. (the “Company”) and the Company's Subsidiaries (together with the Company, the “Employers”) to attract and retain key management employees by offering long-term incentive compensation to those key management employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to all other compensation.

3.	Code Section 409A
It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee to Participants or Beneficiaries any particular tax treatment under Code Section 409A.

4.	Definitions

(a)
“Account” shall mean the record maintained by the Employer in accordance with Section 7 to reflect the Participants' Awards under the Plan (plus interest thereon). The Account shall be further sub-divided into various Sub-Accounts as described in Section 8.

(b)	“Award” shall mean the cash awards granted to a Participant under this Plan for the Award Terms.

(c)
“Award Term” shall mean the period of one or more years on which an Award is based, as established by the Committee and specified in the Guidelines. Any Award Term(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Award Term on which such Qualified Performance-Based Award will be based and prior to the completion of 25% of such Award Term.

(d)
“Beneficiary” shall mean the person(s) designated in writing (on a form acceptable to the Committee) to receive the payment of a Participant's Sub-Accounts hereunder in the event of his death. In the absence of such a designation and at anytime when there is no existing Beneficiary hereunder, a Participant's Beneficiary shall be his surviving legal spouse or, if none, his estate.

(e)	“Change in Control” shall mean the occurrence of an event described in Appendix 1 hereto.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)
“Committee” shall mean the Compensation Committee of the Parent Company's Board of Directors or any other committee appointed by the Parent Company's Board of Directors to administer the Plan in accordance with Section 5, so long as any such committee consists of not less than two directors of the Parent Company and so long as each such member of the committee is (i) an “outside director” for purposes of Code Section 162(m) and (ii) is not an employee of the Parent Company or any of its subsidiaries.

(h)
“Covered Employee” shall mean any Participant who is a “covered employee” for purposes of Code Section 162(m) or any Participant who the Committee determines in its sole discretion is likely to become such a covered employee.

(i)
“Disability” or “Disabled.” A Participant shall be deemed to have a “Disability” or be “Disabled” if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an Employer sponsored accident and health plan.

(j)	“Grant Date” shall mean the effective date of an Award, which is the January 1st following the end of the Award Term.

(k)
“Guidelines” shall mean the guidelines that are approved by the Committee for each Award Term for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and this Plan on matters other than the time and form of payment of the Awards, the Guidelines shall control. If there is any inconsistency between the Guidelines and the Plan regarding the time and form of payment of the Awards, the Plan shall control.

(l)
“Hay Salary Grade” shall mean the salary grade or Salary Points assigned to a Participant by the Employers pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Employers.

(m)	“Key Employee.” A Participant shall be classified as a Key Employee if he meets the following requirements:

•
The Participant, with respect to the Participant's relationship with the Employers and their affiliates, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5) thereof) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Key Employee Effective Date (defined below). When applying the provisions of Code Sections 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be as defined under Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415(c)-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

•
The Identification Date for Key Employees is each December 31st and the Key Employee Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular calendar year shall maintain such classification for the 12-month period commencing on the following April 1st.

•
Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of (i) NACCO Industries, Inc. or a related entity (for periods prior to the “Spin-Off Date” (as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and the Parent Company)) or (ii) the Parent Company (for periods on and after the Spin-Off Date) (subject to any applicable transitional rules contained in Code Section 409A and the regulations issued thereunder) is publicly traded on an established securities market or otherwise on the date of the date of the Participant's Termination of Employment.

(n)	“Maturity Date” shall mean the date established in Section 10(a)(i) for each Sub-Account under the Plan.

(o)
“Non-U.S. Participant” shall mean a Participant who is classified by the Committee as a non-resident alien with no U.S.-earned income. Such classification shall be determined as of the Grant Date of each particular Award. Once a Participant is classified by the Committee as a Non-U.S. Participant with respect to a particular Award, such classification shall continue in effect until such Award is paid, regardless of any subsequent change in classification.

(p)	“Participant” shall mean any person who meets the eligibility criteria set forth in Section 6 and who is granted an Award under the Plan or a person who maintains an Account balance hereunder.

(q)
“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Parent Company-wide or Company-wide objectives or objectives that are related to the performance of (i) the individual Participant, (ii) any subsidiary, division, business unit, department or function of the Parent Company or (iii) any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Award Term. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.

(r)
“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(s)
“Retirement” or “Retire” shall mean the (i) termination of a U.S. Participant's employment with the Employers after the Participant has reached age 60 and completed at least 15 years of service, or (ii) termination of a Non-U.S. Participant's employment with the Employers after the Non-U.S. Participant has reached age 60 and completed at least 15 years of service or, if earlier, a termination that qualifies as a retirement under local practices and procedures and/or which qualifies the Non-U.S. Participant for foreign retirement benefits.

(t)	“ROTCE” shall mean the return on total capital employed of the Parent Company, as determined for a particular calendar year.

(u)
“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Award Term pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.

(v)	“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

(w)
“Target Award” shall mean a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant's Hay Salary Grade by (ii) the long-term incentive compensation target percent for that Hay Salary Grades for the applicable Award Term, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met exactly at target level.

(x)
“Termination of Employment” shall mean, with respect to any Participant's relationship with the Employers and their affiliates, a separation from service as defined in Code Section 409A (and the regulations and guidance issued thereunder).

(y)	“U.S. Participant” shall mean, with respect to any Award, any Participant who is not a Non-U.S. Participant.

5.	Administration

(a)
This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

(b)
The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines) and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be treated as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

6.	Eligibility
Any person who is classified by an Employer as a salaried employee of an Employer generally at a Hay Salary Grade of 26 or above (or a compensation level equivalent thereto), who in the judgment of the Committee occupies an officer or other key executive position in which his efforts may significantly contribute to the profits or growth of an Employer, may be eligible to participate in the Plan; provided, however, that (i) leased employees (as defined in Code Section 414) and (ii) persons who are participants in the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan for a particular Award Term shall not be eligible to participate in this Plan for the same Award Term. A person shall become a Participant in the Plan when granted an Award under Section 8(b)(ii).

7.	Accounts and Sub-Accounts.
Each Employer shall establish and maintain on its books an Account for each Participant who is or was employed by the Employer which shall reflect the Awards described in Section 8 hereof. Such Account shall also (a) reflect credits for the interest described in Section 10(b) and debits for any distributions and (b) be divided into the Sub-Accounts specified in Section 8(d).

8.	Granting of Awards/Crediting of Sub-Accounts.
The Committee may, from time to time and upon such conditions as it may determine, authorize the granting of Awards to Participants for each Award Term, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)
The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award for such Award Term, which formula is based upon the achievement of Performance Objectives, as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the ninetieth day of the applicable Award Term and prior to the completion of 25% of such Award Term. At such time, the Committee shall designate whether the Award is a Qualified Performance-Based Award.

(b)
Effective no later than April 30th of the calendar year following the end of the Award Term, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 8(a); and (ii) a final calculation and approval of the amount of each Award to be granted to each Participant for the Award Term (with the specified “Grant Date” of such Award being January 1st of the calendar year following the end of the Award Term). Such approval shall be certified in writing by the Committee before any amount is paid for any Award granted with respect to an Award Term. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with the foregoing provisions and (2) the Committee shall have the power to increase the amount of any Award above the initial amount determined in accordance with the foregoing provisions or adjust the amount of thereof in any other manner determined by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, (X) no such decrease may occur following a Change in Control; (Y) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)) and (Z) no Award, including any Award equal to the Target

Award, shall be payable under the Plan to any Participant except as determined and approved by the Committee.

(c)
Calculations of Target Awards for U.S. Participants for an Award Term shall initially be based on the Participant's Hay Salary Grade as of January 1st of the first year of the Award Term. Calculations of Target Awards for Non-U.S. Participants for an Award Term shall be determined in accordance with the Guidelines in effect for such Award Term. However, such Target Awards shall be changed during or after the Award Term under the following circumstances: (i) if a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage during an Award Term, such change shall be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan (as specified in Section 6 above) during an Award Term will be assigned a pro-rated Target Award based on their length of service during the Award Term; provided that the employees have been employed by the Employers for at least 90 days during the Award Term and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (X) no such decrease may occur following a Change in Control and (Y) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). Unless otherwise determined by the Committee (in its sole and absolute discretion), in order to be eligible to receive an Award for an Award Term, the Participant must be employed by an Employer and must be a Participant on December 31st of the last year of an Award Term. Notwithstanding the foregoing, if a Participant dies, becomes Disabled or Retires during the Award Term, the Participant shall be entitled to a pro-rata portion of the Award for such Award Term, calculated based on actual performance for the entire Award Term in accordance with Section 8(b)(ii) above and the number of days the Participant was actually employed by the Employers during the Award Term.

(d)
After approval by the Compensation Committee, each Award shall be credited to the Participant's Account in accordance with the following rules. The cash value of each Award for each Award Term shall be credited to a separate Sub-Account for each Participant. Such Sub-Accounts shall be classified based on the Grant Date of the particular Award. For example, the cash value of the Awards with a Grant Date of 1/1/12 shall be credited to the 2012 Sub-Account, the cash value of the Awards with a Grant Date of 1/1/13 shall be credited to the 2013 Sub-Account, etc.

(e)
Notwithstanding any other provision of the Plan, (1) the maximum cash value of the Awards granted to a Participant under this Plan for any Award Term shall not exceed $6,000,000 and (2) the maximum cash value of the payment from the Sub-Account that holds the Awards for any Award Term (including interest) shall not exceed $8,000,000.

(f)	Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

(g)	All determinations under this Section shall be made by the Committee. Each Qualified Performance-Based Award shall be granted and administered to comply with the requirements of Code Section 162(m).

9.	Vesting
All Awards granted hereunder shall be immediately 100% vested as of the Grant Date. Participants shall be 100% vested in all amounts credited to their Accounts hereunder.

10.	Payment of Sub-Account Balances/Interest

(a)	Payment Dates.

(i)
Maturity Dates. The Maturity Date of each Sub-Account shall be the third anniversary of the Grant Date of the Award that was credited to such Sub-Account. For example, the Maturity Date of the 2012 Sub-Account (containing Awards with a Grant Date of 1/1/12) shall be 1/1/15. Subject to the provisions of clause (ii) below, the balance of each Sub-Account shall be paid to the Participant on the Maturity Date of such Sub-Account.

(ii)
Other Payment Dates. Notwithstanding the foregoing, but subject to the provisions of Section 11 hereof, (A)  the payment date of amounts that were credited to a particular Sub-Account while a Participant was a Non-U.S. Participant may be any earlier date determined by the Committee and (B) in the event a Participant dies, becomes Disabled, or incurs a Termination of Employment as a result of Retirement prior to the applicable Maturity Date, (X) the payment date of all amounts credited to the Participant's Sub-Accounts as of the date of death, Disability, or such Termination of Employment shall be the date of such death, Disability, or Termination of Employment and (Y) the Award earned for the Award Term in which the date of death, Disability, or Termination of Employment occurs shall be paid during the period from January 1st through April 30th of the calendar year following the last day of the Award Term; provided, however, that if a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee, the Participant's payment date shall not be any earlier than the 1st day of the 7th month following the date of his Termination of Employment (or, if earlier, the date of the Participant's death).

(b)Interest. The Participant's Sub-Accounts shall be credited with interest as follows; provided, however, that (1) no interest shall be credited to a Sub-Account after the Maturity Date of the Sub-Account, (2) no interest shall be credited to a Sub-Account following a Participant's Termination of Employment prior to a Maturity Date (except as described in Section 10(c)(ii) with respect to delayed payments made to Key Employees on account of a Termination of Employment), (3) no interest shall be credited to the Sub-Accounts after the last day of the month preceding the payment date of such Sub-Account and (4) no interest in excess of 14% shall be credited to any Sub-Account.

(i)
Interest Rate for Non-Covered Employees. At the end of each calendar month during a calendar year, the Sub-Accounts of Participants who are not Covered Employees shall be credited with an amount determined by multiplying the Participant's Sub-Account balances during such month by 5%. In addition, as of the end of each calendar year in which the ROTCE for such calendar year exceeds 5%, the Sub-Accounts shall also be credited with an additional amount determined by multiplying the Participant's Sub-Account balances during each month of such calendar year by the excess of the ROTCE rate over 5%, compounded monthly. In the event that, prior to an applicable Maturity Date, a Participant who is not a Covered Employee (1) incurs a Termination of Employment or (2) becomes eligible for a payment from a Sub-Account hereunder, the foregoing interest calculations shall be made as of the last day of the month prior to such date. When making such calculations, the ROTCE rate shall be equal to the year-to-date ROTCE rate as of the last day of the prior month.

(ii)
Interest Rate for Covered Employees. At the end of each calendar month during a calendar year, the Sub-Accounts of Participants who are Covered Employees shall be credited with an amount determined by multiplying the Participant's Sub-Account balances during such month by 14%. In the event that, prior to an applicable Maturity Date, a Participant who is a Covered Employee (1) incurs a Termination of Employment or (2) becomes eligible for a payment from a Sub-Account hereunder, the foregoing interest calculation shall be made as of the last day of the month prior to such date. Notwithstanding the foregoing, the Committee shall have the power to decrease the interest rate set forth in the first sentence of this Section 10(b)(ii) at any time, in its sole and absolute discretion, to the greater of (A) 5% or (B) the year-to-date ROTCE rate as of the last day of the prior month.

(iii)
Changes. The Committee may change (or suspend) the interest rate credited on Accounts hereunder at any time. Notwithstanding the foregoing, no such change may be made in a manner that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

(c)	Payment Date, Form of Payment and Amount.

(i)
Payment Date and Form. Except as otherwise described in Section 11 hereof, the Participant's Employer or former Employer shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of each Sub-Account within 90 days of the applicable payment date of such Sub-Account.

(ii)
Amount. Each Participant shall be paid the entire balance of each Sub-Account (including interest). If a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee whose payment is delayed until the 1st day of the 7th month following such Termination of Employment, such Participant's Sub-Accounts shall continue to be credited with interest (in accordance with the rules specified in Section 10(b) but at the rate of 5%) through the last day of the month prior to the payment date. Any amounts that would otherwise be payable to the Key Employee prior to the 1st day of the 7th month following Termination of Employment shall be accumulated and paid in a lump sum make-up payment within 30 days following such delayed payment date. Amounts that are payable to the Non-U.S. Participants shall be converted from U.S. dollars to local currency in accordance with the terms of the Guidelines.

11.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during an Award Term, the amount of the Award payable to a Participant who is employed by the Employers on the date of the Change in Control (or who died, became Disabled or Retired during such Award Term and prior to the Change in Control) for such Award Term shall be equal to the Participant's Target Award for such Award Term, multiplied by a fraction, the numerator of which is the number of days during the Award Term during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Award Term.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all amounts credited to the Participant's Sub-Accounts (including, without limitation, the pro-rata Target Award for the Award Term during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

12.	Amendment, Termination and Adjustments

(a)
The Committee, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that without the written consent of the affected Participant, no such amendment shall, (i) reduce a Participant's Account balance as in effect on the date of the amendment, (ii) reduce the amount of any outstanding Award that was previously approved by the Committee but not yet paid as of the date of the amendment, (iii) modify Section 11(b) hereof or (iv) alter the time of payment provisions described in Sections 10 and 11 of the Plan, except for any amendments that accelerate the time of payment as permitted under Code Section 409A or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case, are permitted by Code Section 409A and the regulations issued thereunder.

(b)
The Committee, in its sole and absolute discretion, may terminate this Plan in whole or in part at any time; provided that, such termination is permitted under Code Section 409A and, without the written consent of the affected Participant, no such termination shall, (i) reduce a Participant's Account balance as in effect on the date of the termination, (ii) reduce the amount of any outstanding Award that was previously approved by the Committee but not yet paid as of the date of termination or (iii) alter the time of payment provisions described in Sections 10 and 11 of the Plan, except for modifications that accelerate the time of payment or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case, are permitted by Code Section 409A.

(c)
Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants' Sub-Accounts under the Plan, including requiring that all such Sub-Accounts be immediately distributed in the form of lump sum cash payments (but only to the extent such change is permitted by Code Section 409A).

(d)
No amendment may cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

(e)
Any amendment or termination of the Plan shall be in the form of a written instrument approved and adopted by the Committee. Such amendment or termination shall become effective as of the date specified by the Committee.

13.	General Provisions.

(a)
No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of an Employer, or shall in any way affect the right and power of an Employer to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employer might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except when preempted by federal law.

(c)	Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Parent Company.

(d)
Assignability. No amount payable to a Participant under this Plan shall be assignable or transferable by him for any reason whatsoever, or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary; provided, however, that upon the death of a Participant the right to the amounts payable hereunder shall be paid to the Participant's Beneficiary.

(e)
Taxes. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over to such governmental authority for the account of the person entitled to such payment.

(f)
Limitation on Rights of Participants; No Trust. No trust has been created by the Employers for the payment of any benefits under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employer or former Employer of the Participant, and the Participants and Beneficiaries are merely unsecured creditors of the Participant's Employer or former Employer.

(g)
Payment to Guardian. If a Sub-Account balance is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Sub-Account to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Sub-Account. Such distribution shall completely discharge the Employers from all liability with respect to such Sub-Account.

(h)	Miscellaneous.

(i)
Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.

(ii)	Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(iii)
Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury Regulations issued thereunder, payments of Sub-Accounts hereunder may be accelerated (1) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements, (2) to the extent necessary to pay the FICA taxes imposed under Code Section 3101, and the income withholding taxes related thereto or (3) if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A

(iv)	Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or

Beneficiary if the making of the payment would jeopardize the ability of the Employer to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.

(v)
Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.

14.	Liability of Employers and Transfers.

(a)	In general. The provisions of this Section shall apply notwithstanding any other provision of the Plan to the contrary.

(b)	Liability for Payment/Transfers of Employment.

(i)
Subject to the provisions of clause (ii) of this Section, the Employers shall each be solely liable for the payment of amounts due hereunder to or on behalf of the Participants who are (or were) its employees.

(ii)
Notwithstanding the foregoing, if the benefits that are payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the following provisions shall apply:

(1)
Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and interest shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). Subject to Section 14(b)(ii)(2)(C), the last Employer of the Participant shall be responsible for processing the payment of the entire amount which is allocated to the Participant's Sub Accounts hereunder; and

(2)
Notwithstanding the provisions of clause (1), (A) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account which were earned by the Participant while he was employed by that Employer; (B) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (C) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer (until the payment date specified in Section 13(h)(v)); and (4) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

15.	Approval by Stockholders
The Plan was approved by the stockholders of NACCO Industries, Inc. on May 9, 2012. This amended and restated Plan will be submitted for approval by the stockholders of the Parent Company in 2013. If such approval has not been obtained by July 1, 2013, all grants of Target Awards made on or after January 1, 2013 for Performance Periods beginning on or after January 1, 2013 will be rescinded.
Appendix 1.    Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant :

I. i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of Hyster-Yale Materials Handling, Inc. (“HY”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:
(A) directly from HY that is approved by a majority of the Incumbent Directors (as defined below); or
(B) by any Person pursuant to an Excluded HY Business Combination (as defined below);
provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of HY inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of HY, then no Change in Control shall have occurred as a result of such Person's acquisition; or

ii.	a majority of the Board of Directors of HY ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HY or the acquisition of assets of another corporation, or other transaction involving HY (“HY Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded HY Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, HY immediately prior to such HY Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such HY Business Combination (including, without limitation, an entity that as a result of such transaction owns HY or all or substantially all of the assets of HY, either directly or through one or more subsidiaries); and
(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of HY, providing for such HY Business Combination, at least a majority of the members of the Board of Directors of HY were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:
1. “Incumbent Directors” means the individuals who, as of December 31, 2012, are Directors of HY and any individual becoming a Director subsequent to such date whose election, nomination for election by HY's stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of HY in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board of Directors of HY occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HY.
2. “Permitted Holders” shall mean, collectively, (i) the parties to the 2012 Stockholders' Agreement, as amended from time to time, by and among the ““Depository,” the Participating Stockholders” (both as defined therein) and HY; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders' Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of HY and (iii) any employee benefit plan (or related trust) sponsored or maintained by HY or any direct or indirect subsidiary of HY.
3. “Related Company” means NACCO Materials Handling Group, Inc. and its successors (“NMHG”), any direct or indirect subsidiary of NMHG and any entity that directly or indirectly controls NMHG.

Appendix C
HYSTER-YALE MATERIALS HANDLING, INC.
LONG-TERM EQUITY INCENTIVE PLAN

1.	Purpose of the Plan
The purpose of this Long-Term Equity Incentive Plan (this “Plan”) is to further the long-term profits and growth of Hyster-Yale Materials Handling, Inc. (the “Company”) by enabling the Company and/or its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract, retain and reward executive employees of the Employers by offering long-term incentive compensation to those executive employees who will be in a position to make significant contributions to such profits and growth. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company's stockholder value.

2.	Definitions

(a)
“Average Award Share Price.” Except as otherwise provided in the Guidelines for the 2012 and 2013 Performance Periods, Average Award Share Price means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee and specified in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, such determination shall be made not later than 90 days after the commencement of the applicable Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.

(b)
“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof) in an amount determined pursuant to a formula based upon the achievement of Performance Objectives which is established by the Committee; provided, however, that with respect to any Qualified Performance-Based Award, such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares, pursuant to a formula which is established by the Committee; provided, however, that with respect to any Qualified Performance-Based Award, such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period.

(c)
“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan and the Guidelines. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.

(d)	“Change in Control” means the occurrence of an event described in Appendix 1 hereto.

(e)	“Class A Common Stock” means the Company's Class A Common Stock, par value $1.00 per share.

(f)
“Committee” means the Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is an “outside director” for purposes of Section 162(m) and (ii) is a “non-employee director” for purposes of Rule 16b-3.

(g)
“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.”

(h)
“Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under this Plan. To the extent that there is any inconsistency between the Guidelines and this Plan, the Guidelines will control.

(i)
“Participant” means any person who is classified as a salaried employee of the Employers (including directors of the Employers who are also salaried employees of the Employers) who, in the judgment of the Committee, occupies a position in which his efforts may significantly contribute to the profits or growth of the Company and who is designated by the Compensation Committee as a Participant in the Plan. A “Non-U.S. Participant” shall mean a Participant who resides outside of the U.S. and a “U.S. Participant” shall mean any Participant who is not a Non-U.S. Participant. Notwithstanding the foregoing, (A) leased employees (as defined in Code Section 414) and (B) persons who are participants in the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan for a particular Performance Period shall not be eligible to participate in this Plan for the same Performance Period.

(j)
“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(k)
“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based, as established by the Committee. Any Performance Period(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Qualified Performance-Based Award will be based and prior to completion of 25% of such Performance Period.

(l)
“Performance Objectives” shall mean the performance objectives established pursuant to this Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or any subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Performance Period. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more, or a combination, of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value added, economic value increase over time, new project development or net sales.

(m)
“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m).

(n)	“Retire” or “Retirement” means a termination of employment after reaching age 60 with at least 15 years of service.

(o)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(p)
“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.

(q)	“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(r)	“Spin-Off Date” means the “Spin-Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc.

(s)
“Target Award” means a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant's Salary Points by (ii) the long-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the award that would be paid to a Participant under this Plan if each Performance Objective was met.

3.	Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility
Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5. The Committee shall have the discretion to grant an Award to a Participant who does not meet the requirements specified in Section 5; provided that no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as applicable employee remuneration of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)).

5.	Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)
The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the Company's achievement of Performance Objectives; provided, however, that with respect to any Award that is designated by the Committee as a Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award.

(b)
Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance relative to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of any Award below the amount determined in accordance with the foregoing provisions; (2) increase the amount of any Award above the initial amount determined in accordance with the foregoing provisions or adjust the amount thereof in any other manner determined by the Committee in its sole and absolute discretion; and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that (A) no such decrease may occur following a Change in Control and (B) no such increase, change or adjustment may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)). No Award, including any Award equal to the Target Award, shall be payable under this Plan to any Participant except as determined by the Committee.

(c)
Calculations of Target Awards for a Performance Period shall initially be based on the Participant's Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards shall be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or long-term incentive compensation target percentage during a Performance Period, such change shall be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan during a Performance Period will be assigned a pro-rated Target Award based on their length of service during the Performance Period; provided that the employees have been employed by the Employers for at least 90 days during the Performance Period and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (X) no such decrease may occur following a Change in Control and (Y) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). Unless otherwise determined by the Committee (in its sole and absolute discretion), in order to be eligible to receive an Award for a Performance Period, the Participant must be employed by an Employer and must be a Participant on December 31st of the last year of the Performance Period. Notwithstanding the foregoing, if a Participant dies, becomes disabled or Retires during the Performance Period, the Participant shall be entitled to a pro-rata portion of the Award for such Performance Period, calculated based on actual performance for the entire Performance Period and the number of days the Participant was actually employed by the Employers during the Performance Period.

(d)
Each Award shall be fully paid during the Payment Period and shall be paid partly in cash and partly in Award Shares. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may require that an Award that is payable to a Non U.S. Participant may be paid fully in cash. The number of Award Shares to be issued to a Participant shall be determined by dividing the equity portion of the Award by the Average Award Share Price (subject to adjustment as described in Subsection (b) above). The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed the greater of (i) $12,000,000 or (ii) the fair market value of 50,000 Award Shares, determined at the time of payment.

(e)
At such time as the Committee approves a Target Award and formula for determining the amount of each Award, the Committee shall designate whether all or any portion of the Award is a Qualified Performance-Based Award.

6.	Withholding Taxes/Offsets

(a)
To the extent that an Employer is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

(b)
If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant may be reduced in satisfaction of the Participant's debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.

7.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of this Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by an Employer on the date of the Change in Control (or who died, become permanently disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant's Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

8.	Award Shares Terms and Restrictions

(a)
Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an authorized officer and delivered to and accepted by such Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares.

(b)
Except as otherwise set forth in this Section, Award Shares shall not be assigned, transferred, exchanged, pledged, hypothecated or encumbered (a "Transfer") by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended (“QDRO”), (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust shall continue to be Award Shares subject to the terms of this Plan) or (iv) with the consent of the Committee, after the substitution by a Participant of a number of shares of Class A or Class B Common Stock of the Company (the "New Shares") for an equal number of Award Shares, whereupon the New Shares shall become and be deemed for all purposes to be Award Shares, subject to all of the terms and conditions imposed by this Plan and the Guidelines on the shares for which they are substituted, including the restrictions on Transfer, and the restrictions hereby imposed on the shares for which the New Shares are substituted shall lapse and such shares shall no longer be subject to this Plan or the Guidelines. The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iv) above.

(c)
Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for a period of ten years from the last day of the Performance Period, or such other shorter or longer period as may be determined by the Committee (in its sole and absolute discretion) from time to time. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes permanently disabled, (ii) five years (or earlier with the approval of the Committee) after the Participant Retires, (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.

(d)	Extraordinary Release of Restrictions.

(i)
A Participant may request in writing that a Committee member authorize the lapse of restrictions on a Transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (A) the purchase of a principal residence for the Participant, (B) payment of medical expenses for the Participant, his spouse or his dependents, (C) payment of expenses for the education of the Participant, his spouse or his dependents for the next 18 months or (iv) any other extraordinary reason which the Committee has previously approved in writing The Committee shall have the sole power to grant or deny any such request. Upon the granting of any such request, the Company shall cause the release of restrictions in the manner described in Subsection (c) on such number of Award Shares as the Committee shall authorize.

(ii)
A Participant who is employed by the Employers may request such a release at any time following the third anniversary of the date the Award Shares were issued; provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this Subsection (d). A Participant who is no longer employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued; provided that the restrictions on no more than 35% of such Award Shares may be released pursuant to this Subsection (d).

(e)
Legend. The Company shall cause an appropriate legend to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.

9.	Amendment, Termination and Adjustments

(a)
The Committee, subject to approval by the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in (i) an outstanding Award of a Participant that was previously approved by the Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued to a Participant under this Plan. Unless otherwise specified by the Committee, all Award Shares that were issued prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the Transfer restrictions on such Shares shall lapse as otherwise provided in Section 8.

(b)
The Committee may make or provide for an adjustment in (A) the total number of Award Shares to be issued under this Plan specified in Section 10 or (B) the definition of Average Award Share Price as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the Transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.

(c)
Notwithstanding the provisions of Subsection (a) or Subsection (b), without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 10 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan or (iii) cause any amount of any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)).

10.	Award Shares Subject to Plan
Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued as Award Shares under this Plan shall be 750,000.

11.	Approval by Stockholders
This Plan will be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 2013, all grants of Target Awards made on or after January 1, 2013 for Performance Periods beginning on or after January 1, 2013 will be rescinded.

12.	General Provisions

(a)
No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)
Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)
Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.

(e)	Non-transferability of Awards. Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 8.

(f)
Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

13.	Effective Date
This Plan shall be effective as of, and contingent upon, the Spin-Off Date.
Appendix 1.    Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of (i), (ii) or (iii) below; provided that such occurrence occurs on or after the Spin-Off Date and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of Hyster-Yale Materials Handling, Inc. (“HY”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:
(A) directly from HY that is approved by a majority of the Incumbent Directors (as defined below); or
(B) by any Person pursuant to an Excluded HY Business Combination (as defined below);
provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of HY inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of HY, then no Change in Control shall have occurred as a result of such Person's acquisition; or

ii.	a majority of the Board of Directors of HY ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HY or the acquisition of assets of another corporation, or other transaction involving HY (“HY Business Combination”) excluding, however, such a Business

Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded HY Business Combination”):
(A) the individuals and entities who beneficially owned, directly or indirectly, HY immediately prior to such HY Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such HY Business Combination (including, without limitation, an entity that as a result of such transaction owns HY or all or substantially all of the assets of HY, either directly or through one or more subsidiaries); and
(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of HY, providing for such HY Business Combination, at least a majority of the members of the Board of Directors of HY were Incumbent Directors.
III. Definitions. The following terms as used herein shall be defined as follow:
1. “Incumbent Directors” means the individuals who, as of the Spin-Off Date, are Directors of HY and any individual becoming a Director subsequent to such date whose election, nomination for election by HY's stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of HY in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board of Directors of HY occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HY.
2. “Permitted Holders” shall mean, collectively, (i) the parties to the 2012 Stockholders' Agreement, as amended from time to time, by and among the “Depository”, the “Participating Stockholders” (both as defined therein) and HY; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders' Agreement shall be such definition in effect on the date of the Change in Control, (ii) any direct or indirect subsidiary of HY and (iii) any employee benefit plan (or related trust) sponsored or maintained by HY or any direct or indirect subsidiary of HY.

HYSTER-YALE
MATERIALS HANDLING

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 7, 2013.

Vote by Internet

- Go to **www.investorvote.com/HY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 7, and FOR 3 years for Proposal 6.

1. Election of Directors:

01 - J.C. Butler, Jr.	02 - Carolyn Corvi	03 - John P. Jumper
04 - Dennis W. LaBarre	05 - Alfred M. Rankin, Jr.	06 - Claiborne R. Rankin
07 - Michael E. Shannon	08 - Britton T. Taplin	09 - Eugene Wong

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote FOR ALL EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09
☐	☐	☐	☐	☐	☐	☐	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2013).	☐	☐	☐
3. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2013).	☐	☐	☐
4. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (Effective September 28, 2012).	☐	☐	☐
5. Proposal to approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
6. Proposal to approve, on an advisory basis, the frequency of the stockholder vote to approve the Company's executive compensation.	☐	☐	☐	☐

Proposal	For	Against	Abstain
7. Proposal to confirm the appointment of the independent registered public accounting firm of the Company for the current fiscal year.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

01L4ZF

2013 Annual Meeting Admission Ticket

2013 Annual Meeting of
Hyster-Yale Materials Handling, Inc. Stockholders

May 8, 2013, 9:30 a.m. Local Time
Hyster-Yale Materials Handling, Inc.
5875 Landerbrook Dr., Cleveland, OH 44124

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hyster-Yale Materials Handling, Inc.

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2013

John P. Jumper, Alfred M. Rankin, Jr. and Michael E. Shannon, or any of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. to be held on May 8, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 7, and FOR 3 years for Proposal 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.